Exhibit 10.1

EXECUTION COPY

PARTICIPATION AGREEMENT

among

SPINNAKER FR SPAR CO., L.L.C.,

Lessee

SPINNAKER EXPLORATION COMPANY, L.L.C.,

Guarantor

BANC OF AMERICA LEASING & CAPITAL, LLC,

Owner Participant

SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1,

Lessor

SOCIETE GENERALE FINANCIAL CORPORATION,

Loan Participant

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity, except to the extent expressly set forth herein, but solely as

Indenture Trustee

and

WILMINGTON TRUST COMPANY,

not in its individual capacity, except to the extent expressly set forth herein, but solely as Lessor Trustee

Dated as of June 17, 2005

Lease of an Undivided Interest in the Front Runner Oil and Gas Production Platform

(continued)

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Page
Appendix A	Definitions

Exhibit A	Form of Owner Participant Assignment and Assumption Agreement
Exhibit B	Form of Officer’s Certificate of the Guarantor

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(continued)

Page
Schedule 1	Accounts
Schedule 2	Pricing Assumptions
Schedule 2.2	Loan Participant and Principal Amount
Schedule 4.15(a)	Outstanding Liens
Schedule 4.15(b)	Filings and Recordings
Schedule 17.3	Addresses for Notices

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PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (as the same may be amended, supplemented or modified from time to time, the “Agreement”), dated as of June 17, 2005 is among SPINNAKER FR SPAR CO., L.L.C., as Lessee, SPINNAKER EXPLORATION COMPANY, L.L.C., as Guarantor, BANC OF AMERICA LEASING & CAPITAL, LLC, as Owner Participant, SOCIETE GENERALE FINANCIAL CORPORATION, as Loan Participant, SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1, a Delaware statutory trust, as Lessor, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except to the extent expressly set forth herein, but solely as Indenture Trustee under the Indenture, and WILMINGTON TRUST COMPANY, not in its individual capacity, except to the extent expressly set forth herein, but solely as Lessor Trustee.

RECITALS:

A. Murphy Exploration & Production Company (“Murphy”), the Guarantor and Dominion Exploration & Production, Inc. (“Dominion”) are parties to the Joint Operating Agreement.

B. Subject to the terms and conditions set forth herein, (1) the Guarantor desires to sell, quitclaim and transfer all of the right, title and interest of the Guarantor in and to the Undivided Interest to the Lessee pursuant to the Guarantor Bill of Sale, (2) the Lessee desires to sell, quitclaim and transfer all of the right, title and interest of the Lessee in and to the Undivided Interest to the Lessor pursuant to the Lessee Bill of Sale, (3) the Lessee desires to lease the Undivided Interest from the Lessor pursuant to the Lease, (4) the Lessor desires to purchase all of the right, title and interest of the Lessee in and to the Undivided Interest from the Lessee pursuant to the Lessee Bill of Sale and (5) the Lessor desires to lease the Undivided Interest to the Lessee pursuant to the Lease.

C. Prior to the execution and delivery of this Agreement, the Owner Participant and the Trust Company entered into the Trust Agreement and formed the Lessor, pursuant to which the Trust Company has agreed, among other things, to hold the Trust Estate for the benefit of the Owner Participant on the terms specified therein, subject, however, to the Lien created under the Indenture.

D. The Lessee and the Lessor will enter into the Lessee Bill of Sale, pursuant to which the Lessee will agree, among other things, to sell, quitclaim and transfer all of the right, title and interest of the Lessee in and to the Undivided Interest to the Lessor and the Lessor will agree to purchase all of the right, title and interest of the Lessee in and to the Undivided Interest from the Lessee on the terms specified therein.

E. On the Closing Date, the Lessor and the Lessee will enter into the Lease, pursuant to which the Lessor will agree, among other things, to lease the Undivided Interest to the Lessee and the Lessee will agree to lease the Undivided Interest from the Lessor on the terms specified therein.

Participation Agreement

F. On the Closing Date, the Lessor and the Indenture Trustee will enter into the Indenture providing for the issuance of the Notes, and pursuant to which the Lessor, for the benefit of the Loan Participants, will agree, among other things, to mortgage and pledge unto the Indenture Trustee, all of the Lessor’s right, title and interest in and to the Indenture Estate.

G. On the Closing Date, the Lessee will enter into the Tax Indemnity Agreement, pursuant to which, among other things, the Lessee will agree to provide, in addition to the indemnities provided to the Indemnitees pursuant to Section 12 hereof, certain indemnities to the Owner Participant.

H. On the Closing Date, the Guarantor will enter into the Guaranty, whereby the Guarantor will guaranty all of the Lessee’s obligations hereunder and under the other Operative Documents to which the Lessee is a party, subject to the limitations set forth therein.

I. On the Closing Date, the Lessor and the Lessee will enter into the Support Agreement, pursuant to which, among other things, the Lessee will agree to act as agent for the Lessor with respect to the application of the Undivided Interest to the provisions of the Joint Operating Agreement following the scheduled expiration or earlier termination of the Lease.

J. On the Closing Date, the Lessor will execute and deliver to the Indenture Trustee, and the Indenture Trustee will authenticate and deliver to each Loan Participant, Notes in the aggregate principal amount set forth opposite the name of such Loan Participant on Schedule 2.2 hereto, and each Loan Participant will purchase and pay for such Notes.

K. The Owner Participant desires to participate in the payment of Lessor’s Cost by providing its Investment to, or for the account of, the Lessor. The Loan Participants desire to participate in the payment of Lessor’s Cost by providing the funds required hereunder to purchase the Notes issued by the Lessor.

Accordingly, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS; INTERPRETATION

For the purposes hereof, capitalized terms used herein (including those used in the preamble and the foregoing recitals) and not defined herein shall have the meanings assigned to them in Appendix A, which Appendix A shall for all purposes constitute part of this Agreement and shall be subject to amendment in accordance with the terms hereof. References in this Agreement to Sections, subsections, paragraphs, Schedules, Appendices and Exhibits are to Sections, subsections and paragraphs in, and Schedules, Appendices and Exhibits to, this Agreement unless otherwise indicated.

Participation Agreement

SECTION 2

COMMITMENTS OF PARTICIPANTS; CLOSING;

FUNDING; TRANSACTION EXPENSES

2.1 Commitment of Owner Participant. Subject to the terms and conditions of this Agreement, the Owner Participant agrees to participate on the Closing Date in the payment of (a) Lessor’s Cost by making an equity investment (the “Investment”) in the beneficial ownership of the Undivided Interest in an amount equal to the product of (i) Lessor’s Cost and (ii) the Equity Percentage, provided such amount is not in excess of $18,000,000 and (b) 100% of the Transaction Expenses in accordance with Section 2.9, but not to exceed $3,152,634.56 and shall, on the Closing Date, take the respective actions specified in Section 2.8 to be taken by it and cause the Lessor to take the respective actions specified in Sections 2.7 and 2.8 to be taken by the Lessor.

2.2 Commitment of the Loan Participants; Notes. Subject to the terms and conditions of this Agreement, each Loan Participant agrees to participate on the Closing Date in the payment of Lessor’s Cost by purchasing from the Lessor at a purchase price equal to 100% of the principal amount thereof, Notes in the aggregate principal amount set forth opposite the name of such Loan Participant on Schedule 2.2 hereto, and shall, on the Closing Date, take and cause the Indenture Trustee to take the respective actions specified in Section 2.8 to be taken by such Loan Participant and the Indenture Trustee. The Notes shall be issued to each Loan Participant under and in accordance with the terms of the Indenture.

2.3 Expiration of Commitments. Unless the Owner Participant shall agree to a later date, the Owner Participant’s commitment to make the Investment on the Closing Date pursuant to Section 2.1 shall expire if the Closing Date shall not have occurred before midnight on the Cut-off Date. Unless the Loan Participants shall agree to a later date, each Loan Participant’s commitment to purchase its Notes pursuant to Section 2.2 shall expire if the Closing Date shall not have occurred before midnight on the Cut-off Date.

2.4 Notice of Closing Date. On or before the second Business Day prior to the Closing Date, the Lessee shall deliver to each Participant written notice of the Closing Date, which notice shall contain (a) the date of the Closing Date, (b) the amount of Lessor’s Cost set forth on Schedule 2 hereto, (c) the amount of the Investment set forth on Schedule 2 hereto and (d) the principal amount of the Notes set forth on Schedule 2.2 hereto to be purchased by each of the Loan Participants on the Closing Date; provided, however, that the funding of the Owner Participant’s Investment or the funding of the aggregate purchase price for the Notes to be purchased by the Loan Participants on the Closing Date, as the case may be, and the taking of the other actions contemplated to be taken hereby, in each case on the Closing Date, shall be deemed a waiver of the requirement of notice of the Closing Date set forth in this Section 2.4.

2.5 Time and Place of Closing. The closing on the Closing Date shall commence at 9:00 a.m., at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, NY 10019, or at such other location as the Lessee may specify in a written notice to the other parties hereto.

Participation Agreement

2.6 Delivery of Funds. Subject to the terms and conditions of this Agreement, on or before 1:00 p.m. on the Closing Date, the Owner Participant shall deliver to the Lessor Trustee, by wire transfer of immediately available funds an amount equal to the Investment to be made by the Owner Participant on the Closing Date, and each Loan Participant shall deliver to the Lessor Trustee by wire transfer of immediately available funds an amount equal to the purchase price of the Notes to be purchased by such Loan Participant on the Closing Date, in each case to the account of the Lessor Trustee specified in Schedule 1 or to such other account as shall be specified in writing by the Lessor Trustee to the Owner Participant and such Loan Participant, at least two Business Days prior to the Closing Date, which amounts shall be held by the Lessor Trustee in trust, solely on behalf of the applicable Participant delivering or transferring such amount (and not as part of the Trust Estate), until such Participant shall have instructed the Lessor Trustee that such amount is available to be applied by the Lessor Trustee pursuant to Section 2.7. No Participant shall be obligated to deliver such instruction if the conditions to its participation set forth in Article 4 have not been met to its satisfaction or waived by it.

2.7 Application of Funds by Lessor Trustee. On the Closing Date, upon receipt by the Lessor Trustee of (a) the amount of the Investment to be made by the Owner Participant on the Closing Date, (b) the purchase price of the Notes to be paid by each Loan Participant on the Closing Date, and (c) each instruction pursuant to Section 2.6 that such amount is available to be applied by the Lessor Trustee pursuant to this Section 2.7, the Lessor Trustee shall pay (i) the Lessor’s Cost to the Lessee by wire transfer of immediately available funds in an amount equal to $75,000,000 to the account of the Lessee specified in Schedule 1, and (ii) the Transaction Expenses invoiced in accordance with Section 2.9 to the Persons (and in the amounts) identified in the closing memorandum.

2.8 Actions on Closing Date. Subject to satisfaction of the applicable conditions precedent set forth in Sections 3 and 4, on the Closing Date:

(a) Owner Participant shall make the Investment required to be made by it on the Closing Date;

(b) each Loan Participant shall pay to the Lessor its purchase price for its Notes on the Closing Date, the Lessor shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate to such Loan Participant and deliver and register in the name of such Loan Participant, such Notes in the aggregate principal amount set forth opposite the name of such Loan Participant on Schedule 2.2 hereto;

(c) the Lessee shall sell, quitclaim and transfer to the Lessor and the Lessor shall purchase from the Lessee all of the Lessee’s right, title and interest in and to the Undivided Interest;

(d) the Lessor Trustee shall pay the Lessor’s Cost to the Lessee; and

(e) the Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, the Undivided Interest pursuant to the Lease.

2.9 Transaction Expenses. (a) If the transactions contemplated by this Agreement are consummated, the Lessor shall on the Closing Date pay or reimburse the Lessee for all

Participation Agreement

Transaction Expenses and the Owner Participant will provide to the Lessor funds therefor and instructions with respect to the payment thereof (it being understood that each party hereto agrees to submit invoices for its Transaction Expenses as soon as practicable but in any case at least two (2) Business Days prior to the Closing Date).

Any Transaction Expenses for which detailed invoices are submitted to the Lessor after the Closing Date shall be paid promptly by the Lessee (and subject to the provisions of the Tax Indemnity Agreement).

(b) If the transactions contemplated by this Agreement to be consummated on the Closing Date are not consummated for any reason whatsoever, the Lessee and the Guarantor, on a joint and several basis, shall pay all Transaction Expenses, breakage costs, Swap Breakage Amount, if any, and any of the amounts owed by the Guarantor under the Fee Letter Agreement; provided, however, that if such transactions shall not be consummated solely as a result of the Owner Participant’s breach of its commitment in any material respect under the Engagement Documents in respect of the transactions contemplated by the Operative Documents after all of the conditions to its participation have been satisfied, the Lessee and the Guarantor shall not be obligated to pay the fees and expenses of counsel of the Owner Participant. Except for its obligation to pay the fees and expenses of its counsel, neither the Owner Participant nor any of its Affiliates shall incur any liability as a result of any such breach of commitment. Nothing in this Agreement shall relieve the Guarantor from its obligations under the SG Commitment Letter.

(c) Each of the Transaction Expenses shall be evidenced by appropriate bills or invoices delivered to the Owner Participant.

(d) Notwithstanding anything herein or in the other Operative Documents to the contrary, after the Closing Date, the Lessee will pay, which payments are Supplemental Rent, the cost of delivering to each Loan Participant’s home office, by Federal Express or other comparable overnight courier, the Notes issued to such Loan Participant on the Closing Date, and all stamp and documentary taxes in connection with the initial issuance and sale of the Undivided Interest and the Notes.

(e) Lessee shall pay or reimburse each of the other parties to this Participation Agreement other than Lessee and Guarantor for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of special counsel) incurred in connection with: (i) any casualty, Event of Loss or termination of this Participation Agreement or any other Operative Document, or any extension, amendment, modification or waiver of or under this Participation Agreement or any other Operative Document whether or not such extension, amendment, modification or waiver is consummated; (ii) the negotiation and documentation of any restructuring or “workout”, whether or not consummated, of any Operative Document; (iii) the enforcement of the rights or remedies under the Operative Documents arising out of any Lease Event of Default; (iv) further assurances reasonably requested pursuant to any provision in any Operative Document; (v) the replacement or renewal of any Acceptable Letter of Credit; and (vi) the ongoing fees and expenses for which Lessee is obligated under the Operative Documents.

Participation Agreement

2.10 Authorization to Lessor. Each Participant agrees that the receipt by the Lessor Trustee on the Closing Date of an instruction from each Participant pursuant to Section 2.6 making the amount delivered by each such Participant to the Lessor Trustee available for application pursuant to Section 2.7 shall constitute, without further act, authorization and direction by each such Participant to the Lessor Trustee to take the actions contemplated to be taken by the Lessor Trustee on the Closing Date in the Operative Documents, including, without limitation, the execution and delivery of all other documents and instruments contemplated to be executed and delivered by the Lessor Trustee on or prior to the Closing Date in the Operative Documents.

2.11 Nonwaiver Provision. Notwithstanding anything else set forth herein or in any other Operative Document, the execution and delivery of this Agreement or any other Operative Document shall not constitute a waiver by any Participant of any condition to closing set forth herein.

2.12 Several Commitments. The obligations hereunder of the Participants shall be several and not joint and no Participant shall be liable or responsible for the acts or defaults of any other Participant.

SECTION 3

CONDITIONS TO CLOSING BY THE LESSEE

The obligations of the Lessee pursuant to Section 2 (i) to sell, quitclaim and transfer its right, title and interest in the Undivided Interest to the Lessor and (ii) to lease the Undivided Interest from the Lessor and take the other actions contemplated by Section 2 to be taken by it on the Closing Date are subject only to the fulfillment on the Closing Date to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to it) or waiver by the Lessee of each of the following conditions precedent, except that the obligations of the Lessee shall not be subject to the Lessee’s own performance or, if the Lessee shall have the power to cause another Person to perform, the Lessee’s failure to cause such performance:

3.1 Operative Documents. Each of the following documents shall have been duly authorized, executed and delivered by the respective parties thereto (other than the Lessee):

(a) this Agreement;

(b) the Bills of Sale;

(c) the Lease;

(d) Lease Supplement No. 1;

(e) the Guaranty;

(f) the Indenture;

Participation Agreement

(g) Indenture Supplement No. 1;

(h) the Tax Indemnity Agreement;

(i) the Trust Agreement;

(j) the Support Agreement;

(k) the JOA Amendments;

(l) the Consent and Agreement;

(m) the Production Handling Agreement;

(n) the Collateral Assignment of Rights;

(o) the Notes;

(p) the Pledge Agreement; and

(q) an Acceptable Letter of Credit;

and (i) each such document shall be in full force and effect on the Closing Date, and an executed counterpart of each of the same shall have been delivered to the Lessee, (ii) each of the Federal Leases, the Joint Operating Agreement, the Murphy Bill of Sale and the Services Agreement shall be in full force and effect on the Closing Date and (iii) no event or condition shall have occurred that, with or without the lapse of time or the giving of notice, shall give any party to any document referred to or described in the foregoing clauses (i) or (ii) the right to terminate any such document.

3.2 Legality, Etc. No material change shall have occurred from November 4, 2004 to the Closing Date in Governmental Rules that would render it illegal for the Lessee, the Guarantor, any OP Guarantor, the Trust Company, the Lessor, the Lessor Trustee, the Indenture Trustee, or any Participant to participate in any of the transactions contemplated by the Operative Documents to be consummated on the Closing Date. No change shall have occurred from November 4, 2004 to the Closing Date in Governmental Rules that, after giving effect thereto, would give the Lessee the option to terminate the Lease pursuant to Section 4.1(d) of the Lease.

3.3 Event of Loss. No Event of Loss shall have occurred and no event that, with notice or the passage of time or both, will constitute an Event of Loss shall have occurred.

3.4 Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case in connection with the transactions contemplated by the Operative Documents or to authorize the execution, delivery and performance by the Lessee, the Guarantor, the Owner Participant, the Lessor, the Lessor

Participation Agreement

Trustee, the Indenture Trustee or the Loan Participants of each of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against such Persons, other than those constituting filings, recordings or other actions of the types referred to in Section 4.15, shall have been duly taken, given, obtained, filed or recorded, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation of the transactions contemplated by the Operative Documents and the performance by each of such Persons of their respective obligations under such thereof to which each is a party, except such as may be required to be taken, given or obtained from time to time in connection with the maintenance or operation of the Platform or which are otherwise required in connection with the transactions contemplated by the Operative Documents and which have been applied for and which in the normal course would be granted but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date; provided that in each case the failure to obtain such Governmental Actions, consents, filings or approvals by the Closing Date would not (i) adversely affect the ability of any such Person to perform its obligations under this Agreement or any other Operative Document (other than the Joint Operating Agreement) to which it is a party or (ii) materially adversely affect the ability of any such Person to perform its obligations under the Joint Operating Agreement or the Federal Leases to which it is a party.

3.5 Representations and Warranties. The representations and warranties of each of the Lessee, the Owner Participant, the Loan Participants, the Trust Company, the Lessor, and the Indenture Trustee contained in Sections 5, 6, 7, 8 and 9, respectively, and of the Guarantor contained in Section 5A hereof and in its Guaranty, shall be true and accurate in all material respects on and as of the Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date in which case the same shall be true and accurate as of such earlier date.

3.6 Opinions. A signed original of each opinion referred to in Section 4.7 (other than Sections 4.7(f), (g), (h) and (i)) shall have been addressed to and delivered to the Lessee.

3.7 Litigation. There shall be no actions, suits, investigations or proceedings pending or, to the Actual Knowledge of the Lessee, threatened before any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents, nor any orders issued by any Governmental Authority at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents.

3.8 Sale of Notes. The Lessor shall have issued and sold to each Loan Participant the Notes to be purchased by it pursuant to this Participation Agreement and such Loan Participant shall have received the relevant Notes evidencing such purchase duly executed by the Lessor.

3.9 Payment of Lessor’s Cost. The Lessee shall have received payment of an amount equal to Lessor’s Cost in accordance with Section 2.7.

Participation Agreement

3.10 Certificates. On the Closing Date, the Lessee shall have received each of the Officer’s Certificates referred to in Section 4.9 (other than Sections 4.9(a) and (e)) and each of the certificates referred to in Section 4.10 (other than Sections 4.10(a) and (e)).

3.11 Private Placement. The Lessee shall have received an executed copy of the letter referred to in Section 4.17, which letter shall be dated the Closing Date.

3.12 Tax Shelter Reporting. On or prior to the Closing Date, the Owner Participant shall have reported the transactions contemplated by the Operative Documents as a “reportable transaction” (within the meaning of Section 6707A(c)(1) of the Code) pursuant to the requirements of Section 6111(a) of the Code and IRS Notice 2004-80 and will thereafter comply with the provisions set forth therein, and the list maintenance obligations prescribed by Section 6112 of the Code and the Treasury regulations promulgated thereunder and IRS Notice 2004-80 (to the extent applicable to list maintenance), as they relate to the transactions contemplated by the Operative Documents.

3.13 Memorandum of Lease. The Lessor shall have duly authorized, executed and delivered the Memorandum of Lease.

SECTION 4

CONDITIONS TO CLOSING BY PARTICIPANTS

The obligations of the Owner Participant and each Loan Participant pursuant to Section 2 to participate in the payment of Lessor’s Cost and to take the other actions contemplated by Section 2 to be taken by each of them on the Closing Date are subject only to the fulfillment on the Closing Date to the reasonable satisfaction (except that Sections 4.5, 4.7(f) and 4.7(g) shall be to the satisfaction of the relevant Participant in its sole discretion) of (with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or the beneficiary thereof) or waiver by such Participant of each of the following conditions precedent (other than (i) in the case of the Owner Participant, Sections 4.5(b), 4.7(b), 4.7(f), 4.9(b) and 4.10(b), and (ii) in the case of the Loan Participants, Sections 4.5(a) and 4.7(g)), except that the obligations of such Participant shall not be subject to such Participant’s own performance or, if such Participant shall have the power to cause another Person to perform, such Participant’s failure to cause such performance:

4.1 Notice of Closing. Such Participant shall have received the notice of closing for such Closing Date required to be delivered pursuant to Section 2.4.

4.2 Operative Documents. Each of the following documents shall have been duly authorized, executed and delivered by the respective parties thereto:

(a) this Agreement;

(b) the Bills of Sale;

(c) the Lease;

Participation Agreement

(d) Lease Supplement No. 1;

(e) the Guaranty;

(f) the Indenture;

(g) Indenture Supplement No. 1;

(h) the Tax Indemnity Agreement;

(i) the Trust Agreement;

(j) the Support Agreement;

(k) the JOA Amendments;

(l) the Consent and Agreement;

(m) the Production Handling Agreement;

(n) the Collateral Assignment of Rights;

(o) the Notes;

(p) the Pledge Agreement; and

(q) an Acceptable Letter of Credit;

and each such document, the Federal Leases, the Joint Operating Agreement, the Murphy Bill of Sale and the Services Agreement shall be in full force and effect on the Closing Date, and no event or condition shall have occurred that, with or without the lapse of time or the giving of notice, shall give any party thereto the right to terminate such document and an executed counterpart (or, in the case of the Federal Leases and the Joint Operating Agreement, a true, correct and complete copy) of each of the same shall have been delivered to such Participant (except that the Tax Indemnity Agreement shall be delivered only to the parties thereto and each original Note shall be delivered only to the applicable Loan Participant).

4.3 Legality, Etc. No change shall have occurred from November 4, 2004 to the Closing Date in Governmental Rules that would render it illegal for (a) the Trust Company, the Lessor, the Lessor Trustee, the Lessee, the Indenture Trustee, the Guarantor or any Participant to participate in any of the transactions contemplated by the Operative Documents to be consummated on the Closing Date or (b) the parties to the Joint Operating Agreement to continue to (i) operate the Platform in accordance with the Joint Operating Agreement and (ii) utilize the Platform to exploit the Federal Leases. No change or prospective or proposed change shall have occurred from November 4, 2004 to the Closing Date in Governmental Rules that, in the reasonable opinion of the Owner Participant, would render the transactions contemplated by the Operative Documents to be consummated on the Closing Date insufficiently economic (after taking into account adjustments made, or required to be made, to the Base Rent Percentages pursuant to Section 4 of the Lease which adjustments shall in the judgment of the Owner Participant comply in all respects with such Section).

Participation Agreement

4.4 Event of Loss. No Event of Loss shall have occurred and no event that, with notice or the passage of time or both, will constitute an Event of Loss shall have occurred.

4.5 Final Appraisal and Reports. (a) The Owner Participant shall have received an appraisal of the Appraiser dated the Closing Date with respect to the Undivided Interest (the “Final Appraisal”) and shall be reasonably satisfied that the Platform is in the condition described in such Final Appraisal.

(b) Each Loan Participant shall have received a letter from the Appraiser setting forth the conclusions of the Appraiser with respect to the fair market value and economic useful life of the Undivided Interest as of the Closing Date and shall be reasonably satisfied that the Platform is in the condition described in such letter.

(c) The Owner Participant, each Loan Participant and the Indenture Trustee shall have received a copy, certified by the Managing Member of the Lessee as being a true and correct copy and in full force and effect as of the Closing Date, of a certificate of classification from the Classification Society which shall indicate a classification at least equal to such classification specified in Section 11.1(f) of the Lease.

(d) The Owner Participant and each Loan Participant shall have received (i) a copy, certified by the Managing Member of the Lessee as being a true and correct copy and in full force and effect as of the Closing Date, of the Certificate of Inspection issued by the U.S. Coast Guard on August 2, 2004 and (ii) evidence, certified by the Managing Member of the Lessee as being true and correct and in full force and effect as of the Closing Date, that the MMS has agreed to permit the Lessee to use the Platform to process Hydrocarbons.

(e) The Owner Participant and each Loan Participant shall have received customary documentation from the MMS evidencing that the Lessee or the Operator is in compliance with the financial assurance requirements established pursuant to the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2761, and implementing regulations, certified by the Managing Member of the Lessee as being true and correct copies and in full force and effect as of the Closing Date.

(f) The Owner Participant and each Loan Participant shall have received a report from the Insurance Consultant with respect to the insurance coverages maintained by the Lessee.

(g) The Owner Participant and each Loan Participant shall have received evidence reasonably satisfactory to it that the Platform shall have gathered and processed from the Contract Area a minimum of 8,000 barrels of oil per day for three consecutive days without any interruption.

(h) The Owner Participant and each Loan Participant shall have received copies of the certificates and documents delivered to Murphy pursuant to Section 6.2 (other than the documents described in clause (k) thereof) of the EPC Contract with respect to the Platform.

Participation Agreement

(i) The Owner Participant and each Loan Participant shall have received copies, certified by the Managing Member of the Lessee as being true, correct and complete copies and in full force and effect as of the Closing Date, of the Joint Operating Agreement and all amendments thereto.

4.6 Insurance. Insurance complying in all respects with the provisions of Section 13.1(a) of the Lease shall be in full force and effect and the Owner Participant and each Loan Participant shall have received a certificate of the Lessee’s independent insurance broker or consultant, dated the Closing Date, setting forth in reasonable detail the insurance obtained by or on behalf of the Lessee in accordance with Section 13 of the Lease, stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and stating that such insurance complies in all respects with the provisions of such Section 13.

4.7 Opinions. Opinions dated the Closing Date of the following counsel, each such opinion addressed to the Owner Participant, the Loan Participant, the Lessor, the Lessor Trustee and the Indenture Trustee unless otherwise provided below shall have been executed and delivered by such counsel:

(a) Vinson & Elkins, LLP, special counsel to the Lessee and the Guarantor;

(b) Joseph Schubert, Esq., in-house counsel to the Owner Participant;

(c) Mayer, Brown, Rowe & Maw LLP, special counsel to the Owner Participant;

(d) Morris, James, Hitchens & Williams LLP, special counsel to the Trust Company and the Lessor;

(e) Ray, Quinney & Nebeker PC, special counsel to the Indenture Trustee;

(f) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special Louisiana tax counsel to the Owner Participant (to be delivered to the Owner Participant only);

(g) Mayer, Brown, Rowe & Maw LLP, special counsel to the Owner Participant, as to the tax matters related to the transactions contemplated hereby (to be delivered to the Owner Participant only);

(h) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special Louisiana counsel to the Participants; and

(i) Robert Aziz, Esq., in-house counsel to the initial Issuing Bank, and Mayer, Brown, Rowe & Maw LLP, special New York counsel to the initial Issuing Bank (to be delivered to the Owner Participant only).

4.8 Taxes; Fees and Charges. All Taxes, fees and other charges, if any, payable on or prior to the Closing Date in connection with the consummation of the transactions contemplated by the Operative Documents occurring on or prior to the Closing Date including all filing fees, recording taxes or similar charges shall have been duly paid in full on the Closing Date by the Lessee.

Participation Agreement

4.9 Officer’s Certificates. Each Participant, the Lessor and the Indenture Trustee shall have received:

(a) an Officer’s Certificate of the Lessee, dated the Closing Date, stating that (A) the representations and warranties of the Lessee contained in any Operative Document (other than the tax representations and warranties set forth in Section 1.2 of the Tax Indemnity Agreement) are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) each Operative Document to which it is a party is in full force and effect; (C) the property covered by the Lessee Bill of Sale is free and clear of all Liens other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof; and (D) the Lessee has performed all covenants and fulfilled all conditions required to be performed or fulfilled by it on or prior to the Closing Date;

(b) an Officer’s Certificate of the Owner Participant, dated the Closing Date, stating that (i) the representations and warranties of the Owner Participant contained in Section 6 are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (ii) each Operative Document to which it is a party is in full force and effect with respect to it; and (iii) the Owner Participant has performed all covenants and fulfilled all conditions required to be performed or fulfilled by it on or prior to the Closing Date;

(c) an Officer’s Certificate of the Trust Company and the Lessor, dated the Closing Date, stating that (i) the representations and warranties of the Trust Company (in its individual or trust capacity) and the Lessor contained in Section 8 are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each Operative Document to which the Trust Company, the Lessor or the Lessor Trustee is a party is in full force and effect with respect to it;

(d) an Officer’s Certificate of the Indenture Trustee, dated the Closing Date, stating that (i) the representations and warranties of the Indenture Trustee contained in Section 9 are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each Operative Document to which the Individual Indenture Trustee or the Indenture Trustee is a party is in full force and effect with respect to it or her, as the case may be;

Participation Agreement

(e) an Officer’s Certificate of the Guarantor, dated the Closing Date, stating that (i) the representations and warranties of the Guarantor contained in Section 5A hereof and in the Guaranty and the other Operative Documents to which it is a party are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (ii) the Guaranty is in full force and effect; and (iii) the property covered by the Guarantor Bill of Sale is free and clear of all Liens other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof.

(f) an Officer’s Certificate of the Guarantor, dated the Closing Date, (A) describing the Working Interest of each party to the Joint Operating Agreement and (B) confirming that neither Murphy nor Dominion have exercised their respective right to acquire the Guarantor’s Working Interest in the Contract Area.

Each Loan Participant agrees that its purchase of Notes pursuant to Section 2.2 shall be deemed to constitute a confirmation by such Loan Participant that its representations and warranties contained herein are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

4.10 Resolutions, Etc. Each Participant, the Lessor and the Indenture Trustee shall have received:

(a) a certificate of the Managing Member of the Lessee, dated the Closing Date, attaching and certifying as to (i) the due authorization of the execution, delivery and performance by the Lessee of each Operative Document to which it is a party, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its organizational documents, and (iii) the power of attorney and signature of persons authorized to execute and deliver such documents on behalf of the Lessee;

(b) a certificate of a Secretary or an Assistant Secretary of the Owner Participant, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Owner Participant of each Operative Document to which it is a party, and the transactions contemplated thereby, (ii) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Owner Participant, and (iii) its charter documents and by-laws;

(c) a Secretary’s or an Assistant Secretary’s certificate of the Trust Company, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Trust Company of each Operative Document to which it is a party, and the transactions

Participation Agreement

contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Trust Company, the Lessor and the Lessor Trustee;

(d) a certificate of the Indenture Trustee, dated the Closing Date, (i) certifying as to due authorization of the execution, delivery and performance by the Indenture Trustee of each Operative Document to which it is a party, and the transactions contemplated thereby, and (ii) attaching (x) an extract from the by-laws of the Indenture Trustee, duly adopted by its Board of Directors, respecting the signing authority of such Persons who have signed each Operative Document to which it is a party and (y) a letter from an Assistant Secretary of the Indenture Trustee authorizing, pursuant to such by-laws, such signing authority, which by-laws and letter are in full force and effect without modification as of the Closing Date; and

(e) a certificate of the Managing Member of the Guarantor, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Guarantor of the Guaranty and the other Operative Documents to which it is a party and its obligations thereunder, certified to be in full force and effect without modification as of the Closing Date, (ii) its organizational documents, and (iii) the power of attorney and signature of persons authorized to execute and deliver the Operative Documents to which it is a party on behalf of the Guarantor.

4.11 Litigation. There shall be no actions, suits, investigations or proceedings pending or, to the Actual Knowledge of the Owner Participant, the Loan Participants, the Lessor, the Lessor Trustee or the Indenture Trustee, threatened before any Governmental Authority which, individually or in the aggregate, if determined adversely, would affect the legality, validity or enforceability of the Operative Documents or would reasonably be expected to have a Material Adverse Effect, nor any orders issued by any Governmental Authority at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents.

4.12 No Material Adverse Change. There has been no material adverse change in the business, results of operation, assets or financial condition of the Lessee or the Guarantor and its consolidated subsidiaries, taken as a whole, since December 31, 2004.

4.13 Investment and Loans. The Owner Participant shall have made available to the Lessor the full amount of its Investment and each Loan Participant shall have purchased the applicable Notes in the aggregate principal amount set forth opposite the name of such Loan Participant on Schedule 2.2 hereto, which are required to be purchased by it on the Closing Date pursuant to Section 2.

4.14 Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority, and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or

Participation Agreement

prior to the Closing Date by, from or with any other Person (including any consents and waivers required under any debt instruments of Guarantor), in each case, (a) in connection with the transactions contemplated by the Operative Documents, or to authorize the execution, delivery and performance by the Lessee, the Guarantor, the Owner Participant, the Lessor, the Lessor Trustee, the Indenture Trustee or the Loan Participants of each of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against such Persons, other than those constituting filings, recordings or other actions of the type referred to in Section 4.15, (b) in order that the Platform may be owned, operated and maintained as of the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the operation and maintenance of the Platform), or (c) otherwise in connection with the transactions contemplated by the Operative Documents (including, without limitation, all filings or other actions as may be required to be taken with respect to all leasehold interests relating to the Platform and with respect to the Undivided Interest), shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such consents, filings or approvals shall have been duly taken, given, obtained, filed or recorded, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation of the transactions contemplated by the Operative Documents and the performance by each of such Persons of its obligations under such thereof to which each is a party, except such as may be required to be taken, given or obtained from time to time in connection with the maintenance or operation of the Platform or which are otherwise required in connection with the transactions contemplated by the Operative Documents and which have been applied for and which in the normal course would be granted; but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date; provided that the failure to obtain such Governmental Actions, consents, filings or approvals by the Closing Date would not (i) adversely affect the ability of any such Person to perform its obligations under this Agreement or any other Operative Document (other than the Joint Operating Agreement) to which it is a party or (ii) materially adversely affect the ability of any such Person to perform its obligations under the Joint Operating Agreement or the Federal Leases to which it is a party.

4.15 Title; Filings and Recordings. On the Closing Date, after giving effect to the transactions contemplated hereby, (a) good and marketable title in and to the Undivided Interest shall have been transferred to the Lessor, free and clear of all Liens other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof and the Liens set forth on Schedule 4.15(a) (it being understood that the Lessee has duly delivered all executed documentation necessary to effectively release or terminate, as applicable, all such Liens), (b) all filings, precautionary filings and recordings listed on Schedule 4.15(b) shall have been duly made or arrangements shall have been made for the due filing or recording thereof, subject to requirements for filing continuation statements at appropriate intervals, and (c) no other action shall be required to perfect the mortgage Lien on and security interest in the Indenture Estate created by the Indenture (other than the taking of possession by the Indenture Trustee of the original executed counterpart of the Lease and of any cash proceeds included in the Indenture Estate).

4.16 Sale of Notes. There shall have been issued and sold to each Loan Participant pursuant to the Indenture the Notes to be purchased by it pursuant to this Participation Agreement and such Loan Participant shall have received the relevant Notes evidencing such purchase duly executed by the Lessor.

Participation Agreement

4.17 Private Placement. The Lessee and each Participant shall have received a letter dated the Closing Date from the Debt Placement Agent with respect to the number of offerees of the Notes and the manner of offering thereof.

4.18 No Default. No Lease Default, Lease Event of Default, Indenture Default or Indenture Event of Default shall have occurred and be continuing.

4.19 Appointment of Service Agent. Each Participant shall have received evidence of the appointment of CT Corporation as agent for service of process of the Lessee and the Guarantor.

4.20 New York Banking Law. The Trust Company shall have delivered evidence of its filing made with the New York Superintendent of Banking pursuant to Section 131(3) of the New York State Banking Law.

4.21 Notice to Murphy and Dominion. The Lessee shall have delivered notice of the transactions contemplated by the Operative Documents to Murphy and Dominion in accordance with the terms of the Joint Operating Agreement (it being understood that the execution by Murphy and Dominion of the Second JOA Amendment and the Consent and Agreement shall be deemed sufficient for the fulfillment of this condition precedent).

4.22 No Change in Tax Law. There shall not have been any proposed or actual amendment, modification, addition or change in or to the provisions of, or the interpretation of any tax law, regulation, rule or case (including any interpretation of U.S. Federal income tax law as in effect on November 4, 2004) the effect of which would or might render invalid any of the tax assumptions set forth in the Tax Indemnity Agreement (including, but not limited to, changes to the applicable statutory tax rate) or adversely affect the Owner Participant’s Net Economic Return (after taking into account adjustments made, or required to be made, to the Base Rent Percentages pursuant to Section 4 of the Lease which adjustments shall in the judgment of the Owner Participant comply in all respects with such Section), which amendment, modification, addition or change shall have been enacted, promulgated, issued or proposed on or after November 4, 2004 and prior to the time of closing on the Closing Date.

4.23 Corporate Existence. Such documents with respect to the Lessee, the Guarantor, the Lessor, the Lessor Trustee and the Owner Participant as any party hereto may reasonably request shall be delivered in order to establish the existence, authority and good standing of the Lessee, the Guarantor, the Lessor, the Lessor Trustee and the Owner Participant.

4.24 Equipment List. The Lessee shall provide the Owner Participant, the Lessor and the Indenture Trustee with a complete list of the equipment constituting the Platform as of the Closing Date.

4.25 Memorandum of Lease; JOA Amendments; and the Consent and Agreement. The Lessee shall have duly authorized, executed and delivered the Memorandum of Lease and the JOA Amendments and the Consent and Agreement in recordable form.

Participation Agreement

4.26 Production Schedule. The Lessee shall deliver to each Participant a copy, certified by the Managing Member of the Lessee as being a true and correct copy of the most recent projected production schedule for the Contract Area for the Initial Lease Term.

4.27 Federal Leases; Platform. Guarantor shall have delivered to the Owner Participant and each Loan Participant a copy of each Federal Lease certified by the Managing Member of the Guarantor as being true and correct copies and in full force and effect, and certifying that neither the Guarantor nor, to the Actual Knowledge of the Guarantor, any other party thereto is in default in any material obligation thereunder.

4.28 Gauge Report. Guarantor shall have delivered to the Owner Participant and each Loan Participant a copy of each daily production report in respect of the Front Runner Reserves certified by the Managing Member of the Guarantor as being true and correct (as delivered by the Operator to the Guarantor) and reflecting production for the period beginning June 1, 2005 through and including June 12, 2005.

4.29 Transaction Expenses. All Transaction Expenses required to be paid on or prior to the Closing Date under Section 2.9 shall have been made to each Person entitled thereto.

4.30 Consent of Lenders under Credit Agreement. Guarantor shall have delivered to the Participants a copy, certified by the Managing Member of the Guarantor as being a true and correct copy and in full force and effect as of the Closing Date, of the Omnibus Amendment to the Credit Agreement with respect to the transactions contemplated by the Operative Documents.

4.31 Ryder Scott Report. Guarantor shall have delivered to the Participants a copy, certified by the Managing Member of the Guarantor as being a true and correct copy of the report prepared by the Ryder Scott Company dated December 31, 2004.

4.32 Lessee Financials. Lessee shall have delivered to the Participants a copy, certified by the Managing Member of the Lessee as being a true and correct copy as of the Closing Date, of the unaudited balance sheet of the Lessee as of the Closing Date, not taking into account the transactions contemplated to occur on the Closing Date.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF THE LESSEE

The Lessee represents and warrants to each of the other parties hereto that as of the Closing Date:

5.1 Due Organization. The Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to carry on its business as presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party. The Lessee has not failed to qualify to do business in any jurisdiction where failure to so qualify would materially adversely affect its ability to conduct its business as it is presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties or to perform any of its obligations under this Agreement, or any other Operative Document to which it is a party.

Participation Agreement

5.2 Authorization. The execution, delivery and performance by the Lessee of this Agreement and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Lessee and do not and will not require the consent or approval of any member of the Lessee or any trustee or holder of any indebtedness or other obligor of the Lessee.

5.3 Execution; Enforceability. This Agreement and each other Operative Document to which the Lessee is a party have been duly executed and delivered by the Lessee; and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto are legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ or lessors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

5.4 No Violation. The execution and delivery by the Lessee of this Agreement and each other Operative Document to which it is a party do not and will not, and the performance by the Lessee of its obligations under each thereof do not and will not, (i) violate or be inconsistent with its charter documents or by-laws, (ii) materially contravene any Governmental Rule or Governmental Action applicable to it, (iii) contravene any provision of, or constitute a default under (with or without the giving of notice or the lapse of time or both), any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which it or any of its properties are bound, or (iv) result in or require the creation or imposition of any Lien other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof upon any of its properties or assets.

5.5 Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, (a) in connection with the transactions contemplated by the Operative Documents or to authorize the execution, delivery and performance by the Lessee of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against the Lessee, other than those constituting filings, recordings or other actions of the type referred to in Section 5.7 or (b) to the Lessee’s Actual Knowledge, in order that the Platform and each Federal Lease may be owned, operated and maintained as of and after the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the ownership, operation and maintenance of the Platform), shall have been duly taken, given, or obtained as the case may be, and shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation by the Lessee of the transactions contemplated by the Operative Documents and the performance by the Lessee of its obligations under such thereof to which it is a party, except

Participation Agreement

such as may be required to be taken, given, or obtained from time to time in connection with the maintenance or operation of the Platform or which are otherwise required in connection with the transactions contemplated by the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which are timely obtainable prior to the time such Government Action is required without material difficulty or expense and in the ordinary course of the relevant Governmental Authorities’ review process; provided that the failure to obtain such Governmental Actions, consents, filings and approvals by the Closing Date would not (i) adversely affect the ability of the Lessee to perform its obligations under this Agreement or any other Operative Document (other than the Joint Operating Agreement and the Federal Leases) to which it is a party or (ii) materially adversely affect the ability of any such Person to perform its obligations under the Joint Operating Agreement or the Federal Leases to which it is a party.

5.6 Securities Act. Neither the Lessee nor any Person authorized on its behalf has directly or indirectly offered or sold any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or in any similar security, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or any similar security to, or solicited any offer to acquire any of the same from, any Person other than the Owner Participant, the Loan Participants and not more than 30 other institutional investors that are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Neither the Lessee nor any Person authorized to act on its behalf has taken any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act. The representations and warranties in this Section 5.6, to the extent applicable, are made in reliance upon the letter referred to in Section 4.17.

5.7 Title; Liens Filings and Recordings. After giving effect to the transactions contemplated hereby, (a) good and marketable or merchantable title in and to the Undivided Interest shall have been transferred to the Lessor, free and clear of all Liens other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof and the Liens set forth on Schedule 4.15(a) (it being understood that the Lessee has duly delivered all executed documentation necessary to effectively release or terminate, as applicable, all such Liens), (b) the filings and recordings listed in Schedule 4.15(b) will be all the filings and recordings necessary to establish the Lessor’s right, title and interest in and to the Undivided Interest, and to establish a first priority Lien and security interest in the Indenture Estate (subject to the Permitted Liens) and to perfect such Lien and security interest in the Indenture Estate granted to secure the obligations of the Lessor under the Indenture and all such filings and recordings will have been duly made, or arrangements satisfactory to the Owner Participant and the Loan Participants shall have been made for the due filing or recording thereof, subject to requirements for filing continuation statements at appropriate intervals and subject to Permitted Liens, and (c) no other action will be required to establish the Lessor’s right, title and interest in and to the Undivided Interest to perfect such Lien and security interest (other than the taking of possession by the Indenture Trustee of the original executed counterpart of the Lease and of any cash proceeds included in the Indenture Estate).

Participation Agreement

5.8 Chief Place of Business. (i) The Lessee has not transferred to, domesticated in or continued in any jurisdiction (whether the United States, any State therein, the District of Columbia, Puerto Rico, Guam or any possession or territory of the United States, or any foreign country or state) other than the State of Delaware; (ii) the Lessee maintains the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Document at its offices in Houston, Texas; and (iii) Spinnaker FR Spar Co., L.L.C. is its true legal name as registered in its jurisdiction of organization, Delaware; its federal employer identification number is 20-1985173 and its organizational identification number designated by its jurisdiction of organization is 3885784.

5.9 Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Lessee, threatened against the Lessee or affecting it or its properties or rights before any Governmental Authority that questions the validity of any Operative Document which, individually or in the aggregate, would materially and adversely affect the consummation of the transactions under this Agreement or any other Operative Document to which it is a party or the business, operations, financial condition or properties of the Lessee, its ability to perform its obligations under the Operative Documents to which it is a party, or the continued economic operation of the Platform. The Lessee is not in default with respect to any order of any Governmental Authority, where such default would materially and adversely affect the business, operations or properties of the Lessee as it relates to the Platform, its ability to perform its obligations under the Operative Documents to which it is a party, or the continued economic operation of the Platform or would result in the creation or imposition of any Lien other than a Permitted Lien described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof upon the Platform or the Undivided Interest.

5.10 No Default. No Lease Default or Lease Event of Default has occurred and is continuing.

5.11 Event of Loss. No Event of Loss has occurred and no event that, with notice or the passage of time or both, will constitute an Event of Loss has occurred.

5.12 Environmental Matters.

(a) As of the Closing Date, either the Operator or the Lessee possesses all Environmental Permits necessary to own, operate and maintain the Platform on such date and is in compliance with all such Environmental Permits and all Environmental Laws applicable to the Platform as currently operated;

(b) there have been no Releases by the Lessee or the Guarantor, or to the Actual Knowledge of the Lessee, any other Person at, from or relating to the Platform, except for Releases which would not individually or in the aggregate materially adversely affect the Platform or the Lessee’s ability to perform its obligations under the Operative Documents;

(c) neither the Lessee nor any of its respective Affiliates has received any written notice or, to the Actual Knowledge of Lessee, any other notice that Lessee or the Operator is subject to any threatened, pending or outstanding Claim relating to the

Participation Agreement

Platform with respect to any Environmental Law or any Remedial Action, which may reasonably be expected to individually or in the aggregate materially adversely affect the Platform or the Lessee’s ability to perform its obligations under the Operative Documents;

(d) no Hazardous Materials have been used, stored, manufactured or processed on the Platform by the Lessee or, to the Actual Knowledge of the Lessee, any other Person in violation of applicable Environmental Laws and/or Environmental Permits and/or any industry standards that are more stringent than the requirements of Environmental Laws or Environmental Permits, except for any of the above as would not individually or in the aggregate materially adversely affect the Platform or the Lessee’s ability to perform its obligations under the Operative Documents; and

(e) both the Lessee and the Platform are in compliance with all applicable Environmental Laws in all material respects and the condition and operation of the Platform are such that neither the Platform, the Undivided Interest nor any party to the Operative Documents shall be subject to any material Environmental Claims.

5.13 Description of the Platform. The description set forth in Exhibit A of the Lease is a true and accurate description in all material respects of the Platform.

5.14 Certain Documents. True, correct and complete copies of the Federal Leases and the Joint Operating Agreement have been delivered to each Participant and to the Indenture Trustee. Each of the foregoing documents is in full force and effect, and, to the Actual Knowledge of the Lessee, no default in a payment obligation or other material default has occurred thereunder, no uncontrollable event, “force majeure” or similar event, or strike or other adverse labor condition, has occurred and is continuing with respect to the Platform, and no event or condition has occurred that, with or without the lapse of time or the giving of notice, shall give any other party the right to terminate any such document.

5.15 Payment of Taxes, Etc. All Taxes, fees and other charges payable in connection with the execution, delivery, recordation or filing of all documents and instruments, including the Operative Documents, and the consummation of the transactions contemplated by the Operative Documents occurring on or prior to the Closing Date, have been paid in full or adequate provision therefor has been made in accordance with GAAP.

5.16 Investment Company Act. The Lessee is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.17 No Brokers’ Fees. Neither the Lessee nor any Person acting on its behalf has taken any actions the effect of which would be to cause the Lessor, the Lessor Trustee, the Indenture Trustee or any Participant to be liable for any brokers’, finders’ or agents’ fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the transactions contemplated by this Agreement or any of the other Operative Documents other than any such fees, commissions and costs included in Transaction Expenses.

Participation Agreement

5.18 Federal Reserve Regulations. The Lessee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Notes will be used to purchase or carry any such margin stock or, to its Actual Knowledge, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

5.19 Holding Company. The Lessee is not subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.20 Not Subject to Governmental Regulation. None of the Participants, any OP Guarantor, the Lessor, the Lessor Trustee or the Indenture Trustee will become, solely by reason of its entering into the Operative Documents to which it either is or is to be a party or the consummation of the transactions contemplated thereby on the Closing Date, subject to regulation by any Governmental Authority, except any banking or other financial regulatory Governmental Authority having jurisdiction over any such Person immediately prior to such Person becoming a party to the Operative Documents, except as a result of ownership of the Undivided Interest after the termination of the Lease.

5.21 Condition of the Platform. (i) The Platform is complete and is in good working order and has been installed in a good and workmanlike manner and is performing the function for which it was designed and installed in the Contract Area and all testing has been successfully completed and the Platform is processing and producing commercially saleable quantities of Hydrocarbons; (ii) the Platform has been maintained, serviced and repaired in accordance with the applicable provisions of the Joint Operating Agreement and in compliance in all material respects with (A) Governmental Rules and (B) the requirements of the Lease; (iii) the Lessee knows of no event or condition currently existing which presently (A) materially and adversely affects the operation or maintenance of the Platform or (B) which would materially and adversely affect the capability of the Platform to operate as an oil and gas production facility in accordance with the Design Basis or (C) impairs the value, utility, residual value or remaining useful life of the Platform from that determined in the Final Appraisal and (iv) all amounts due to be paid with respect to the Platform have been paid, except for $500,000 which is owing but is subject to resolution with McDermott, contractor the EPC Contract.

5.22 ERISA. The execution and delivery of the Operative Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

5.23 Financial Statements; Condition. The pro forma balance sheet of the Lessee as at the Closing Date shall reflect that the Lessee has not undertaken any business activities or incurred any liabilities except as consistent with the transactions contemplated hereunder and under the other Operative Documents.

Participation Agreement

5.24 Disclosure. Neither the financial statements referred to in Section 5.23 nor any certificate or written statement furnished by or on behalf of the Lessee to any Participant in connection with the negotiation of the Lease and the other Operative Documents nor any information or report furnished in writing to the Appraiser and the Insurance Consultant in connection with the preparation of the reports delivered by them contains any untrue statement of a material fact on the date as of which such information and reports are dated or certified or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact of which the Lessee has Actual Knowledge that has not been disclosed in writing to each of the Participants that materially adversely affects the ability of the Lessee to perform its obligations under this Participation Agreement and the other Operative Documents to which it is a party. The Lessee is in compliance with its constituent documents and is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would, individually or in the aggregate, constitute a default under any agreement or instrument for borrowed money to which the Lessee is a party or by which the Lessee is bound.

5.25 Tax Returns. The Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by the Lessee, if any, and has paid or caused to be paid all taxes shown to be due and payable, if any, on such returns or on any assessment received by the Lessee, if any, to the extent such taxes have become due and payable, and to the extent, if any, that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established for the payment thereof in accordance with GAAP.

5.26 Insurance. All insurance coverages required by Section 13 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance.

5.27 Compliance with Governmental Rules. The present location, use, occupancy and operation of the Platform comply in all material respects with all Governmental Rules.

5.28 Adequate Rights. The rights made available to the Lessor and the Lessee pursuant to the Support Agreement, together with the rights to be made available under the Joint Operating Agreement to each such Person, are adequate to permit, during the Support Term (a) the Lessee or its designee or its permitted transferees (or, if the Lessee is not the Operator, the Operator) to access, use, occupy, lease, operate, maintain and repair the Platform (either directly or through the exercise of rights under the Joint Operating Agreement) on a commercially reasonable and economic basis and in compliance with Governmental Rules and Governmental Actions and insurance requirements and without any requirement to obtain a governmental approval which is not obtainable with commercially reasonable efforts or to dedicate reserves in addition to the Front Runner Reserves and to process any Hydrocarbons from the Front Runner Reserves (and any other reserves in the Contract Area that the Lessee determines to process through the Platform) owned by the Lessee or its Affiliates and processed by the Platform and (b) the Lessor to be paid an amount equal to the Dedication and Use Fees (as defined in and as determined pursuant to Sections 12.18.4 and 12.18.5(iii) of the Joint Operating Agreement) which are allocable to the Undivided Interest.

Participation Agreement

5.29 Solvency. The conveyance, quitclaim and transfer of the Undivided Interest by the Lessee pursuant to the Lessee Bill of Sale, and the Lease by the Lessee of the Undivided Interest under the Lease, will not render the Lessee insolvent nor are such transactions being consummated in the contemplation of the insolvency of the Lessee; the property remaining in the hands of the Lessee after the consummation of such transactions is not unreasonably small capital; the Lessee does not intend or believe that it will incur debts beyond its ability to pay as such debts mature; and the Lessee does not have an actual intent to hinder, delay or defraud present or future creditors.

5.30 Patent and Trademarks. There are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Platform that are necessary for the continued economic operation of the Platform and that are not provided pursuant to the Support Agreement.

5.31 Jurisdiction. The Lessee has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York with respect to each Operative Document to the extent such Operative Document provides for submission to the jurisdiction of such New York Courts.

5.32 Lessee Bill of Sale. The Lessee has the power and authority to execute and perform its obligations under the Lessee Bill of Sale and hereby confirms all of the representations, warranties and covenants set forth therein; the Lessee Bill of Sale is effective to convey and quitclaim all such rights, titles and interests in accordance with the terms thereof; and such conveyance and quitclaim and transfer are each effective against third parties.

5.33 Off-Shore Facility. The Platform is an “offshore facility” as such term is defined in the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2761.

5.34 Platform Location. The Platform is located on Block 338.

5.35 Choice of Law. The choice by the Lessee of the laws of the State of New York to govern this Agreement and the other Operative Documents (to the extent such Operative Document purports to be governed by such laws) to be executed and delivered by the Lessee on the Closing Date is valid and binding under the laws of New York (except with respect to the Lease and Lease Supplement if and to the extent, if any, the laws of another jurisdiction are mandatorily applicable), and a court of New York would uphold such choice of law in a legal proceeding to enforce this Agreement and such other Operative Documents to which the Lessee is or will be a party brought in such court.

5.36 Joint Operating Agreement. The Lessee knows of no event or condition currently existing which could materially adversely affect its ability to perform any of its obligations under the Joint Operating Agreement or the Consent and Agreement. To the Lessee’s Actual Knowledge, no material breach by any party to either the Joint Operating Agreement or the Consent and Agreement has occurred and is continuing thereunder.

Participation Agreement

5.37 Oil Pollution Act Compliance. To the extent applicable to the Undivided Interest in the Platform, the Lessee is in compliance and shall continue to comply with the financial assurance requirements established pursuant to the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2761, its implementing regulations and any applicable state law on oil pollution.

SECTION 5A

REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

The Guarantor represents and warrants to each of the other parties hereto that as of the Closing Date:

5A.1. Due Organization. The Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as presently conducted and as it is contemplated it will be conducted, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party. The Guarantor has not failed to qualify to do business in any jurisdiction where failure to so qualify would materially adversely affect its ability to conduct its business as it is presently conducted and as it is contemplated it will be conducted, to own or hold under lease its properties or to perform any of its obligations under this Agreement or any other Operative Document to which it is a party.

5A.2. Authorization. The execution, delivery and performance by the Guarantor of this Agreement, each Federal Lease and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Guarantor and do not and will not require the consent or approval of any member of the Guarantor or any trustee or holder of any indebtedness or other obligation of the Guarantor.

5A.3. Execution; Enforceability. This Agreement, each Federal Lease and each other Operative Document to which the Guarantor is a party have been duly executed and delivered by the Guarantor; and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto are legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ or lessors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

5A.4. No Violation. The execution and delivery by the Guarantor of this Agreement, each Federal Lease and each other Operative Document to which it is a party do not and will not, and the performance by the Guarantor of its obligations under each thereof do not and will not, (i) violate or be inconsistent with its organizational documents, (ii) materially contravene any Governmental Rule or Governmental Action applicable to it, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument to which the Guarantor is a party or by which it or any of its properties are bound, or (iv) result in or require the creation or imposition of any Lien other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof upon any of its properties or assets.

Participation Agreement

5A.5. Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Guarantor, threatened against the Guarantor or affecting it or its properties or rights before any Governmental Authority that questions the validity of any Operative Document or any Federal Lease which, individually or in the aggregate, would materially and adversely affect the consummation of the transactions under this Agreement or any other Operative Document or any Federal Lease to which it is a party or the business, operations or properties of the Guarantor, its ability to perform its obligations under the Operative Documents or any Federal Lease to which it is party, or the continued economic operation of the Platform or the Federal Leases. The Guarantor is not in default with respect to any order of any Governmental Authority, where such default would materially and adversely affect the business, operations or properties of the Guarantor as it relates to the Platform, its ability to perform its obligations under the Operative Documents to which it is a party, or the continued economic operation of the Platform or would result in the creation or imposition of any Lien other than a Permitted Lien described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof upon the Platform or the Undivided Interest.

5A.6. Investment Company Act. The Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5A.7. Holding Company. The Guarantor is not subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5A.8. Financial Statements. Each of the consolidated financial statements of Spinnaker Exploration Company set forth in its annual report on Form 10-K for the year ended December 31, 2004 and the consolidated financial statements of Spinnaker Exploration Company set forth in its quarterly reports on Form 10-Q for the quarter ended March 31, 2005, fairly presents the consolidated financial position of Spinnaker Exploration Company and its Subsidiaries as at the respective dates thereto and the consolidated results of operations and changes in financial position of Spinnaker Exploration Company and its Subsidiaries for each of the periods covered thereby (subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments) and is in conformity with GAAP applied on a consistent basis. There has been no material adverse change in the business, results of operations, assets or financial condition of Spinnaker Exploration Company since December 31, 2004.

5A.9. Jurisdiction. The Guarantor has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York with respect to each Operative Document to the extent such Operative Document provides for submission to the jurisdiction of such New York Courts.

5A.10. Choice of Law. The choice by the Guarantor of the laws of the State of New York to govern this Agreement and the other Operative Documents (to the extent such Operative

Participation Agreement

Document purports to be governed by such laws) to be executed and delivered by the Guarantor on the Closing Date is valid and binding under the laws of New York, and a court of New York would uphold such choice of law in a legal proceeding to enforce this Agreement and such other Operative Documents to which the Guarantor is or will be a party brought in such court.

5A.11. Disclosure. Neither the financial statements referred to in Section 5A.8 nor any certificate or written statement furnished by or on behalf of the Guarantor to any Participant in connection with the negotiation of the Operative Documents nor any information or report furnished in writing to the Appraiser, and the Insurance Consultant in connection with the preparation of the reports delivered by them contains any untrue statement of a material fact on the date as of which such information and reports are dated or certified or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact of which the Guarantor has Actual Knowledge that has not been disclosed in writing to each of the Participants that materially adversely affects the ability of the Guarantor to perform its obligations under this Participation Agreement, the Federal Leases and the other Operative Documents to which it is a party. The Guarantor is in compliance with its constituent documents and is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would, individually or in the aggregate, constitute a default under any agreement or instrument for borrowed money to which the Guarantor is a party or by which the Guarantor is bound.

5A.12. Joint Operating Agreement. The Guarantor knows of no event or condition currently existing which could materially adversely affect its ability to perform any of its obligations under the Joint Operating Agreement and the Consent and Agreement. To the Guarantor’s Actual Knowledge no material breach has occurred and is continuing by any party to the Joint Operating Agreement, the Consent and Agreement or the Production Handling Agreement.

5A.13. Certain Representations of the Lessee. The representations and warranties of the Lessee set forth in Section 5 hereof are true and correct.

5A.14. Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, (a) in connection with the transactions contemplated by the Operative Documents or to authorize the execution, delivery and performance by the Guarantor of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against the Guarantor, other than those constituting filings, recordings or other actions of the type referred to in Section 5.7 or (b) to the Guarantor’s Actual Knowledge, in order that the Platform and each Federal Lease may be operated as of and after the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the operation and maintenance of the Platform), in each case, have been duly taken, given, or obtained as the case may be, and are in full force and effect on the Closing Date, are not subject to any pending proceedings or appeals (administrative, judicial or

Participation Agreement

otherwise) and are adequate to authorize the consummation by the Guarantor of the transactions contemplated by the Operative Documents and the performance by the Guarantor of its obligations under such thereof to which it is a party, except such as may be required to be taken, given, or obtained from time to time in connection with the maintenance or operation of the Platform or which are otherwise required in connection with the transactions contemplated by the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted; provided that the failure to obtain such Governmental Actions, consents, filings and approvals by the Closing Date would not (i) adversely affect the ability of the Guarantor to perform its obligations under this Agreement or any other Operative Document (other than the Joint Operating Agreement and the Federal Leases) to which it is a party or (ii) materially adversely affect the ability of any such Person to perform its obligations under the Joint Operating Agreement or the Federal Leases to which it is a party.

5A.15. Environmental Matters.

(a) There have been no Releases by the Guarantor, whether at the Platform or any other location, or to the Actual Knowledge of the Guarantor, by any other Person at any property owned or operated by Guarantor, except for Releases which would not individually or in the aggregate materially adversely affect the Platform or the Guarantor’s ability to perform its obligations under the Operative Documents;

(b) neither the Guarantor, nor any of its respective Affiliates has received any written notice or, to the Actual Knowledge of the Guarantor, any other notice that Guarantor or any of its Affiliates is subject to any threatened, pending or outstanding Claim relating to the Platform with respect to any Environmental Law or any Remedial Action, which may reasonably be expected to individually or in the aggregate materially adversely affect the Platform or the Guarantor’s ability to perform its obligations under the Operative Documents; and

(c) the Guarantor is in compliance with all applicable Environmental Laws in all material respects and the condition and operation of the Platform are such that none of the Platform, the Undivided Interest, the Guarantor or the Lessee shall be subject to any material Environmental Claims.

5A.16. Guarantor Bill of Sale. The Guarantor has the power and authority to execute and perform it obligations under the Guarantor Bill of Sale and hereby confirms all of the representations, warranties and covenants set forth therein; the Guarantor Bill of Sale is effective to convey and quitclaim all such rights, titles and interests in accordance with the terms thereof; and such conveyance and quitclaim and transfer are each effective against third parties.

5A.17. Oil Pollution Act Compliance. To the extent applicable to the Undivided Interest in the Platform, the Guarantor is in compliance and shall continue to comply with the financial assurance requirements established pursuant to the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2761, and implementing regulations and any applicable state law on oil pollution.

Participation Agreement

5A.18. Solvency. The conveyance, quitclaim and transfer of the Undivided Interest by the Guarantor pursuant to the Guarantor Bill of Sale, and the entering into of the Production Handling Agreement and the Services Agreement, will not render the Guarantor insolvent nor are such transactions being consummated in the contemplation of the insolvency of the Guarantor; the property remaining in the hands of the Guarantor after the consummation of such transactions is not unreasonably small capital; the Guarantor does not intend or believe that it will incur debts beyond its ability to pay as such debts mature; and the Guarantor does not have an actual intent to hinder, delay or defraud present or future creditors.

5A.19. ERISA. The execution and delivery of the Operative Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

5A.20. Owner Participant Response. The information contained in the Owner Participant Response in paragraphs 1 through 4 and paragraph 6 and, to the Guarantor’s Actual Knowledge, in paragraph 5, is true, correct and complete and to the Guarantor’s Actual Knowledge there exist no arrangements, understandings, agreements or commitments between Guarantor or any of its Affiliates, on the one hand, and Dominion or any of its Affiliates, on the other hand, which would make the information contained in the Owner Participant Response misleading.

SECTION 6

REPRESENTATIONS AND WARRANTIES OF OWNER PARTICIPANT

The Owner Participant represents and warrants to each of the other parties hereto that as of the Closing Date:

6.1 Due Organization. The Owner Participant is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party. The Owner Participant has two members, each of which is indirectly owned by Bank of America Corporation.

6.2 Authorization; Execution; Enforceability. The execution, delivery and performance by the Owner Participant of this Agreement and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Owner Participant and do not and will not require the consent or approval of any member of the Owner Participant, and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies. Any direction given by the Owner Participant to the Lessor Trustee on the Closing Date pursuant to the Trust Agreement will have been duly authorized.

Participation Agreement

6.3 No Violation. The execution and delivery by the Owner Participant of this Agreement and each other Operative Document to which it is a party do not and will not, and the performance by the Owner Participant of its obligations under each thereof do not and will not, (i) violate its certificate of formation or limited liability company agreement, (ii) assuming that the Owner Participant does not become subject to regulation by any Governmental Authority solely by reason of the execution, delivery and performance of the Operative Documents and not as a result of its or any of its Affiliates’ business or other activities other than the activities engaged in solely by reason of the transactions contemplated under the Operative Documents, contravene any provision of any Governmental Rule or Governmental Action applicable to it, provided that no representation or warranty is made with respect to ERISA (except as set forth in Section 6.7), or (iii) contravene any provision of, or constitute any default or require any consent under, any provision of any material indenture, mortgage, contract or other instrument to which the Owner Participant is a party or by which it or any of its properties are bound. Assuming that the Owner Participant does not become subject to regulation by any Governmental Authority solely by reason of the execution, delivery and performance of the Operative Documents and not as a result of its or any of its Affiliates’ business or other activities other than the activities engaged in solely by reason of the transactions contemplated under the Operative Documents, all Governmental Actions, if any, that are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by the Owner Participant, by, from or with any Governmental Authority in connection with the execution, delivery and performance of the Operative Documents by the Owner Participant shall have been duly taken, given or obtained, as the case may be, and shall be in full force and effect on the Closing Date (it being understood that in making the representations and warranties contained in this Section 6.3, the Owner Participant is relying upon the representations and warranties of the Lessee set forth in Section 5.20).

6.4 Owner Participant’s Liens. There are no Owner Participant’s Liens on the Trust Estate or the Indenture Estate, or on any part of either thereof and the execution, delivery and performance by the Owner Participant of the Operative Documents to which it is a party will not subject the Trust Estate or the Indenture Estate to any Owner Participant’s Liens.

6.5 Acquisition for Investment. The Owner Participant is acquiring its interest in the Trust Estate for its own account for investment and not with a view to, or for sale in connection with, any distribution of any such interest (it being understood that at all times the disposition of its property shall remain within its control), except that the Owner Participant reserves the right to transfer or assign all or part of such interest to the extent permitted by the terms of this Agreement and the Trust Agreement.

6.6 Securities Act. Neither the Owner Participant nor any Person authorized by the Owner Participant has directly or indirectly offered or sold any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or in any similar security, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or any similar security to, or solicited any offer to acquire any of the same

Participation Agreement

from, any Person other than the parties to this Agreement and, in the case of the Notes, the Loan Participants and not more than 20 other institutional investors. Neither the Owner Participant nor any Person authorized to act on its behalf has taken any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act.

6.7 ERISA. No part of the funds provided by the Owner Participant to acquire and hold its interest in the Trust Estate constitute assets (within the meaning of ERISA and any applicable rules and regulations thereunder) of any (a) employee benefit plan subject to Title I of ERISA, (b) employee benefit plan or individual retirement account or arrangement subject to Section 4975 of the Code, or (c) entity the assets of which include plan assets (within the meaning of 29 CFR 2510.3-101) by reason of a plan’s investment in such entity.

6.8 No Brokers’ Fees. Neither the Owner Participant nor any Person engaged by it has taken any actions the effect of which would be to cause the Lessee or any Loan Participant to be liable for any brokers’, finders’ or agents’ fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the transactions contemplated by this Agreement other than any such fees, commissions and costs not included in Transaction Expenses.

6.9 Jurisdiction. The Owner Participant has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York.

SECTION 7

REPRESENTATIONS, WARRANTIES AND AGREEMENT OF THE LOAN PARTICIPANTS

Each Loan Participant represents and warrants to each of the other parties hereto that as of the Closing Date:

7.1 Plan Assets; Business. Each Loan Participant represents and warrants that no part of the funds to be used by it to purchase or hold any Note constitutes assets of any (a) ”employee benefit plan” as defined in Section 3(3) of ERISA, other than a plan exempt from the coverage of ERISA, (b) ”plan” covered by Section 4975 of the Code or (c) entity the assets of which include plan assets (within the meaning of 29 C.F.R. 2510.3-101) by reason of a plan’s investment in such entity.

7.2 Securities Act. Each Loan Participant represents and warrants, as of the Closing Date, that such Loan Participant (i) is an institution which is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes, is able to bear the economic risk of such investment and has been given such information concerning the Notes, the Operative Documents, the Lessee and the Guarantor as it has requested, and (ii) understands that no Note to be acquired by it hereunder

Participation Agreement

will have been registered under the Securities Act and that each such Note will bear a legend to such effect. The Notes acquired by it hereunder shall be acquired by such Loan Participant for its own account and/or for one or more separate accounts maintained by such Loan Participant, or for one or more pension or trust funds for each of which such Loan Participant acts as trustee, custodian or agent and has the authority to make the representations contained in this Section 7.2, in the ordinary course of business for investment purposes only and not with a view to any distribution thereof, and, if in the future it should sell, transfer or dispose of any Note or interest therein, such Loan Participant understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder; it being understood that the disposition of any such Note or interest therein shall at all times be within its control, provided that such Loan Participant shall be entitled to assign, convey or transfer its Notes in accordance with the provisions of the Operative Documents.

SECTION 8

REPRESENTATIONS AND WARRANTIES OF TRUST

COMPANY, LESSOR TRUSTEE AND LESSOR

Each of the Trust Company, the Lessor Trustee and the Lessor, solely with respect to those representations and warranties relating to it (as specified below), represents and warrants, to each of the other parties hereto that, as of the Closing Date:

8.1 Due Organization. The Trust Company is a banking corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, this Agreement and each other Operative Document to which it is a party in its individual or trust capacity and, assuming due authorization, execution and delivery by the Owner Participant of the Trust Agreement and upon due direction by the Owner Participant pursuant thereto, will have the power and authority to enter into and perform its obligations as Lessor Trustee under the Trust Agreement, this Agreement and each other Operative Document to which it is a party. The Lessor is a statutory trust and has been duly established and is validly existing under the laws of Delaware and has the power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to own the Undivided Interest. The Lessor Trustee is qualified under Delaware law to act as Lessor Trustee under the Trust Agreement.

8.2 Authorization; Execution; Enforceability. (a) This Agreement and each other Operative Document to which the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor is a party have been duly authorized, executed and delivered by the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor, as applicable, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, are legal, valid and binding obligations of the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor, enforceable against the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

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(b) Upon execution of the Notes by the Lessor, authentication thereof by the Indenture Trustee and delivery thereof against payment therefor in accordance with the Indenture and this Agreement, the Notes will be legal, valid and binding obligations of the Lessor enforceable against the Lessor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

8.3 No Violation. (a) The execution and delivery by the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor, as applicable, of this Agreement and each other Operative Document to which each such Person is a party, are not or will not be, and the performance by the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor, of such Person’s obligations under each will not be, inconsistent with the charter documents or by-laws of such Person, do not and will not contravene any United States federal or State of Delaware Governmental Rule governing each such Person’s banking or trust powers relating to or affecting such Person’s capacity to act as contemplated by each Operative Document to which such Person is a party and will not contravene any provision of, or constitute a default under, or subject the Trust Estate or the Indenture Estate to any Lien of, any indenture, mortgage, contract or other instrument to which the Trust Company is a party or by which it or any of its properties are bound, or require any United States federal or State of Delaware Governmental Action relating to or affecting its or the Lessor Trustee’s capacity to act as contemplated by each Operative Document to which the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor Trustee is a party.

(b) Except for the filings set forth on Schedule 4.15(b) and for any other Governmental Actions required in connection with the perfection of any security interest of or arising out of the specific nature of the Platform, all Governmental Actions, if any, that are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by the Trust Company, in its individual or trust capacity, or the Lessor by, from or with any Governmental Authority in connection with the execution, delivery and performance of the Operative Documents by the Trust Company, in its individual or trust capacity, as the case may be, or the Lessor shall have been duly taken, given, obtained, as the case may be, and shall be in full force and effect on the Closing Date, and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

8.4 No Default. (a) No Indenture Default or Indenture Event of Default attributable to the Trust Company, in its individual capacity, has occurred and is continuing.

(b) No Indenture Default or Indenture Event of Default attributable to the Lessor has occurred and is continuing.

8.5 Litigation. (a) There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Trust Company, threatened against the Trust Company before any Governmental Authority which, individually or in the aggregate, would materially adversely affect the ability of the Trust Company to perform its obligations, in its individual or trust capacity, under this Agreement or any other Operative Document to which it is a party.

Participation Agreement

(b) There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Trust Company, threatened against the Lessor before any Governmental Authority which, individually or in the aggregate, would materially and adversely affect the ability of the Lessor, in its individual or trust capacity, to perform its obligations under this Agreement or any other Operative Document to which it is a party.

8.6 Lessor’s Liens. (a) There are no Lessor’s Liens attributable to the Trust Company, on the Trust Estate or the Indenture Estate, or on any part of any thereof and the execution, delivery and performance by the Trust Company of the Operative Documents to which it is a party will not subject the Trust Estate or the Indenture Estate to any such Lessor’s Liens.

(b) There are no Lessor’s Liens attributable to the Lessor on the Trust Estate or the Indenture Estate, or on any part of any thereof and the execution, delivery and performance by the Lessor of the Operative Documents to which it is a party will not subject the Trust Estate or the Indenture Estate to any such Lessor’s Liens.

8.7 Securities Act. Except to the extent expressly contemplated by the Operative Documents, none of the Trust Company, the Lessor Trustee or any Person authorized by any of the Trust Company or the Lessor to act on its behalf, has directly or indirectly offered or sold any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or in any similar security, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or similar security to, or solicited any offer to acquire any of the same from, any Person, other than, in the case of the Notes, the Loan Participants. None of the Trust Company, the Lessor or any Person authorized to act on its behalf has taken any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act. The representations and warranties in this Section 8.7 are, to the extent applicable, made in reliance upon the letter referred to in Section 4.17.

8.8 Chief Place of Business. The Trust Company has not transferred to, domesticated in or continued in any jurisdiction (whether the United States, any State therein, the District of Columbia, Puerto Rico, Guam or any possession or territory of the United States, or any foreign country or state) other than Delaware. The Trust Company maintains the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Document at its offices in Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, its federal employer identification number is 51-0055023 and its organizational identification number designated by its jurisdiction of organization is 0008401.

8.9 No Taxes Payable. Except for Taxes based upon the income of any Person, there are no Taxes payable in the state in which the “location” (as such term is used in Section 9-307 of the Uniform Commercial Code) of the Trust Company or the Lessor, as the case may be, is

Participation Agreement

located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest) which would not be payable if the Trust Company was not located in Wilmington, Delaware.

8.10 Federal Reserve Regulations. The Lessor is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Notes will be used by it to purchase or carry any such margin stock or, assuming the accuracy of the representation and warranty set forth in Section 5.18, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

8.11 Jurisdiction. The Trust Company has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York.

8.12 Title. On the Closing Date, the Lessor shall have received whatever title in and to the Undivided Interest as was conveyed to it by the Lessee.

8.13 New York Banking Law. The Trust Company has made the requisite filing with the New York Superintendent of Banking pursuant to Section 131(3) of the New York State Banking Laws to act as trustee with respect to the transactions contemplated by the Operative Documents.

SECTION 9

REPRESENTATIONS AND WARRANTIES OF

INDENTURE TRUSTEE

The Indenture Trustee represents and warrants to each of the other parties hereto that as of the Closing Date:

9.1 Due Organization. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party.

9.2 Authorization; Execution; Enforceability. This Agreement and each other Operative Document to which the Indenture Trustee, in its individual or trust capacity, is a party have been duly authorized, executed and delivered by the Indenture Trustee, in its individual or trust capacity, as the case may be, and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are legal, valid and binding obligations of the Indenture Trustee in its individual or trust capacity, as the case may be, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by

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applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies. Assuming due authorization, execution and delivery thereof by the Lessor, each Note issued on the Closing Date pursuant to the terms of this Agreement and the Indenture on the Closing Date will have been duly authenticated by the Indenture Trustee.

9.3 No Violation. The execution and delivery by the Indenture Trustee of this Agreement and each other Operative Document to which it is a party are not and will not be, and the performance by it of its obligations under each will not be, inconsistent with its charter documents or by-laws, do not and will not contravene any Governmental Rule of the United States of America or Utah governing with respect to its banking or trust powers, and will not contravene any provision of, or constitute a default under, or subject the Indenture Estate to a Lien of any indenture, mortgage, contract or other instrument to which the Indenture Trustee, in its individual capacity, is a party, or by which it or any of its properties are bound, or require any Governmental Action of the United States of America or Utah governing its banking or trust powers.

9.4 Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Indenture Trustee, threatened against the Indenture Trustee, in its individual or trust capacity, before any Governmental Authority which, individually or in the aggregate, would materially adversely affect the ability of the Indenture Trustee, in its individual or trust capacity, to perform its obligations under this Agreement or any other Operative Document to which it is a party (in any such capacity).

9.5 Indenture Trustee’s Liens. There are no Indenture Trustee’s Liens attributable to Indenture Trustee on the Indenture Estate or on any part thereof and the execution, delivery and performance by Indenture Trustee, in its individual or trust capacity, of the Operative Documents to which it is a party will not subject the Trust Estate or the Indenture Estate to any such Indenture Trustee Liens.

9.6 No Taxes Payable. To the best knowledge of the Indenture Trustee, except for Taxes based upon the income of any Person, there are no Taxes payable in the state in which the “location” (as such term is used in Section 9-307 of the Uniform Commercial Code) of the Indenture Trustee is located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents by the Indenture Trustee, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest).

9.7 No Default. No Indenture Default or Indenture Event of Default attributable to the Indenture Trustee in its individual capacity has occurred and is continuing.

9.8 Securities Act. Neither the Indenture Trustee nor any Person authorized by either of the Indenture Trustee to act on its behalf, has directly or indirectly offered or sold any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or in any similar

Participation Agreement

security, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes, or similar security to, or solicited any offer to acquire any of the same from, any Person, other than, in the case of the Notes, the Loan Participants. Neither the Indenture Trustee nor any Person authorized to act on its behalf has taken any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act. The representations and warranties in this Section 9.8 are, to the extent applicable, made in reliance upon the letter referred to in Section 4.17.

9.9 Chief Place of Business. The Indenture Trustee has not transferred to, domesticated in or continued in any jurisdiction (whether the United States, any State therein, the District of Columbia, Puerto Rico, Guam or any possession or territory of the United States, or any foreign country or state) other than the State of Utah. The Indenture Trustee maintains the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Document at its corporate trust office.

9.10 Federal Reserve Regulations. No part of the proceeds of the Notes will be used by it to purchase or carry any such margin stock or, assuming the accuracy of the representation and warranty set forth in Section 5.18, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

SECTION 10

LESSEE AND GUARANTOR COVENANTS

Each of the Lessee and/or the Guarantor, as the case may be, covenants and agrees that:

10.1 Guarantor Officer’s Certificate. Without limiting the Lessee’s and Guarantor’s obligations contained in Section 10.11, during the Lease Term within 40 days after each quarterly period ending on each of December 31, March 31, June 30 and September 30 and within 75 days after the end of each fiscal year of the Guarantor on December 31 of each year, the Guarantor will deliver to the Owner Participant, the Lessor, the Indenture Trustee and each Loan Participant, an Officer’s Certificate of the Guarantor substantially in the form of Exhibit B hereto signed on behalf of the Guarantor by the Managing Member of the Guarantor to the effect that the signer has made, or caused to be made under its supervision a review of the relevant terms of the Lease and the other Operative Documents to which the Lessee and the Guarantor are a party and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Lease Default, Lease Event of Default, an Event of Loss or an event that, with notice or the passage of time or both, will constitute an Event of Loss, or if any such condition or event exists, specifying the nature thereof, the period of existence thereof and what action the Lessee or the Guarantor, as the case may be, has taken or proposes to take with respect thereto.

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10.2 Financial Statements and Other Requested Information.

(A) (i) Lessee Financial Statements. The Lessee shall deliver to the Owner Participant, the Lessor and each Loan Participant:

(a) As soon as available, but in any event not later than 60 days after the end of each fiscal year of the Lessee, the unaudited balance sheet of Lessee as at the end of such year and the related unaudited statements of income of the Lessee for such fiscal year.

(b) Notwithstanding the foregoing, if at any time, the Lessee shall become subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act, the Lessee shall furnish the following reports to the Owner Participant, the Lessor and each Loan Participant: (x) within 10 days after the same is required to be filed with the SEC or any successor agency, a copy of each annual report and any amendment to an annual report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Securities Exchange Act (currently Form 10-K), as the same may be amended from time to time, (y) within 5 days after the same is required to be filed with the SEC or any successor agency, a copy of each quarterly report and any amendment to any quarterly report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Securities Exchange Act (currently Form 10-Q), as the same may be amended from time to time, and (z) promptly after the same become available, but in any event within 5 days following the date the same are required to be filed with the SEC, all other reports, notices, proxy statements or other documents that are distributed by the Lessee to its shareholders and all regular and periodic final reports (including, without limitation, reports on Form 8-K) filed by the Lessee with the SEC, which are publicly available.

(B) (i) Spinnaker Exploration Company Financial Statements. The Guarantor shall deliver to the Owner Participant, the Lessor and each Loan Participant:

(a) (x) within 30 days after the same is required to be filed with the SEC or any successor agency (but in any event within 90 days of the end of each fiscal year of Spinnaker Exploration Company), a copy of each annual report and any amendment to an annual report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Securities Exchange Act (currently Form 10-K), as the same may be amended from time to time, (y) within 30 days after the same is required to be filed with the SEC or any successor agency (but in any event within 60 days after the end of each of the first three fiscal quarters of Spinnaker Exploration Company), a copy of each quarterly report and any amendment to any quarterly report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Securities Exchange Act (currently Form 10-Q), as the same may be amended from time to time, and (z) promptly after the same become available, but in any event within 5 days following the date the same are required to be filed with the SEC, all other reports, notices, proxy statements or other documents that are distributed by Spinnaker Exploration Company to its shareholders and all regular and periodic final reports (including, without limitation, reports on Form 8-K) filed by Spinnaker Exploration Company with the SEC, which are publicly available; provided, however, that the Guarantor shall be deemed to have furnished the information required

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by this Section 10.2(B)(i)(a) if Spinnaker Exploration Company shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.spinexp.com); provided, further, however, that if the Lessor or any Participant is unable to access EDGAR or Spinnaker Exploration Company’s home page on the worldwide web, the Guarantor agrees to provide the Lessor or such Participant with paper copies of the information required to be furnished pursuant to this Section 10.2(B)(i)(a) promptly following notice from the Lessor or such Participant. Information required to be delivered pursuant to this Section 10.2(B)(i)(a) shall be deemed to have been delivered on the date on which the Guarantor provides notice to the Lessor, the Owner Participant and each Loan Participant that such information has been posted on “EDGAR” or Spinnaker Exploration Company’s website or another website identified in such notice and accessible by the Lessor, the Owner Participant and each Loan Participant without charge (and the Guarantor hereby agrees to provide such notice).

(b) Notwithstanding the foregoing, if at any time, Spinnaker Exploration Company shall cease to be subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act, the Guarantor shall furnish the following reports to the Owner Participant, the Lessor and each Loan Participant:

(i) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Spinnaker Exploration Company, the unaudited consolidated balance sheet of Spinnaker Exploration Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of Spinnaker Exploration Company and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, and setting forth in each case in comparative form figures for the related period in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of Spinnaker Exploration Company, subject to normal year-end audit adjustments; and

(ii) as soon as available, but in any event within 90 days after the end of each fiscal year of Spinnaker Exploration Company, a copy of the audited and consolidated balance sheet of Spinnaker Exploration Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, and setting forth in each case in comparative form the figures for the previous year and such consolidated statements shall be accompanied by a balance sheet as of such date and a statement of income and of cash flows for such period.

(C) Lessee Other Information. With reasonable promptness, the Lessee will deliver to the Owner Participant, the Lessor and each Loan Participant such data and information as to the Platform, the Federal Leases (and reserves thereunder) or the Undivided Interest as reasonably requested by any of such parties. In addition, the Lessee shall provide the Lessor, each Loan Participant, the Indenture Trustee and the Owner Participant with the following reports: (i) promptly following receipt thereof, all written information provided to the Lessee pursuant to Articles4.4 (Removal of Operator), 5.6 (Reports to Government Agencies), 6.7 (Annual

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Operating Plan), 17.1 (Right of Withdrawal), and 22.2 (Notice of Claim or Lawsuit) of the Joint Operating Agreement, including, without limitation, a copy of any written or electronic materials provided to the Non-Operating Parties (as defined in the Joint Operating Agreement) for the annual meeting to review the results of the previous year (as provided in Section 6.7.1 of the Joint Operating Agreement), and (ii) concurrently with the delivery of the annual financial statements pursuant to clauses (A) and (B) of this Section 10.2 and upon expiration of the Lease Term, a report of the Lessee, as certified pursuant to an Officer’s Certificate, stating the total cost of (a) all Modifications (or related group of Modifications) and (b) all Components or Replacement Components removed, that, in each case, cost in excess of 5% of Lessor’s Cost made during such period and describing separately and in reasonable detail each such Modification made or Components or Replacement Components removed, as applicable, during the period from the Closing Date to December 31, 2005 in the case of the first such report and covering the immediately preceding fiscal year in the case of the remaining reports.

(D) Guarantor Other Information. With reasonable promptness, the Guarantor will deliver to the Owner Participant, the Lessor and each Loan Participant such data and information regarding the business affairs and financial conditions of the Guarantor and its Subsidiaries as may be reasonably requested by any of such parties. In addition, the Guarantor shall deliver (i) not later than sixty (60) days immediately following December 31 of each year, a copy of the annual Ryder Scott Company (or successor engineer) report with respect to the Front Runner Reserves, (ii) semi-annually, a report from the Guarantor’s in-house engineer or the Ryder Scott Company with respect to the Front Runner Reserves, (iii) promptly upon receipt thereof by the Guarantor, a copy of each certificate issued by the MMS confirming that the Operator is in compliance with the financial assurance requirements established pursuant to the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2761, and (iv) promptly upon obtaining Actual Knowledge thereof, notice of any Operator’s Liens that are past due or are being contested in good faith by the Guarantor.

10.3 Maintenance of Existence, Etc. Subject to the provisions of Section 10.4, the Lessee shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises, the loss of which, individually or in the aggregate, would have a material adverse effect on the financial condition of the Lessee or a material adverse effect on its ability to perform its obligations under the Operative Documents.

10.4 Purpose and Powers of Lessee. (a) Notwithstanding any other provision herein and any provision of law that otherwise so empowers the Lessee, the Lessee shall not:

(i) engage in any business or activity other than as expressly contemplated by the Operative Documents or the Service Agreement or enter into any contract or agreement other than the Operative Documents;

(ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than as pursuant to the Operative Documents;

(iii) dissolve, liquidate, or (whether in one transaction or a series of transactions) consolidate or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its assets to any Person, other than as permitted in the Operative Documents and any other document or instrument related thereto;

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(iv) form, or permit to be formed, any subsidiaries of the Lessee;

(v) except for the Production Handling Agreement, Services Agreement and the Support Agreement, directly or indirectly enter into any transaction or series of transactions for the benefit of an Affiliate; and

(vi) become a general or limited partner in any partnership or joint venturer in any joint venture.

(b) The Lessee shall at all times maintain good and valid leasehold title to the Platform subject to Permitted Liens.

10.5 Change in Name, Chief Place of Business or Form of Organization. The Lessee and the Guarantor shall give notice to the Lessor, the Owner Participant and the Indenture Trustee promptly, but in any event at least 10 days in advance, of any change in its respective name (and of its new name); chief place of business, chief executive office or “location” (as such term is used in Section 9-307 of the Uniform Commercial Code); or form of organization (and of its new form of organization).

10.6 Further Assurances. The Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lessor, the Owner Participant, the Loan Participants or the Indenture Trustee may reasonably request from time to time in order to carry out more effectively the intent and purposes of this Agreement, the other Operative Documents or the transactions contemplated hereby and thereby. The Lessee, at its own cost and expense, will cause the Indenture and the Lease, any supplements or amendments thereto and restatements thereof and all financing statements, fixture filings and other documents, to be recorded or filed at such places and times and in such manner, and will take all such other actions or cause such other actions to be taken, as may be necessary or as may be reasonably requested (x) by the Lessor, the Owner Participant or the Indenture Trustee in order to establish, preserve and protect the interest of the Lessor in and to the Undivided Interest and the Lessor’s rights under this Agreement and the other Operative Documents, and (y) so long as any Notes are Outstanding, by the Indenture Trustee or the Lessor in order to establish, preserve, protect and perfect the mortgage and security interest of the Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and the Indenture Trustee’s rights under this Agreement and the other Operative Documents, subject only to Permitted Liens.

10.7 Inspection. (a) The Lessee shall permit (and with respect to the Platform, shall cause the Operator to permit) the Indenture Trustee, the Owner Participant, each Loan Participant and the Lessor (and any authorized representatives thereof), at such Person’s risk and expense unless there exists a Lease Event of Default (in which case all such risk and expense shall be borne by the Lessee), including, without limitation, the cost and expense of such Person’s transportation to and from the Platform by helicopter (whether the Lessee’s or any other Person’s helicopter), and subject to Section 11.5 hereof, to visit and inspect the Platform on one

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occasion per calendar year during the Lease Term, to make copies of and extracts from, the books and records of the Lessee related thereto, and to have access to offices, officers and the independent public accountants, if any, of the Lessee (for the purposes contemplated by this Section 10.7(a)), all upon reasonable notice and at such reasonable times during normal business hours and as may be reasonably requested and under conditions reasonably acceptable to the Lessee; provided, however, that if: (i) a Lease Event of Default has occurred and is continuing, or (ii) the Lessee is entitled to but has not exercised its purchase option in respect of the Undivided Interest upon expiration of the Lease Term pursuant to Section 6.1(a) of the Lease, then in either case, the Lessor, the Owner Participant, each Loan Participant and the Indenture Trustee (or their respective authorized representatives) shall have the right to visit and inspect the Platform, to make copies of and extracts from the books and records of the Lessee related thereto and to have access to offices, officers and independent public accountants, if any, of the Lessee at any time as any such Person may deem necessary.

(b) The Guarantor shall permit the Indenture Trustee, the Owner Participant, each Loan Participant and the Lessor Trustee (and any authorized representatives thereof), at such Person’s risk and expense unless there exists a Lease Event of Default (in which case all such risk and expense shall be borne by the Lessee) and subject to Section 11.5 hereof, under conditions reasonably acceptable to the Guarantor, to visit the offices of the Guarantor and to inspect, examine, and make copies of and extracts from the books and records of the Guarantor related to the Platform and the Federal Leases (and reserves thereunder), and to have access to officers and the independent public accountants, if any, of the Guarantor to discuss the affairs, finances and accounts of the Guarantor, all upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested; provided, however, that if: (i) a Lease Event of Default has occurred and is continuing, or (ii) the Lessee is entitled to but has not exercised its purchase option in respect of the Undivided Interest upon expiration of the Lease Term pursuant to Section 6.1(a) of the Lease, then in either case, the Lessor, the Owner Participant, each Loan Participant and the Indenture Trustee (or their respective authorized representatives) shall have the right to visit the offices of the Guarantor and to inspect, examine, and make copies of and extracts from, the books and records of the Guarantor and to have access to the officers and accountants of the Guarantor to discuss the affairs, finances and accounts of the Guarantor at any time as any such Person may deem necessary.

(c) The Lessee and the Guarantor, as applicable, will cooperate with the Lessor, the Owner Participant, each Loan Participant and the Indenture Trustee to minimize the transportation cost associated with an inspection conducted pursuant to this Section 10.7. The Lessee and the Guarantor, as applicable, will make available for the Indenture Trustee, the Owner Participant, each Loan Participant and the Lessor (and any authorized representatives thereof) for examination during any inspection pursuant to this Section 10.7, any written reports in its possession relating to the use, operation and maintenance of the Platform subject to the restrictions set forth in Section 11.5.

(d) No Person entitled to make any inspection or inquiry referred to in this Section 10.7 shall have any duty to make such inspection or inquiry, or shall incur any liability or obligation by reason of not making any such inspection or inquiry.

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10.8 Limitation on Acquisition of Notes. Except as otherwise provided in Section 3.04 of the Indenture, Lessee will not, and will not permit any of its Affiliates to, acquire directly or through a nominee or agent by purchase or otherwise any interest in any of the Notes.

10.9 Securities Act. Except in connection with a refunding under Section 15, neither the Lessee nor any Person authorized to act on its behalf, will take any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the registration requirements of Section 5 of the Securities Act.

10.10 Joint Operating Agreement. Unless the Owner Participant and, so long as the Lien of the Indenture is still in effect, the Indenture Trustee shall otherwise consent in writing, neither the Guarantor nor the Lessee shall accept or approve (and will vote its interest under the Joint Operating Agreement against) any amendment to the Joint Operating Agreement, the effect of which would be to materially adversely affect the interests of the Lessor, the Indenture Trustee, the Owner Participant or the Holders in the Platform or the Undivided Interest or under any of the other Operative Documents; provided, however, that if a Significant Lease Default or Lease Event of Default has occurred and is continuing or if the Lessee has not delivered the Preliminary Notice referred to in Section 5.3 of the Lease then, no such amendment shall be consented to by the Guarantor and the Lessee without obtaining the written consent of the Owner Participant and, so long as the Lien of the Indenture is in effect, the Indenture Trustee. If Murphy resigns as the Operator under the Joint Operating Agreement, the Guarantor and the Lessee shall vote in favor of a successor Operator who, in the best judgment of the Guarantor and the Lessee after due inquiry, is sufficiently capable of exercising all powers and authorities and performing all duties and obligations of the Operator set forth in the Joint Operating Agreement, including, without limitation, Article 5 thereof, and the Guarantor and the Lessee shall vote, subject to Section 2(a) and (b) of the Consent and Agreement, their interest under the Joint Operating Agreement against the selection of any successor Operator that does not meet the foregoing requirements. The Guarantor and the Lessee shall not withdraw from the Joint Operating Agreement pursuant to Article 17 thereof without the prior written consent of the Owner Participant and, so long as the Lien of the Indenture is in effect, the Indenture Trustee. Spinnaker shall not consent to the initial commencement of any Exploratory Wells, Appraisal Wells or Development Wells or approve any AFE (in each case, as defined in the Joint Operating Agreement) for such initial commencement if a Lease Event of Default exists, without the prior written consent of the Lessor, and if the Lien of the Indenture is in effect, the Indenture Trustee.

10.11 Notice of Certain Events. Promptly after the Lessee or the Guarantor has Actual Knowledge that (a) any Lease Default has occurred and is continuing, or any Lease Event of Default, Event of Loss or event that, with notice or the passage of time or both, will constitute an Event of Loss has occurred, (b) an event constituting a Default or an Event of Default under and as defined in the Credit Agreement has occurred, or (c) any breach under Section 6.4 of the Joint Operating Agreement has occurred, the Lessee shall deliver to the Indenture Trustee, the Lessor and each Participant a notice of such Lease Default, Lease Event of Default, Event of Loss, event that with notice or the passage of time or both will constitute an Event of Loss, event constituting a Default or an Event of Default under and as defined in the Credit Agreement or breach under the Joint Operating Agreement, describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Lessee has taken, is taking or proposes to take with respect thereto.

Participation Agreement

10.12 Environmental Notices. The Lessee shall, promptly after the Lessee’s obtains Actual Knowledge thereof, provide the Participants, the Lessor and the Indenture Trustee with notice, including copies of all material written communications from any Person of: (a) any violation of or noncompliance with Environmental Laws or Environmental Permits by the Lessee or affecting the Platform; (b) any Release of Hazardous Materials at, from, affecting or relating to the Platform or the Federal Leases; (c) relating to any Environmental Claim against the Lessee, or any other party to the Joint Operating Agreement, the Federal Leases or the Platform that is pending or has been threatened, in each case which is reasonably likely to materially adversely affect the Platform or the Lessee’s or the Guarantor’s ability to perform its obligations under the Operative Documents. The Lessee shall keep the Participants, the Lessor and the Indenture Trustee reasonably apprised of the status of each such matter for which notice has been provided and shall, upon request, provide the Participants, the Lessor and the Indenture Trustee with such additional information as is reasonably required. The Lessee, promptly after Lessee’s receipt thereof, shall provide the Participants, the Lessor and the Indenture Trustee with a copy of all environmental audits, environmental assessments, or other similar reports addressing the environmental condition of the Platform or the Lessee’s, the Guarantor’s or the Platform’s compliance with Environmental Law with respect to the Platform.

10.13 Obligation to Pay Lessor Trustee and Indenture Trustee. The Lessee shall pay all costs and expenses of the Lessor Trustee and the Indenture Trustee from time to time arising in connection with the performance by the Lessor Trustee and the Indenture Trustee of their duties with respect to the maintenance and enforcement of the Lien of the Indenture in accordance with the terms of thereof including, without limitation, the Granting Clause and Sections2.08(a), 6.03(a), 6.03(b), 6.03(c), 8.02(a) and 8.03(a) thereof.

10.14 Acceptable Letter of Credit. (a) As security for the Lessee’s Obligations owing to the Lessor and the Owner Participant, the Lessee (i) shall cause the Initial Letter of Credit to be issued and delivered on the Closing Date and (ii) shall maintain an Acceptable Letter of Credit in full force and effect at all times during the Lease Term and until the indefeasible payment in full of all Rent by the Lessee.

(b) In the event that at any time: (i) a Credit Downgrade Event occurs with respect to the Issuing Bank issuing the Acceptable Letter of Credit then in effect or (ii) the payments made under the Acceptable Letter of Credit then in effect are subject to withholding or similar Tax under any Applicable Law (unless (A) the Issuing Bank shall agree to pay an additional amount such that the amount actually received by the Lessor under such Acceptable Letter of Credit is, in the opinion of tax counsel of recognized international standing chosen by the Lessor and reasonably acceptable to the Lessee, equal to the amount otherwise due and payable to the Lessor absent such withholding or other similar tax, and (B) any such payment obligation shall constitute a direct obligation of such Issuing Bank in accordance with the terms thereof), then, within 45 days after the Lessee has Actual Knowledge (which for the avoidance of doubt shall include notice given to the Lessee) of the occurrence of any event set forth in clause (i) or (ii) above the Lessee agrees to cause a Replacement Letter of Credit to be delivered to the Lessor. At the time of the delivery of any such Replacement Letter of Credit, the Lessee shall provide or cause to be provided an opinion of counsel, such counsel and such opinion to be satisfactory to the Owner Participant, concerning the validity and enforceability of the arrangements with respect to such Replacement Letter of Credit and covering such other matters as the Owner

Participation Agreement

Participant may reasonably request (including withholding taxes and bankruptcy laws). Upon the provision of such Replacement Letter of Credit and opinions, the Lessor shall surrender the Letter of Credit being replaced (or the proceeds, if any, thereof) to the Lessee.

(c) The Lessee shall give the Lessor and the Owner Participant notice of the scheduled expiration of any Acceptable Letter of Credit not more than 180 days nor less than 30 days before its scheduled expiration date. In addition, the Lessee agrees to deliver to the Owner Participant a replacement or renewal Acceptable Letter of Credit in a stated amount not less than the Exposure Amount at least 30 days prior to the expiration date of any Acceptable Letter of Credit then held by the Lessor. At the time of the issuance of any Acceptable Letter of Credit (whether as a result of replacement or otherwise), such Acceptable Letter of Credit shall be accompanied by opinions of counsel (which may be in-house counsel) to the Issuing Bank reasonably satisfactory to the Lessor and the Owner Participant. The Lessee shall pay any fees and other amounts due to the new Issuing Bank with respect thereto. The Lessee may not secure its obligations with its assets in respect of any Acceptable Letter of Credit and no party shall have any right of subrogation with respect to any amounts paid under an Acceptable Letter of Credit.

10.15 Trustee’s Fees and Expenses. Without limiting the terms of Section 12.1 hereof, the Lessee shall pay (i) the reasonable ongoing fees and expense of the Lessor Trustee under the Operative Documents, and (ii) such fees and expenses of the Indenture Trustee from time to time under the Operative Documents as the Lessee and the Indenture Trustee shall from time to time agree in writing.

10.16 Cash Flow Coverage Ratio. The Guarantor shall not permit its Cash Flow Coverage Ratio to be less than (i) with respect to the period commencing on January 1, 2005 and ending on June 30, 2005, 1.30 to 1.0, (ii) with respect to the period commencing on January 1, 2005 and ending on September 30, 2005, 1.35 to 1.0, and (iii) with respect to each rolling four consecutive calendar quarters thereafter, 1.40 to 1.0, as calculated as of the end of each such calendar quarter for the prior four consecutive calendar quarters just ended.

10.17 Reserves. Neither the Guarantor nor the Lessee shall transfer, assign, pledge, mortgage, hypothecate, grant a security interest in or convey all or any portion of its right, title or interest in or to the Front Runner Reserves without obtaining from such assignee, transferee, mortgagee, pledgee, purchaser, secured party or grantee, its written agreement that (a) such acquired interest is subject to the Joint Operating Agreement, the Consent and Agreement and the Working Interest Purchase Option; and (b) such successor will cause any further successor to its interest to become subject to the Joint Operating Agreement, the Consent and Agreement and the Working Interest Purchase Option.

10.18 Amendment to Lessee Organizational Documents. The Guarantor shall not, and shall not permit, any change, waiver or amendment to the organizational documents of the Lessee without the prior written consent of each Participant.

10.19 Construction Liens. The Lessee, within six months after the Closing Date, shall have caused the Operator to have duly discharged all Liens existing as of the Closing Date described in clause (d) of the definition of “Permitted Liens”.

Participation Agreement

10.20 Revenues from Working Interest; Marketable Title. Upon purchase by the Lessor of the Working Interest pursuant to Section 10.23, the Lessee and the Guarantor agree that such Working Interest will be delivered to the Lessor free and clear of all liens, and the Guarantor shall cause the Lessee to convey good and marketable or merchantable title to the Working Interest upon such purchase by the Lessor.

10.21 Production Handling Agreement; Services Agreement. Other than in connection with a refinancing pursuant to Section 14.1(j), the Lessee and the Guarantor shall not amend any provision of the Production Handling Agreement or the Services Agreement without the prior written consent of each Participant.

10.22 Limitation on Fundamental Changes, Issuances of Securities. Except as expressly provided in this subsection, none of the Guarantor or any of its Subsidiaries (other than the Lessee, to which the terms of Section 10.4(a)(iii) shall apply) shall enter into any transaction or acquisition of a Person or merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets. Any Subsidiary of Guarantor (other than the Lessee) may, however, be merged into or consolidated with (i) another Subsidiary of Guarantor, so long as a direct wholly-owned Subsidiary of Guarantor which is a guarantor under the Credit Agreement is the surviving business entity, or (ii) Guarantor, so long as Guarantor is the surviving business entity. In addition, any Person may be merged into or consolidated with the Guarantor or any of its Subsidiaries (other than the Lessee) so long as such Guarantor or Subsidiary is the surviving business entity and no Lease Default or Lease Event of Default exists or will be created thereby. Any wholly-owned Subsidiary of Guarantor (other than the Lessee) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Guarantor or any other direct wholly-owned Subsidiary of Guarantor that is a guarantor under the Credit Agreement. Guarantor shall not issue any membership interests other than common membership interests in Guarantor and any options or warrants giving the holders thereof only the right to acquire such interests. No Subsidiary of Guarantor shall issue any additional securities or any options, warrants or other rights to acquire such additional securities except to Guarantor and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Guarantor shall allow any diminution of Guarantor’s interest (direct or indirect) therein. Guarantor shall not suffer to exist any sale, transfer or other disposition of the stock of or rights with respect to Guarantor or any Subsidiary, and Guarantor shall not issue any additional securities or any options, warrants or other rights to acquire such additional securities.

10.23 Sale of Working Interest. In connection with the return, at any time and for any reason, of the Undivided Interest from the Lessee to the Lessor or any assignee or transferee of the Lessor as provided in Section 8(a) or Section 16 of the Lease, (i) in the case of the expiration of the Lease, at least 270 days but no more than 540 days before such expiration of the Initial Lease Term or any Renewal Term, or (ii) with respect to any other termination of the Lease, within 60 days following such termination, the Guarantor shall offer to sell to the Lessor and, if a Lease Event of Default has occurred and is continuing and the Lien of the Indenture has not been discharged, the Indenture Trustee or any assignee or transferee of the Lessor or the Indenture Trustee all of the Guarantor’s Working Interest (as defined in Section 2.45 of the Joint Operating Agreement) in the Front Runner Reserves at the purchase price equal to the Fair Market Value of

Participation Agreement

such Working Interest, determined pursuant to the FMV Appraisal Procedure (the “Working Interest Purchase Option”). Lessor or Indenture Trustee, as applicable, shall accept or reject Guarantor’s offer to sell its entire Working Interest no later than 200 days after delivery of the determination of the Fair Market Value of the Working Interest in accordance with the FMV Appraisal Procedure. Any sale to the Lessor or Indenture Trustee, as applicable, or either such party’s assignee shall be consummated no later than, in the case of clause (i) above, the scheduled expiration of the Initial Lease Term or Renewal Term, as applicable and, in the case of clause (ii) above, 90 days following the acceptance of the offer of the Guarantor by the Lessor or the Indenture Trustee, as applicable. The purchase price for the Working Interest will be paid in immediately available funds by the Lessor. The provisions of this Section 10.23 shall survive termination of the Lease and all other Operative Documents.

10.24 Abandonment of Undivided Interest. The Guarantor shall not, and shall not permit the Lessee to, abandon the Undivided Interest during the Lease Term for any reason without the prior written consent of the Lessor and a Majority in Interest of Holders of Notes.

10.25 [Intentionally Omitted].

10.26 Consent to Assignment. The Lessee and the Guarantor hereby acknowledge and expressly consent to the Collateral Assignment of Rights in favor of the Lessor, and to the further assignment of such Collateral Assignment of Rights to the Indenture Trustee pursuant to the Indenture.

10.27 ERISA. The Lessee shall not establish, maintain or contribute to, any Plan.

SECTION 11

OTHER COVENANTS AND AGREEMENTS

11.1 Agreements of Owner Participant. The Owner Participant covenants and agrees that:

(a) Discharge of Liens. The Owner Participant will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, (i) all Owner Participant’s Liens and (ii) all Lessor’s Liens resulting from any act or failure to act by the Lessor Trustee at the express written direction of the Owner Participant in violation of the Operative Documents on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein; provided, however, that the Owner Participant shall not be required to remove any such Owner Participant’s Lien or Lessor’s Lien for so long as the same is being diligently contested in good faith by appropriate proceedings and such proceedings do not involve any material danger of (1) the sale, forfeiture or loss of any part of the Platform, the Trust Estate or the Indenture Estate, or title thereto or any interest therein, (2) the interference with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or (3) interference with the payment of Rent.

Participation Agreement

(b) Prepayment. Unless the Lease shall have been declared in default pursuant to Section 16.1 thereof, the Owner Participant will not, and will not cause or permit the Lessor to, directly or indirectly prepay, redeem, refund, refinance or acquire any Note, or give a notice of redemption, with respect thereto, without the prior written consent of the Lessee, other than in the event of a redemption or purchase of Notes by the Lessor or the Owner Participant pursuant to Section 3.06 of the Indenture or as provided in Section 15. This Section 11.1(b) shall not be deemed to permit prepayment of Notes except as permitted by the Indenture. If (i) the Lessee shall have irrevocably elected (A) to purchase the Undivided Interest pursuant to the Lease or (B) to terminate the Lease with respect to the Undivided Interest pursuant to the Lease and the Lessee shall not have elected to assume the Notes pursuant to Section 11.6 or to purchase the Beneficial Interest pursuant to Section 16, or (ii) an Event of Loss with respect to the Platform shall have occurred, then the Owner Participant agrees, upon request of the Lessee specifying the relevant information in reasonable detail, to instruct the Lessor Trustee to give a notice of redemption pursuant to Section 3.10 of the Indenture with respect to the Notes to be redeemed in connection with such purchase, termination or Event of Loss, which notice shall be given in accordance with the terms of the Indenture.

(c) Cooperation with Lessee. The Owner Participant shall, upon the reasonable request of the Lessee or the Indenture Trustee, cooperate with the Lessee and the Indenture Trustee, at the Lessee’s expense, to enable the Lessee to make the filings and recordings listed in Schedule 4.15(b), including, without limitation, at any time and from time to time, promptly and duly executing and delivering, any and all such further instruments and documents as the Lessee or the Indenture Trustee may reasonably request in order to perform such covenants and to make such filings and recordings.

(d) Successor Lessor Trustee. Unless the Lease shall have been declared in default pursuant to Section 16.1 thereof, the Owner Participant shall not appoint, cause or allow to be appointed a successor to any Lessor Trustee under the Trust Agreement without obtaining the prior written consent of the Lessee (provided that if a Lease Event of Default has occurred and is continuing, no such consent shall be required from the Lessee) and the Majority in Interest of Holders of Notes, which consent shall not be unreasonably withheld, provided that if the Lessee and/or the Majority in Interest of Holders of Notes has or have not responded to the Lessor’s written notification to such Person of its proposed successor within 10 Business Days of its receipt of such notice, then such Person shall have been deemed to have accepted such proposed successor. The Owner Participant shall (at the Lessee’s expense) cause any such successor Lessor Trustee, simultaneously with its assumption of duties in such capacity, to take all actions as may be reasonably requested by the Indenture Trustee, the Loan Participants or the Lessee (including, without limitation, the filing of financing statements) in order to establish, preserve, protect and perfect the title of such successor trustee in and to the Undivided Interest and its rights under this Agreement and the other Operative Documents and, so long as any Notes are Outstanding, the mortgage and security interest of the Indenture Trustee in the Indenture Estate granted or created under the Indenture and the Indenture Trustee’s rights under this Agreement and the other Operative Documents, subject only to Permitted Liens.

Participation Agreement

(e) [Intentionally Omitted].

(f) Instructions to Lessor Trustee. The Owner Participant will not instruct or otherwise direct the Lessor Trustee to take, or omit to take, any action in violation of the express covenants and agreements of the Lessor Trustee in any Operative Document.

(g) Termination/Amendment of Trust Agreement; Indenture.

(i) The Owner Participant covenants that it will not (A) amend, supplement or otherwise modify the Trust Agreement (x) in a manner materially adverse to the Indenture Estate without the prior written consent of the Indenture Trustee (so long as the Lien of the Indenture has not been terminated or discharged) or (y) prior to the Lease Termination Date, in a manner which will disturb the Lessee’s rights under, the Lease, or otherwise adversely affect the Lessee’s rights, or increase the Lessee’s obligations or liabilities, under any Operative Document without the prior written consent of the Lessee, or (B) revoke or terminate, or consent to the revocation or termination of, the Trust Agreement, or otherwise waive compliance with any provision thereof (to the extent it will adversely affect the Lessee, the Loan Participants or the Indenture Trustee) without the prior written consent of the Lessee and of the Indenture Trustee (so long as the Lien of the Indenture has not been terminated or discharged), as applicable.

(ii) Prior to the Lease Termination Date, the Indenture (including, without limitation, Sections 4.05, 4.09, 5.09, 6.02 and 7.04 thereof) may not be amended, waived, supplemented or modified to permit any action contrary to, or which will disturb the Lessee’s rights under, the Lease, or otherwise adversely affect the Lessee’s rights, or increase the Lessee’s obligations or liabilities, under any Operative Document without the consent of the Lessee.

(h) Securities Act. Except in connection with a refunding under and pursuant to the terms of Section 15, neither the Owner Participant nor any Person authorized to act on its behalf, will take any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the registration requirements of Section 5 of the Securities Act.

11.2 Agreements of Trust Company and Lessor. The Trust Company covenants and agrees with respect to Sections 11.2(a), 11.2(b) and to the extent set forth therein with respect to it, 11.2(h) and the Lessor covenants and agrees with respect to Sections 11.2(c), 11.2(d), 11.2(e), 11.2(f), 11.2(g) and, to the extent set forth therein with respect to it, 11.2(h) that:

(a) Discharge of Liens. The Trust Company, in its individual or trust capacity, will not create or permit to exist at any time, and will, at the Trust Company’s cost and expense, promptly take such action as may be necessary duly to discharge all Lessor’s Liens attributable to it on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein and shall promptly notify the Indenture Trustee of any action so taken; provided, however, that the Trust

Participation Agreement

Company shall not be required to remove any such Lessor’s Lien if the same is being diligently contested in good faith by appropriate proceedings and so long as such proceedings do not involve any material danger of (1) the sale, forfeiture or loss of any part of the Platform, the Undivided Interest, the Trust Estate or the Indenture Estate, or title thereto or any interest therein, (2) interference with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or (3) interference with the payment of Rent. Except for the Owner Participant’s obligation pursuant to Section 11.1(a), the Trust Company shall indemnify, protect, defend, save and keep harmless the Lessee, the Owner Participant, the Loan Participants and the Indenture Trustee from and against any and all Claims that may be imposed on, incurred by or asserted against such Person or the Undivided Interest arising out of or secured by any such Lessor’s Lien attributable to it.

(b) Change of Chief Place of Business, Etc. The Trust Company shall give notice to the Lessee, the Owner Participant and the Indenture Trustee 10 days prior to any change in its or the Trust Estate’s “location” (as such term is used in Section 9-307 of the Uniform Commercial Code) or the office where the records concerning the accounts, contract rights or general intangibles relating to the transactions contemplated hereby are kept.

(c) Cooperation with Lessee. The Lessor or the Lessor Trustee, as the case may be, shall, upon the reasonable request of the Lessee or the Indenture Trustee, cooperate with the Lessee and the Indenture Trustee, at the Lessee’s expense, to enable the Lessee to make the filings and recordings listed in Schedule 4.15(b), including, without limitation, at any time and from time to time, upon the request of the Lessee or the Indenture Trustee promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee or the Indenture Trustee may request in order to perform such covenants and to make such filings and recordings.

(d) Notice of Transfer of Assets. The Lessor Trustee shall not transfer any of the estates, properties, rights, powers, duties or trusts of the Lessor Trustee to any successor trustee or to any additional or separate trustee under the Trust Agreement without giving prior written notice of such transfer to the Owner Participant, the Lessee and the Indenture Trustee in accordance with Section 10.1 of the Trust Agreement.

(e) Certain Transfers, Termination. Except as expressly permitted or required hereby or by the terms of any other Operative Document, subject to Section 16 of the Lease, the Lessor will not transfer the Undivided Interest or any other portion of the Trust Estate to any Person prior to the expiration or earlier termination of the Lease pursuant to its terms, terminate the Trust Agreement or distribute all or any part of the Trust Estate to any Person.

(f) Lessor’s Activities. The Lessor will not incur any indebtedness for money borrowed, or enter into any other activity, except as contemplated by the Operative Documents or as may be necessary or advisable to carry out its obligations or enforce its rights thereunder. The Lessor will not enter into any business or other activity other than

Participation Agreement

the business of owning the Undivided Interest, the leasing thereof to the Lessee and the carrying out of the transactions contemplated by this Agreement and the other Operative Documents.

(g) Notice of Indenture Event of Default. Promptly after the Lessor has Actual Knowledge that any Indenture Event of Default attributable to the Lessor has occurred and is continuing, the Lessor shall deliver to the Lessee a notice of such Indenture Event of Default which is not also a Lease Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Lessor has taken, is taking or proposes to take with respect thereto; provided that the Lessor shall not have any liability nor shall any Person have any rights as a result of any failure to provide such notice. In the event that a Responsible Officer of the Lessor Trustee shall have Actual Knowledge of an Indenture Default or Indenture Event of Default or of an Event of Loss, such Responsible Officer shall give prompt written notice thereof to the Owner Participant, the Lessor, the Indenture Trustee and the Lessee.

(h) Securities Act. None of the Trust Company, the Lessor Trustee, the Lessor nor any Person authorized by either the Trust Company, the Lessor Trustee or the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Trust Estate, the Indenture Estate, the Undivided Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act.

(i) Notices. The Lessor Trustee shall, within 5 Business Days after the Lessor Trustee’s receipt thereof, provide the Indenture Trustee with copies of all notices, reports and other written communications it receives under the Operative Documents.

11.3 Additional Agreement of the Loan Participants. Each Loan Participant covenants and agrees that:

(a) Transfer of Notes. Any sale, transfer or assignment (including, without limitation, a transfer pursuant to the exercise of remedies with respect to any Note) by any Loan Participant of any Note or of all or any part of its interest hereunder or under the Indenture shall be on the express condition that the purchaser, transferee or assignee, as the case may be, shall agree to be bound by the terms and provisions applicable to such Loan Participant contained in this Agreement, the Notes and the Indenture. The acceptance by any Person of any Note shall constitute such Person’s making of the representations and warranties set forth in Section 7.1 and agreement to be bound by the terms and provisions of this Agreement and the Indenture.

(b) Instructions to Indenture Trustee. No Loan Participant will instruct or otherwise direct the Indenture Trustee to take, or omit to take, any action in violation of the express covenants and agreements of the Indenture Trustee in any Operative Document.

Participation Agreement

11.4 Agreements of Indenture Trustee. The Indenture Trustee covenants and agrees, as follows:

(a) Discharge of Liens. The Indenture Trustee, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary to discharge, all of the Indenture Trustee’s Liens on all or any part of the Undivided Interest, the Trust Estate or the Indenture Estate, or title thereto or any interest therein. The Indenture Trustee, in its individual capacity, shall indemnify, protect, defend, save and keep harmless the Lessee, the Owner Participant, the Loan Participants and the Lessor Trustee from and against any and all Claims imposed on, incurred by or asserted against such Person arising out of any Indenture Trustee’s Lien.

(b) Cooperation with Lessee. The Indenture Trustee shall, upon the reasonable written request of the Lessee, the Owner Participant or the Lessor cooperate with the Lessee, the Owner Participant and the Lessor, at the Lessee’s expense, to enable the Lessee to perform the Lessee covenants contained in Section 10.6 and to make the filings and recordings listed in Schedule 4.15(b), including, without limitation, at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee, the Owner Participant or the Lessor may reasonably request in order to perform such covenants and to make such filings and recordings.

(c) Original Lease. Except to the extent otherwise required by the Indenture, the Indenture Trustee agrees that it will maintain possession of the original executed counterpart of the Lease in order to preserve the perfection of the Lien of the Indenture thereon.

(d) Performance of Obligations. The Indenture Trustee will perform and comply with its duties and obligations under the Indenture, including those which, upon satisfaction of any applicable conditions set forth therein, require payment or the tendering of performance to the Lessee, the Lessor, or the Owner Participant.

(e) Notices. The Indenture Trustee shall, within 5 Business Days after the Indenture Trustee’s receipt thereof, provide each Loan Participant with copies of all notices, reports and other written communications it receives under the Operative Documents.

(f) Satisfaction of Conditions. In any instance under the Operative Documents where a condition must be met to the “satisfaction” or the “reasonable satisfaction” of, or be “acceptable” or “reasonably acceptable” to, or an approval given involving judgment or discretion on the part of the Indenture Trustee, the Indenture Trustee shall make such determination or take such action at the written direction of the Majority in Interest of Holders of Notes.

Participation Agreement

(g) Indenture Trustee Office. The Indenture Trustee covenants and agrees that its corporate trust office for purposes of receiving payments payable to it or the Loan Participants under the Operative Documents shall at all times be located in Utah.

11.5 Confidentiality. Each of the parties hereto agrees that all matters relating to this Agreement and the other Operative Documents and the transactions contemplated hereby including all information delivered to any Participant or its authorized representatives pursuant to the terms of the Operative Documents or obtained in connection with an inspection of the Platform, shall be kept strictly confidential, including, without limitation, the substance of its commercial terms, and any disclosure of such matters shall be made only with the prior written consent of the other parties hereto that are affected by such disclosure. The Lessee agrees, on behalf of itself and its Affiliates, that the obligations of each of the parties hereto in this Section 11.5 are several (and not joint or joint and several) obligations, it being understood that none of the parties hereto shall in any way be liable for the breach or purported breach of this Section 11.5 by anyone other than itself. The obligations of each of the parties hereto under this Section 11.5 shall not apply to any confidential information (i) that becomes part of the public domain (through publication, the issuance of a patent disclosing such information or otherwise) independently of any act of any such party that was prohibited by this Section 11.5, or (ii) when identical or substantially similar information is received by any of the parties hereto, without restriction as to its disclosure or use, from a Person who, to the actual knowledge or reasonable belief of such party, was not prohibited from disclosing such confidential information by any duty of confidentiality arising by contract or law. Any breach of this Section 11.5 by any party hereto shall not entitle the Lessee or any Affiliate thereof to any right of setoff against any amounts due or to become due to such party pursuant to any Operative Document. The obligations of the Lessor Trustee and the Indenture Trustee under this Section 11.5 are in their individual capacities. The obligations set forth in this Section shall survive any termination or rescission of this Agreement and the other Operative Documents. Without limiting the foregoing, nothing in this Section shall prevent, or require the consent of any party to, any disclosure:

(a) required pursuant to an order under applicable laws, rules or regulations, pursuant to an injunction, pursuant to a subpoena or other legal process, pursuant to arbitration or as may otherwise be required or requested by any Governmental Rule or Governmental Authority;

(b) to examiners or self regulatory organizations (including, without limitation, the National Association of Securities Dealers’ or the National Association of Insurance Commissioners), to any auditors, counsel, insurance brokers or other independent experts, and to any prospective purchaser of any Note or all or part of the Undivided Interest; provided, however, that prior to any disclosure to any such prospective purchaser, such prospective purchaser shall have executed a confidentiality agreement whereby such Person agrees to be bound by the confidentiality restrictions contained in this Section 11.5;

(c) to Affiliates of such Person in the ordinary course of the disclosing party’s normal administration of its officers;

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(d) to a prospective assignee or other transferee of such party’s interest that has executed a confidentiality agreement whereby such assignee agrees to be bound by the confidentiality restrictions contained in this Section 11.5;

(e) to Murphy and Dominion but, in each case, only to the extent deemed by the Lessee or the Guarantor to be advisable or necessary for Murphy to perform its obligations as Operator of the Platform pursuant to the Joint Operating Agreement, provided that no disclosure may be made (except as otherwise provided herein) under any circumstances to any such Person if such disclosure in any way relates to: (i) any financial term or condition provided in any Operative Document or otherwise relating to any party to the Operative Documents, (ii) any terms or provisions relating to indemnification under Section 12, or (iii) any of the terms, conditions or provisions of the Tax Indemnity Agreement (it being understood that for purposes of this Section 11.5(e), the Lessee shall be permitted to disclose all matters relating to the Lessee Bill of Sale, the Joint Operating Agreement, the Federal Leases or the Support Agreement to Murphy and Dominion, or to their respective successors in interest); or

(f) by any party or any of their respective officers, directors, employees, accountants, attorneys and other advisors, agents and representatives to any and all persons, without limitation of any kind, of the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to any of them relating to such U.S. tax treatment and U.S. tax structure provided, however, that no such person shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated hereby (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

Notwithstanding the foregoing, the Joint Operating Agreement, and any amendment thereto, may be disclosed to any person by the Lessee or the Guarantor.

11.6 Assumption of Notes. Each of the Owner Participant, the Lessor, each Loan Participant and the Indenture Trustee agrees that if, pursuant to Section 6.1(b) or 7A of the Lease, the Lessee elects to purchase the Undivided Interest, the Lessee may, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, elect to assume the obligations of the Lessor under the Notes and under the Indenture by giving notice of such election at least 90 days prior to the applicable purchase date in accordance with Section 3.04 of the Indenture. In addition, if the Lessee elects to so assume, the Lessee shall provide to the Indenture Trustee, each Loan Participant, the Lessor and the Owner Participant the Officer’s Certificate required under Section 3.04(a) and (b) of the Indenture and shall otherwise comply with the conditions set forth in Section 3.04 of the Indenture applicable to it. In the event that the Relevant Amendment becomes effective, this Agreement and the other Operative Documents shall be deemed amended as provided in the Relevant Amendment and upon such assumption the Lessor shall be released from all of its obligations under the Operative Documents except as may be expressly provided in the Relevant Amendment and the Lessor and the Owner Participant shall be satisfied as to form and substance with such release.

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11.7 Financing Agent. Except with respect to Excepted Payments and Excepted Rights, the parties hereto agree that, for so long as the Lien of the Indenture is still in effect, the Indenture Trustee shall act as the “Financing Agent” under the Joint Operating Agreement and the Consent and Agreement with respect to the transactions contemplated by the Operative Documents, at the written direction of the Majority in Interest of Holders of Notes. Thereafter the Lessor shall act as the “Financing Agent” under the Joint Operating Agreement and the Consent and Agreement.

11.8 Movement of Platform. The parties hereto agree and acknowledge that, pursuant to the terms of the Joint Operating Agreement, the Platform shall not be moved from the Contract Area to another location outside Block 338 in the Contract Area without the consent of, among others, the Indenture Trustee (who shall act with respect to such matter at the written direction of the Majority in Interest of Holders of Notes) and the Owner Participant (which consent shall be subject to the satisfaction of such conditions as each such Person may reasonably require).

11.9 Tax Deferred Exchanges. From time to time, the Owner Participant may propose to enter into an Exchange Transaction. Each of the parties hereto, agrees to cooperate with the Owner Participant and take such action and deliver such documents as the Owner Participant may from time to time reasonably require in connection with the consummation of such Exchange Transaction; provided, that, in the case of the Loan Participants, they are not, in the reasonable judgment of the Majority in Interest of Holders of Notes, adversely affected thereby and will not bear any expense or incur any liability in connection therewith or as a result thereof, and that, in the case of all parties, no such party will provide any assurance that any such Exchange Transaction proposed, and documented as requested, by the Owner Participant will satisfy the requirements for a tax-deferred exchange, the determination that the Owner Participant’s proposed Exchanged Transaction will satisfy such requirements being solely the responsibility of the Owner Participant. All reasonable costs and expenses incurred by the parties hereto in connection with any proposed Exchange Transaction shall be payable by the Owner Participant. If the parties hereto consent to any action requested by the Owner Participant to be taken in connection with any Exchange Transaction, the Lessor shall take such action. As used herein, an “Exchange Transaction” shall mean the transfer by the Owner Participant of the Undivided Interest (or any portion thereof) pursuant to Section 13 of the Participation Agreement, and the acquisition of a replacement property (or properties) by the Owner Participant, in a manner which the Owner Participant believes will satisfy the requirements for tax-deferred exchanges of property under Section 1031 or 1033 of the Code (including, without limitation, through the transfer of properties, or contract rights thereto, to and from certain intermediaries). The Lessor or the Owner Participant shall reimburse the Lessee for all amounts paid to the Loan Participants or the Indenture Trustee in respect of Claims in connection with any Exchange Transaction to which the Lessee is required to indemnify any such Person in accordance with Section 12 (unless any such Claim is caused by the gross negligence or willful misconduct of the Lessee).

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SECTION 12

INDEMNIFICATION

12.1 General Indemnification. (a) Indemnification. The Lessee agrees whether or not any of the transactions contemplated hereby are consummated, to indemnify, protect, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against any Indemnitee (or in the case of a Claim described in clause (viii) below, the Owner Participant only) (whether because of an action or omission by such Indemnitee or otherwise and whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person), in any way relating to or arising out of (i) the Platform or the Undivided Interest or any part thereof, (ii) the Operative Documents or the transactions contemplated thereby (including the exercise of remedies thereunder), any Acceptable Letter of Credit or the issuance, redemption, refunding, refinancing or prepayment of the Notes (including Claims arising under the Securities Act with respect to any offering of any Notes or any other securities issued in connection therewith) or the making of any investment (including the Investment) in the Platform or the Undivided Interest, payments made pursuant to any thereof or the enforcement by any Indemnitee of any of its rights under the Operative Documents, or any other transaction contemplated by the Operative Documents, including the giving or withholding by such Indemnitee of any future amendments, supplements, waivers or consents with respect thereto (whether or not entered into), including, any amendment, supplements, waivers or consents resulting from any workout, restructuring or similar proceedings, (iii) the manufacture, financing, refinancing, design, construction, inspection, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, registration, abandonment or other application or disposition of all or any part of the Platform, the Working Interest or the Undivided Interest or any interest therein, including, without limitation, (A) Claims or penalties arising from any violation of any Governmental Rule with respect to the Lessee, the Platform, the Undivided Interest or the transactions contemplated by the Operative Documents or liability in tort (strict or otherwise), including Environmental Laws, (B) loss of or damage or purported loss or damage to any property or the environment (including, without limitation, all Claims associated with remediation, response, removal, corrective action, clean-up, Remedial Action, treatment, compliance, restoration, abatement, encapsulation, containment, regeneration, monitoring, sampling, investigation, assessment, financial assurance, natural resource damages, damages for loss of substantial use of natural resources, damages for loss of taxes, royalties, rents, fees or profits due to the injury, destruction or loss of real property, personal property, or natural resources, the protection of wildlife, aquatic resources and organisms and vegetation, the interference with or contamination of any wetland or body of water (whether surface or subsurface) or aquifer) and any relevant mitigative action under any Environmental Law and any Claims resulting from or relating to the existence or presence of any Hazardous Material, oil, petroleum or natural gas, at, in, or under the Platform, any parts thereof, or any undivided interest therein, or the Release, emission or discharge of any Hazardous Material, oil, petroleum or natural gas into the environment (including air, water vapor, surface water, ground water, and land (whether surface or subsurface)) or death or injury to any Person, (C) latent or other defects, whether or not discoverable, and (D) any claim for patent, trademark or copyright infringement,

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(iv) any breach of or failure to perform or observe, or any other breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligation to be performed by the Lessee or the Guarantor under any Operative Document, or the falsity of any representation or warranty of the Lessee or the Guarantor in any of the Operative Documents or in any certificate delivered by the Lessee or the Guarantor (including, without limitation, any costs and expenses incurred in connection with any Owner Participant transfer under Section 13 that occurs while a Lease Event of Default has occurred and is continuing), (v) the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on the Platform or the Undivided Interest or any part thereof (other than Owner Participant’s Liens, Lessor’s Liens and Indenture Trustee’s Liens which are solely attributable to such Indemnitee), (vi) any violation of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code as a result of the occurrence of a prohibited transaction in connection with the transactions contemplated by the Operative Documents, other than to the extent attributable to a breach by such Indemnitee of its representation and warranty in Section 6.7 or Section 7, as applicable; provided that Claims for indemnification under this clause (vi) shall not be subject to any of the exclusions set forth in the following proviso to this Section 12.1(a); (vii) the failure to provide any Acceptable Letter of Credit or (viii) the Owner Participant Response; provided, however, except as expressly set forth in clause (vi) above, the Lessee shall not be required to indemnify any Indemnitee under this Section 12.1 for (1) any Claim in respect of the Platform or the Undivided Interest to the extent attributable to acts, events, circumstances or conditions which arise, occur or exist after (A) the Lease Termination Date and payment of all amounts due and performance of all obligations of the Lessee under the Operative Documents (and not otherwise attributable to acts, events, circumstances or conditions arising, occurring or existing during the Lease Term) and the return of the Undivided Interest or the return of the Undivided Interest in connection with the exercise of remedies upon the occurrence of a Lease Event of Default; provided, however, that if such return is under conditions not in accordance with the Operative Documents, without limiting the foregoing, the Lessee shall be liable for all Claims directly or indirectly relating to or arising from the breach of such return conditions or (B) the Lessee’s or a third party’s purchase of the Lessor’s right, title and interest in and to the Undivided Interest and payment in full of the applicable purchase price provided for under the Operative Documents and payment of all other amounts due and performance of all obligations then or thereafter arising under the Operative Documents (except, in each case, to the extent that such Claim relates to any such act, event, circumstance or condition which arises, (including the exercise by any Indemnitee of its remedies under the Operative Documents) prior to or simultaneously with the occurrence of the events described in clause (A) or (B)); (2) any Claim to the extent resulting from the willful misconduct, gross negligence, misrepresentation or breach of contract of such Indemnitee (unless (A) such willful misconduct, gross negligence, misrepresentation or breach of contract is caused solely by any Lessee Person or (B) such willful misconduct, gross negligence, misrepresentation or breach of contract is imputed to such Indemnitee by reason of its interest in the Undivided Interest), (IT BEING THE INTENT OF THE PARTIES THAT THE EXCLUSION IN THIS CLAUSE (2) DOES NOT EXCLUDE INDEMNIFICATION RESULTING FROM SUCH INDEMNITEE’S OWN NEGLIGENCE), (3) any Transaction Expense (other than any Transaction Expense that the Lessee is obligated to pay pursuant to Section 2.9), (4) in the case of (A) Claims under the Indenture in respect of the Lessor Trustee, any Claim to the extent expressly provided under the Indenture to be paid or borne by the Lessor Trustee at its own

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expense and for which the Lessor Trustee is expressly not entitled to indemnity or reimbursement from the Lessee and (B) Claims in respect of any other Indemnitee, any other expense or Claim to the extent expressly provided under any of the Operative Documents to be paid or borne by such Indemnitee at its own expense or for which such Indemnitee is expressly not entitled to indemnity or reimbursement from the Lessee, (5) any Claim to the extent resulting from the offer, sale, disposition or transfer by such Indemnitee of all or part of its interest in the Undivided Interest, the Notes (other than Claims arising from the post-Closing Date private offering of the Notes, to the extent provided for in the indemnification provisions of the SG Commitment Letter (except for the out-of-pocket costs and expenses of the initial Loan Participant and its Affiliates in connection with such offering)) or the Trust Estate (it being understood that this clause (5) shall not limit the rights of a Transferee to indemnity under Section 12.1), other than any such offer, sale, transfer or disposition (A) made in connection with the exercise of remedies while a Lease Event of Default is continuing, (B) in connection with an Event of Loss or any replacement, removal, destruction, damage, theft, governmental taking, confiscation, seizure, requisition of or to the Undivided Interest or any part thereof, (C) pursuant to Section 6 or 7 of the Lease or Section 16 of this Agreement, (D) made to the Lessee or to any other Person at the written request of the Lessee or (E) otherwise expressly required by the Operative Documents, (6) any Claim to the extent resulting from a breach by such Indemnitee of any of its representations, warranties or covenants in any of the Operative Documents or in any Officer’s Certificate delivered by it pursuant thereto or to the extent resulting from a violation of law by such Indemnitee (other than any violation caused by any Lessee Person or imputed to an Indemnitee solely by reason of its interest in the Undivided Interest), unless such violation of law or breach is the result of or attributable to the failure of any other party to comply with its obligations under any Operative Document (other than, in the case of the Owner Participant, such a failure by the Lessor Trustee as a result of the written direction or instruction of the Owner Participant in violation of the Operative Documents and, in the case of any Loan Participant, such a failure by the Indenture Trustee as a result of the direction or instruction of (or a vote or consent in favor of such direction or instruction by) such Loan Participant), (7) any Claim for Taxes (other than Taxes resulting from violations of ERISA or the Code referred to in clause (vi) preceding this proviso or Taxes required to be paid to indemnify such Indemnitee under this Section 12.1 on an After-Tax Basis) whether or not the Lessee is obligated to indemnify for such Taxes under Section 12.2 or the Tax Indemnity Agreement, (8) any Claim to the extent resulting solely from any Indenture Event of Default except to the extent caused by or attributable to a Lease Default or Lease Event of Default, (9) with respect to the Lessor Trustee, the Trust Company, and the Owner Participant, any Claim to the extent resulting from the indemnity given by the Owner Participant pursuant to Section 6.3 of the Trust Agreement or any indemnification pursuant thereto, except to the extent that the Indemnitee under such Section 6.3 would be otherwise entitled to indemnification from the Lessee under this Section 12.1, (10) in the case of any Indemnitee other than the Owner Participant, to the extent attributable to the failure on the part of the Indenture Trustee or the Lessor Trustee, as the case may be, to distribute in accordance with the Indenture or the Trust Agreement, as the case may be, any amounts received and distributable by it thereunder, (11) in the case of the Owner Participant, to the extent attributable to the failure on the part of the Lessor Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder, (12) any Claim to the extent resulting from the imposition of any Lien which such Indemnitee is required to discharge pursuant to any Operative Document (including for purposes of this clause (12) any

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Lien which such Indemnitee would be required to discharge but for the proviso set forth in Section 11.1(a) or 11.2(a)), (13) any Claim to the extent attributable to any future amendment or supplement to any Operative Document, other than such as have been requested or consented to by the Lessee or the Guarantor, and other than such as are expressly required by any Operative Document or such as are required or provided for in order to comply with any Governmental Rule or such as result from any workout, restructuring or similar proceeding relating to any Lease Event of Default, (14) any Claim (except to the extent expressly provided in the definition thereof) for an ordinary and usual operating or overhead expense of such Indemnitee, and (15) any Claim of the Owner Participant, the Lessor or the Lessor Trustee attributable to an Exchange Transaction which is attributable to the Owner Participant, the Lessor or the Lessor Trustee (it being understood that for purposes of this Section 12.1(a)(15) an Exchange Transaction shall not include a transfer that occurs (i) while a Lease Event of Default is continuing or (ii) pursuant to any replacement, removal or repair by the Lessee of all or any portion of the Platform). The obligation to provide indemnities in accordance with the terms of this Section 12.1 shall survive the termination of the Lease or any other Operative Document or the sale or transfer by the Owner Participant of its Beneficial Interest.

(b) Notices. If the Lessee shall obtain Actual Knowledge of any action, suit, proceeding or written notice of any Claim indemnified against under this Section 12.1, the Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, as the case may be, and if any Indemnitee shall obtain Actual Knowledge of any action, suit, proceeding or written notice of any Claim indemnified against under this Section 12.1, such Indemnitee shall give prompt notice thereof to the Lessee, if Lessee has not already provided such notice to such Indemnitee, provided that the failure of such Indemnitee to so notify the Lessee shall not result in any liability to such Indemnitee and shall not affect the Lessee’s indemnification obligations under this Section 12.1 to such Indemnitee except to the extent of any increase in the amount of such Claim resulting from such failure or to the extent the Lessee is materially adversely affected in its ability to contest such Claim as a result of such failure.

(c) Contests. Subject to the rights of insurers under policies of insurance maintained pursuant to Section 13 of the Lease, the Lessee shall have the right, at its sole cost and expense, to investigate, and the right, in its sole discretion, to defend or contest by appropriate proceedings or compromise, any Claim for which indemnification is sought under this Section 12.1, and the Indemnitee shall cooperate, at the Lessee’s expense, with all reasonable requests of the Lessee in connection therewith (except that no Indemnitee shall be required to provide any information requested by the Lessee that is in violation of any Governmental Rule or any confidentiality restriction applicable to such Indemnitee and, in all cases, shall exclude any tax return or material related to the calculation of Owner Participant’s Net Economic Return); provided that the Lessee shall not have the right without the consent of the Indemnitee to defend, contest or compromise any Claim with respect to such Indemnitee (i) if a Significant Lease Default or Lease Event of Default shall have occurred and be continuing or if after the commencement of such contest rights by the Lessee, a Significant Lease Default or Lease Event of Default shall have occurred and be continuing and the Indemnitee shall have notified the Lessee that such right has been withdrawn, (ii) if such proceeding involves any material danger of the sale, forfeiture or loss of the Undivided Interest or any part thereof, or (iii) if such Claim involves the possibility of criminal sanctions or criminal liability or a reasonable possibility of material civil penalty to such Indemnitee, in which event the Indemnitee shall be entitled to control and assume

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responsibility for the defense of such Claim at the expense of the Lessee, provided that there shall only be one common counsel for all Loan Participants and the Indenture Trustee and one common counsel for the Lessor and the Owner Participant, unless in each case any such Person reasonably determines that an actual or potential conflict of interest exists; provided further that the Lessee shall acknowledge in writing its obligation to indemnify such Indemnitee as a condition to assuming control of such contest, provided that such acknowledgment of obligation to indemnify will not be binding if the contest is resolved in a manner which indicates that the Lessee would not be liable in the absence of such acknowledgment. The Lessee will provide the Indemnitee with such information not within the control of such Indemnitee, as is in the Lessee’s control or is reasonably available to the Lessee, which such Indemnitee may reasonably request and shall otherwise cooperate with such Indemnitee so as to enable such Indemnitee to investigate or defend any Claim. The Lessee, at its expense, shall keep the Indemnitee which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect to such proceeding as such Indemnitee shall reasonably request. In the event an Indemnitee has assumed control of any such proceeding, it, at the Lessee’s expense, shall keep the Lessee fully apprised of the status of such proceeding and shall provide the Lessee with all information, including the receipt of all settlement offers, with respect to such proceeding as the Lessee shall reasonably request. If the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided that, if (i) in the opinion of counsel to such Indemnitee an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint, or, in the opinion of such Indemnitee such indictment or charge is possible, in connection with a Claim not excluded by Section 12.1(a) and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by the Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions and such participation shall not constitute a waiver of the right to receive the indemnification provided in this Section 12.1. Notwithstanding anything to the contrary contained herein, except as otherwise provided in the following sentence, during the continuance of a Significant Lease Default or Lease Event of Default, the Lessee shall not compromise any Claim without the consent of the applicable Indemnitee, such consent not to be unreasonably withheld, unless such Claim does not involve the possibility of criminal liability and is simultaneously discharged. Notwithstanding anything to the contrary contained in this Section 12.1, to the extent the defense or settlement of any non-criminal Claim in respect of which an Indemnitee is entitled to indemnification hereunder is governed by the terms of the Joint Operating Agreement, such defense or settlement shall be governed by the Joint Operating Agreement; provided, that the defense or settlement of such Claim in accordance with the Joint Operating Agreement shall not limit the Lessee’s obligations to indemnify such Claim pursuant to this Section 12.1.

(d) Subrogation. Upon payment in full of any Claim by the Lessee pursuant to this Section 12.1 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have in respect of the matters against which such indemnity was given (other than Claims under any insurance policies maintained by

Participation Agreement

such Indemnitee); provided that the Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Section 12.1(d) until all of the obligations of the Lessee under the Operative Documents to which it is a party have been indefeasibly paid in full. Such Indemnitee agrees to cooperate, at the Lessee’s expense, with the Lessee and to execute such further instruments reasonably requested by the Lessee to permit the Lessee to pursue such Claims.

(e) Refunds. Upon receipt by any Indemnitee of a repayment or reimbursement of all or any part of any Claim for which the Lessee shall have paid to any Indemnitee or for which the Lessee shall have reimbursed any Indemnitee pursuant to this Section 12.1, such Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or reimbursement plus the amount of any tax savings realized by such Indemnitee as a result of such payment made to the Lessee, but not in excess of the amount of all prior payments made by the Lessee pursuant to this Section 12.1 with respect to such Claim less the amount of all prior refunds paid by such Indemnitee with respect to such Claim pursuant to this subsection (e).

(f) Waiver. The Lessee hereby waives and releases any claim (except any claim relating solely to the Indemnitee’s gross negligence or willful misconduct) now or hereafter existing against any Indemnitee arising out of death or personal injury to personnel of the Lessee (including it directors, officers, employees, agents and servants), loss of damage to property of the Lessee or its Affiliates, or the loss of use of any property of the Lessee or its Affiliates, which may result from or arise out of the condition, use or operation of the Platform during the Lease Term, including any latent or patent defect whether or not discoverable.

12.2 General Tax Indemnification. (a)(1) Payment of Taxes. The Lessee agrees that each payment of Rent pursuant to the Lease shall be free of all withholding with respect to Taxes (other than Excluded Taxes), and in the event that the Lessee shall be required by applicable law to make any such withholding for any such payment, (x) Rent payable shall be increased so that after making all required withholdings the Tax Indemnitee receives an amount equal to the Rent it would have received had such withholdings not been made, (y) the Lessee shall make any such withholdings and (z) the Lessee shall pay the full amount withheld to the relevant taxing authority in accordance with applicable law. Each Tax Indemnitee also agrees (subject to the proviso in Section 12.2(f)) to reimburse the Lessee for any amounts withheld for which such Tax Indemnitee obtains a credit or refund, within 30 days after receipt of such credit or refund.

(2) Indemnity. Except as provided in Section 12.2(b), the Lessee agrees to pay, and to indemnify, protect, defend, save and keep harmless each Tax Indemnitee, on an After-Tax Basis, whether or not any or all of the transactions contemplated hereby are consummated in whole or in part, from and against any and all taxes, impositions, fees, levies, assessments, duties, withholdings, governmental claims or other charges of any nature whatsoever (together with any related interest, fines, penalties or additions to tax), including, without limitation, rental, income, withholding, sales, use, transfer, leasing, personal property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation or license taxes, however imposed or asserted, by any United States federal, state or local government or taxing authority (including any possession or territory thereof) or any foreign government or taxing authority or subdivision thereof, or

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any international taxing authority or any subdivision or taxing authority of any thereof (all the foregoing being herein collectively called “Taxes” or, separately, a “Tax”), upon or with respect to (i) the Platform, the Undivided Interest or any portion thereof or interest therein, (ii) the acquisition, purchase, sale, financing, leasing, subleasing, sub-subleasing and sub-subsubleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, manufacture, assembly, delivery, possession, repossession, location, storage, importation, exportation, refinancing, refunding, transfer of title, registration, reregistration, transfer of registration, return or other disposition thereof of all or any part of the Platform, the Undivided Interest or any portion thereof or interest therein, (iii) the rental payments (including, without limitation, all Base Rent and Supplemental Rent), receipts or earnings arising from the Platform, the Undivided Interest or any portion thereof or interest therein, or payable pursuant to the Lease, or any other payment or right to receive payment pursuant to the Operative Documents (including, without limitation, any payment of principal, interest, Swap Breakage Amount, discount or premium on or with respect to the Notes), (iv) any modification or replacement, removal or repair of the Platform or a Component or Replacement Component, (v) the Joint Operating Agreement or any of the other Operative Documents and any other documents contemplated hereby or thereby and amendments and supplements thereto, or the issuance, refunding, refinancing or resetting of the Notes or any other document executed and delivered in connection with the consummation of the transactions contemplated by the Operative Documents or the interest of any Tax Indemnitee in any of the foregoing, or the execution, amendment issuance or delivery of any of the foregoing, (vi) the Indenture Estate or Trust Estate or the property, or the income or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture or the Lessor Trustee under the Trust Agreement, or (vii) otherwise arising out of, with respect to, or in connection with the transactions contemplated by the Joint Operating Agreement or the Operative Documents.

(b) Exclusions from General Tax Indemnity. Each of the following shall constitute an Excluded Tax for purposes of Section 12.2(a)(1), and the provisions of Section 12.2(a)(2) shall not apply to, and the Lessee shall have no liability to a Tax Indemnitee under Section 12.2(a)(2) with respect to:

(1) Taxes (other than such Taxes that are sales, use, rental, property, stamp, document filing, license, ad valorem, value added, franchise, privilege, doing business Taxes or Taxes imposed by way of withholding on the gross income of a Tax Indemnitee) imposed on a Tax Indemnitee that are capital gains Taxes, excess profits Taxes, minimum and/or alternative minimum Taxes, accumulated earnings Taxes, personal holding company Taxes, succession Taxes, estate Taxes, or Taxes imposed on, based on or measured by, gross or net income, receipts, capital, or net worth of such Tax Indemnitee which are imposed by the United States or any state, local, or other taxing authority within the United States; provided that this exclusion shall not apply to any increase in Taxes imposed by a jurisdiction to which the Platform, or any portion thereof, is relocated during the Lease Term;

(2) Taxes on a Tax Indemnitee, including, without limitation, sales and transfer Taxes, that result from any voluntary or involuntary transfer by such Tax

Participation Agreement

Indemnitee whether by operation of law or otherwise of any interest in the Undivided Interest, the Trust Estate, the Lease or any portion of any of the foregoing, or any interest arising out of the Operative Documents or the Notes; provided, however, that this Section 12.2(b)(2) shall not apply to any transfer that (A) with respect to any Participant, and its respective Affiliates, officers, directors, agents, and employees, occurs after a Lease Event of Default has occurred and is continuing, or, in the case of any other Tax Indemnitee, relates to the exercise of remedies in connection with a Lease Event of Default; (B) results from an Event of Loss or from any other destruction, damage, theft, or governmental taking, confiscation, seizure, or requisition of or to the Platform or any material part thereof that does not yet constitute an Event of Loss; (C) is required by the Operative Documents; (D) is made to the Lessee or another Person at the Lessee’s direction; (E) results from the replacement or removal of all or any part of the Undivided Interest; or (F) occurs on the Closing Date in connection with the consummation of the transactions contemplated by the Operative Documents;

(3) Taxes imposed by any jurisdiction on a Tax Indemnitee solely as a result of its activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents;

(4) Taxes on a Tax Indemnitee that result from (A) the willful misconduct, gross negligence, or fraud of such Tax Indemnitee (IT BEING THE INTENT OF THE PARTIES THAT THE EXCLUSION IN THIS CLAUSE (4) DOES NOT EXCLUDE INDEMNIFICATION RESULTING FROM SUCH TAX INDEMNITEE’S OWN NEGLIGENCE) or (B) the breach or inaccuracy by such Tax Indemnitee of any of its representations, warranties or covenants and the failure to perform or observe any agreement under the Operative Documents, unless any such breach, inaccuracy or failure is caused by or results from any act, failure to act, or breach of representation, warranty, or covenant by any Lessee Person or any other party to the Operative Documents or the Joint Operating Agreement;

(5) Taxes on a Tax Indemnitee that result from (A) the failure of such Tax Indemnitee to file tax returns properly and on a timely basis or to claim a deduction or credit to which it is entitled or (B) the failure of such Tax Indemnitee to comply with certification, reporting or other similar requirements of the jurisdiction imposing such Tax; provided, however, that the exclusions set forth in subclauses (A) and (B) shall not apply if any such failure is the result of (x) the failure of the Lessee to (I) perform its obligations under Section 12.2(c) or to perform its duties and responsibilities pursuant to any of the Operative Documents or the Joint Operating Agreement, (II) timely and properly notify such Tax Indemnitee of the applicable filing, certification, reporting or other similar requirements (including the availability of any deduction or credit other than with respect to any Taxes described as not indemnifiable in Section 12.2(b)(1)), or (III) provide reasonable assistance in complying with any such requirement; or (y) a determination by the Owner Participant in good faith that taking any action required in clause (A) in order to obtain a deduction or credit or (B) of this subsection, and in either case, which action is not otherwise required by law could result in any unindemnified adverse consequences or risk of unindemnified adverse consequences to the Lessor, the Lessor Trustee, the Trust Estate, or the Owner Participant or its respective Affiliates, officers, directors, agents or employees;

Participation Agreement

(6) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of the Lease, except to the extent such Taxes would not have been incurred but for or are attributable to (A) a Lease Event of Default, (B) a failure of the Lessee to fully discharge its obligations under the Operative Documents, or (C) Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Lease and which are attributable to a period or circumstance occurring prior to or simultaneously with such expiration or earlier termination;

(7) Taxes on the Lessor Trustee or the Indenture Trustee which are based on or measured by fees or compensation received by the Lessor Trustee for acting as Lessor Trustee under the Trust Agreement or the Indenture Trustee for acting as Indenture Trustee under the Indenture;

(8) Taxes on a Tax Indemnitee to the extent such Taxes would not have been imposed if such Tax Indemnitee were a United States person for United States federal income tax purposes (except if such Tax Indemnitee first becomes a Tax Indemnitee during the existence of a Lease Event of Default);

(9) any Tax that is being contested in accordance with the provisions of Section 12.2(e) during the pendency of such contest, but only for so long as such contest is continuing in accordance with such Section and payment is not otherwise required pursuant to such Section;

(10) Taxes on a Tax Indemnitee as to which such Tax Indemnitee fails to comply with its contest obligations under Section 12.2(e) but only to the extent such failure precludes a contest and the Lessee has a reasonable basis for such contest;

(11) any Taxes imposed on a transferee or subsequent transferee to the extent of the excess of such Taxes over the total amount of the Taxes of the same or similar nature that would have been imposed had there not been a transfer by the initial Tax Indemnitee after the Closing Date (except in the case of a transfer by the Owner Participant or the Lessor which is described in clauses (A), (B), (C) or (E) of Section 12.2(b)(2) above) of (i) an interest in the Undivided Interest, or of a beneficial interest in the Trust Estate or any portion of any of the foregoing, or (ii) any interest arising under any Operative Document or any Note;

(12) Taxes which have been included in Lessor’s Cost;

(13) Taxes imposed on any party to the Tax Indemnity Agreement that are United States federal net income Taxes of such party including any Taxes which are the subject of the Tax Indemnity Agreement;

(14) Taxes imposed on the Lessor, the Lessor Trustee or the Owner Participant resulting from a Lessor’s Lien or an Owner Participant’s Lien, respectively;

Participation Agreement

(15) Taxes imposed on a Tax Indemnitee resulting from an amendment to an Operative Document to which such Tax Indemnitee is a party which amendment is not consented to by the Lessee in writing or required by the Operative Documents (unless such amendment occurs as the result of a Lease Event of Default);

(16) any Tax (other than a Tax imposed on the Owner Participant, the Lessor or the Lessor Trustee) in the nature of an intangible tax, or similar tax upon or with respect to the value of the interest of the Indenture Estate, as the case may be, in any of the Notes imposed by any government or taxing authority;

(17) To the extent indemnified under Section 12.1(a)(vii), Taxes resulting from any violation of ERISA or Section 4975 of the Code; or

(18) any Tax imposed by way of withholding on the gross income of a Tax Indemnitee by a U.S. federal, state or local jurisdiction unless, and to the extent, such Tax is attributable to (i) the Lessee, any Person acting on behalf of the Lessee, or any person using the Undivided Interest (other than the Owner Participant or the Lessor) or relocating the Platform, or any portion thereof, to such jurisdiction; (ii) the Platform’s location on the Closing Date if other than the location certified by the Lessee on the Closing Date; or (iii) a change in applicable treaty or law on or after the closing Date; provided that this exclusion shall not apply to Taxes (i) that are sales, use, rental, property, stamp, document filing, license, ad valorem, value added, franchise or doing business Taxes or (ii) which are imposed upon a Tax Indemnitee (A) which acquired its interest in the overall transaction contemplated by the Operative Documents pursuant to a transfer from a Tax Indemnitee during the existence of a Lease Event of Default or (B) as the result of a Lease Event of Default.

If the Lessee is required to pay any indemnity hereunder on an After-Tax Basis, none of the exclusions in Section 12.2(b)(1) through (18) above shall be read to exclude any Taxes that are necessary to pay such indemnity on an After-Tax Basis. Notwithstanding anything contained herein or any other Operative Document to the contrary, Lessee acknowledges and agrees to indemnify and hold harmless the Owner Participant, the Lessor and the Lessor Trustee (in their respective trust and individual capacities) on an After-Tax Basis against any and all withholding Taxes (inclusive of any interest and penalties imposed for any failure to timely withhold such Taxes) imposed on or with respect to any amounts paid to a Loan Participant or any successor, assignee or Affiliate thereof, as an indemnified Tax for purposes of this Section 12.2, unless such withholding is a result of the Owner Participant, the Lessor or the Lessor Trustee not being a United States person for United States federal income tax purposes. If a Tax (including any related interest, fines, penalties or addition to Tax) (other than, in the case of the Owner Participant, the Lessor and the Lessor Trustee, withholding taxes referred to in the previous sentence) results from a breach or inaccuracy of any Tax Indemnitee of any of its representations, warranties or covenants, or the failure to perform or observe any agreements under the Operative Documents, unless, in the case of the Owner Participant and its respective Affiliates, officers, directors, agents and employees, any such breach, inaccuracy or failure is caused by or results from any act, failure to act or breach of representation, warranty or covenant, or the failure to perform any agreement of any Lessee Person or any other party to the Operative Documents or the Joint Operating Agreement and the Lessee is required to indemnify

Participation Agreement

another Tax Indemnitee against the imposition of such Tax, then the Tax Indemnitee whose breach or failure resulted in the imposition of such Tax shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, pay to the Lessee an amount which equals the amount paid by the Lessee with respect to or as a result of such Tax. Notwithstanding any provision of the Operative Documents to the contrary, the Lessee agrees (i) to indemnify and hold harmless each Tax Indemnitee on an After-Tax Basis for any Taxes imposed by any United States federal, state or local jurisdiction or by any non-United States jurisdiction in connection with, resulting from or that would not have been imposed but for the removal of the Platform or any portion thereof from United States territorial waters during the Lease Term, whether or not such removal is permitted by the Operative Documents; and (ii) to indemnify the Owner Participant against income, franchise and withholding taxes (other than such taxes imposed by the U. S. Internal Revenue Code) imposed by (x) any jurisdiction to which the Platform is relocated after the Closing Date and (y) any jurisdiction in which the Platform is located on the Closing Date if other than the location certified by the Lessee on the Closing Date, in the case of either (x) or (y) only to the extent of the excess of such taxes imposed by such jurisdiction over the amount that would have been imposed by such jurisdiction had the Platform not been in such location.

The provisions of this Section 12.2(b) shall not apply to any Taxes imposed in respect of the receipt or accrual of any payment made by the Lessee pursuant to Section 12.1 hereof, this Section 12.2 or pursuant to the Tax Indemnity Agreement.

(c) Reports. If any report, return, certification or statement is required to be filed with respect to any Tax that is subject to indemnification under this Section 12.2, the Lessee shall timely prepare and file the same (except for (i) any report, return or statement relating to any net income Taxes described in Section 12.2(b)(1), except that, in such case, the Lessee shall timely provide information necessary to file such report, return or statement (but only to the extent the Lessee collects and maintains such information in the ordinary course of its operations if the relevant Tax Indemnitee otherwise collects and maintains such information in the ordinary course of its operations) or (ii) any other report, return, certification or statement which the Tax Indemnitee has notified the Lessee that the Tax Indemnitee intends to prepare and file); provided that such Tax Indemnitee shall have furnished the Lessee, at the Lessee’s expense, with such information reasonably necessary to prepare and file such returns as is within such Tax Indemnitee’s control. The Lessee shall either file such report, return, certification or statement (so as to show the ownership of the Undivided Interest for tax purposes in the Owner Participant or the Lessor, as applicable) and send a copy of such report, return, certification or statement to the Owner Participant and the Lessor, or, where not so permitted to file, shall notify the Owner Participant and the Lessor of such requirement within a reasonable period of time prior to the due date for filing (without regard to any applicable extensions) and prepare and deliver such report, return, certification or statement to the Owner Participant and the Lessor. In addition, within a reasonable time prior to the time such report, return, certification or statement is to be filed the Lessee shall, to the extent permitted by law, cause all billings of such Taxes to be made to each Tax Indemnitee in care of the Lessee, make payment thereof and furnish written evidence of such payment. The Lessee shall furnish promptly upon written request such data, records and documents as any Tax Indemnitee may reasonably require of the Lessee to enable such Tax Indemnitee to comply with requirements of any taxing jurisdiction arising out of such Tax Indemnitee’s participation in the transactions contemplated by this Agreement, including, without limitation, requirements relating to Taxes described in Section 12.2(b)(1).

Participation Agreement

(d) Payments. Any Tax indemnified hereunder shall be paid directly when due to the applicable taxing authority if direct payment is permitted, or shall be reimbursed to a Tax Indemnitee on demand if paid by such Tax Indemnitee in accordance herewith. Except as otherwise provided in this Section 12.2, all amounts payable to a Tax Indemnitee hereunder shall be paid promptly in immediately available funds, but in no event later than the later of (i) 10 Business Days after the date of such demand or (ii) 3 Business Days before the date the Tax to which such amount payable hereunder relates is due or is to be paid (ignoring extension of time) and shall be accompanied by a written statement (which written statement shall, at the Lessee’s request, as long as payment is not delayed, be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Tax Indemnitee, such verification to be at the Lessee’s expense unless such accountants determine that the amount payable by the Lessee is less than 90 percent of the amount shown on such written statement, in which event such expense will be paid by the Tax Indemnitee) describing in reasonable detail the Tax and the computation of the amount payable. In the case of a Tax subject to indemnification under this Section 12.2 which is properly subject to a contest in accordance with Section 12.2(e), the Lessee (1) shall be obligated to make any advances with respect to such Tax whenever required under Section 12.2(e) and (ii) shall pay such Tax (in the amount finally determined to be owing in such contest) on an After-Tax Basis prior to the latest time permitted by the relevant taxing authority for timely payment after a Final Determination.

(e) Contests; Refunds. (i) In the event a taxing jurisdiction makes a claim with respect to any Tax for which the Lessee is liable under this Section 12.2 (a “Tax Claim”), the Lessee may cause the applicable Tax Indemnitee to contest such Tax Claim as set forth herein. In the event any Tax Indemnitee receives notice of a Tax Claim or potential Tax Claim which is indemnifiable under this Section 12.2, such Tax Indemnitee (i) shall promptly notify the Lessee thereof, but the failure to give such notice shall not diminish the Lessee’s obligation hereunder, except to the extent that the Lessee’s right to contest such Tax Claim or potential Tax Claim is foreclosed thereby and (ii) shall not take any action with respect to such Tax Claim or potential Tax Claim without the consent of the Lessee for 30 days after notifying the Lessee unless the failure to take action could result in the imposition of penalties or fines or material danger of sale, forfeiture or loss of, or the creation of any Lien on, the Platform or the Undivided Interest or any portion thereof or interest therein. If requested by the Lessee in writing within 30 days of receipt of such notice (or, if sooner, on or before the last date upon which the contest of such Tax can practicably be initiated in good faith, provided that the Tax Indemnitee’s notice to the Lessee discloses such date), such Tax Indemnitee shall, provided that (I) it has received an indemnity satisfactory to it whereby the Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on an After-Tax Basis all reasonable costs, expenses, losses, legal and accountants’ fees and disbursements, and all penalties, fines, additions to tax and interest in connection with contesting such Tax Claim and (II) no Lease Event of Default or Lease Default described in Section 15 (a), (b), (c), (f) or (g) of the Lease shall have occurred and be continuing, and at the expense of the Lessee, contest or permit the Lessee to contest the imposition of any Tax Claim by (1) resisting payment thereof, if such Tax Indemnitee in its reasonable discretion determines that there is a reasonable basis for doing so, (2) not paying the same except under protest, if protest is necessary and proper, or (3) if payment shall be made, using reasonable efforts to

Participation Agreement

obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that (i) in no event will such Tax Indemnitee be required to contest or permit a contest or continue to contest any Tax Claim unless such Tax Indemnitee and the Owner Participant shall have reasonably determined that the action to be taken will not result in (a) any material risk of sale, forfeiture or loss of, or the creation of any lien (except if the Lessee shall have adequately bonded such lien, or otherwise made provision to protect the interests of such Tax Indemnitee and the Owner Participant in a manner reasonably satisfactory to such Tax Indemnitee and the Owner Participant) on, the Platform, the Undivided Interest, any part thereof or interest therein or (b) any risk of criminal penalties and (ii) if such contest shall involve payment of the Tax Claim, the Lessee shall have advanced to such Tax Indemnitee the amount of such payment plus interest, penalties and additions to tax with respect thereto on an interest-free basis, and shall indemnify the Tax Indemnitee, on an After-Tax Basis, for any adverse tax consequences resulting from such advance. If permitted by applicable law, the Lessee may contest, at its own expense, the imposition of any Tax Claim if (i) the provisos in the preceding sentence are satisfied, (ii) the Lessee shall have delivered to the Tax Indemnitee a written acknowledgment of its liability under this Section 12.2 for such Taxes (provided, however, that the Lessee will not be bound by its acknowledgment of liability if the contest is resolved on the basis of a written decision of the adjudicator that clearly indicates the basis for the conclusion that the Lessee has no liability under this Section 12.2 with respect to such Tax, unless the Lessee’s conduct of the contest has materially prejudiced the Tax Indemnitee), (iii) the participation of the Tax Indemnitee is not required, (iv) no Tax return of the Tax Indemnitee is held open as a result of such contest, (v) the Tax Indemnitee may not be reasonably viewed as having actual or potential liability for Taxes not indemnifiable by the Lessee hereunder relating to the contest (vi) the Tax Indemnitee has determined in good faith that permitting the Lessee to control such contest will not otherwise materially adversely affect the business affairs of the Tax Indemnitee and (vii) such contest does not involve a Tax Claim with respect to net income Taxes, franchise Taxes or Taxes imposed by way of withholding. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In any contest controlled by a Tax Indemnitee, the Tax Indemnitee shall consult in good faith with the Lessee concerning the method and forum of such contest, but the Tax Indemnitee shall retain the ultimate control over such contest. The Lessee shall have control over any contest conducted by the Lessee pursuant to the terms hereof but shall consult in good faith with the Tax Indemnitee concerning the method and forum of such contest. The Lessee shall keep the Tax Indemnitee fully informed as to the nature, conduct and results of any contest conducted in the name of the Tax Indemnitee. Notwithstanding anything contained in this Section 12.2 to the contrary, no Tax Indemnitee shall be required to contest any Tax Claim unless such Tax Indemnitee shall have received an opinion of such independent tax counsel as may be selected by the Lessee and reasonably acceptable to the Tax Indemnitee, furnished at the Lessee’s sole expense, to the effect that there is a reasonable basis for the Tax Indemnitee to contest such Tax Claim. A Tax Indemnitee shall not make, accept or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to this Section 12.2 (which proceeding the Tax Indemnitee is required to continue), or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this Section 12.2, without the prior written consent of the Lessee provided that the Lessee shall have acknowledged that the contest is with respect to a Tax Claim that would result in a Tax indemnifiable under this Section 12.2. Notwithstanding the foregoing, if a Tax Indemnitee refuses to contest any Tax Claim or effects a settlement or compromise of

Participation Agreement

any such Tax that the Tax Indemnitee is required to contest or is required not to settle or compromise or otherwise terminates any such contest in violation of the terms hereof without such prior written consent of the Lessee (but not with respect to any reasonable out-of-pocket costs and expenses incurred by the Tax Indemnitee to contest such Tax Claim), such Tax Indemnitee shall be deemed to have waived its right to any indemnity payment by the Lessee that would otherwise be payable by the Lessee pursuant to this Section 12.2 in respect of such Tax Claim and any other tax claim the contest of which may be effectively precluded by such settlement or compromise, and shall have no further obligation or liability to the Lessee with respect to such contest or settlement. Notwithstanding anything contained in this Section 12.2 to the contrary, the Tax Indemnitee shall not be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously-been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 12.2, unless there shall have been a change in law (or interpretation thereof) or a change in facts after the date with respect to which such previous contest shall have been decided, and the Tax Indemnitee shall have received, at the Lessee’s expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to such Tax Indemnitee to the effect that as a result of such change in law (or interpretation thereof) or a change in facts, there is substantial authority (applying the principles of Section 6662 (d) of the Code and the Treasury Regulations thereunder) for the position asserted by the Tax Indemnitee in such contest.

(ii) Upon receipt by any Tax Indemnitee of a repayment or refund of all or any part of any Tax which the Lessee shall have paid for, or advanced to, such Tax Indemnitee or for which the Lessee shall have reimbursed such Tax Indemnitee pursuant to this Section 12.2, such Tax Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or refund plus any interest received by, or credited to, such Tax Indemnitee on such amounts net of Taxes thereon plus the amount of any net tax savings actually realized by such Tax Indemnitee as a result of the payment made to the Lessee; provided, however, that: (A) such Tax Indemnitee shall not be obligated to make such payment with respect to any net tax savings to the extent that the amount of such payment would exceed (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by the Lessee with respect to such Tax pursuant to this Section 12.2 and less (y) the amount of all prior payments by such Tax Indemnitee to the Lessee hereunder with respect to such Tax (but any such excess shall be applied against, and reduce pro tanto, any future payment due such Tax Indemnitee pursuant to this Section 12.2); (B) if there is (1) a subsequent loss of any such tax savings or refund realized by the Tax Indemnitee or (2) a reduction of an amount otherwise payable to a Tax Indemnitee hereunder as a result of any such tax savings or refund, such loss or reduction shall be treated as a Tax for which the Lessee must indemnify such Tax Indemnitee pursuant to this Section 12.2 without regard to the exclusions set forth in Sections 12.2(b) and 12.2(c), other than the exclusions set forth in Sections 12.2(b)(4)(A), (7) and (13); and (C) no payment shall be made by any Tax Indemnitee while a Lease Event of Default shall have occurred and be continuing.

(f) Tax Savings. If, by reason of any payment made to or for the account of a Tax Indemnitee by the Lessee pursuant to this Section 12.2, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee

Participation Agreement

pursuant to this Section 12.2 and which was not taken into account previously in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee an amount equal to such actual reduction in Taxes, plus the amount of any additional reduction in Taxes of such Tax Indemnitee attributable to the payment made by such Tax Indemnitee to the Lessee pursuant to this sentence. Notwithstanding the previous sentence, (A) such Tax Indemnitee shall not be obligated to make such payment with respect to any net tax savings to the extent that the amount of such payment would exceed (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by the Lessee with respect to such Tax pursuant to this Section 12.2 and less (y) the amount of all prior payments by such Tax Indemnitee to the Lessee hereunder with respect to such Tax (but any such excess shall be applied against, and reduce pro tanto, any future payment due such Tax Indemnitee pursuant to this Section 12.2); (B) if there is a (i) subsequent loss of any such tax savings or refund realized by the Tax Indemnitee or any tax savings taken into account for purposes of determining “After-Tax Basis” or (ii) a reduction of an amount otherwise payable to a Tax Indemnitee hereunder as a result of any such tax savings or refund, such loss or reduction shall be treated as a Tax for which the Lessee must indemnify such Tax Indemnitee pursuant to this Section 12.2 without, regard to the exclusions set forth in Sections 12.2(b) and 12.2(c), other than the exclusions set forth in Sections 12.2(b)(4)(A), (7) and (13); and (C) no payment shall be made by any Tax Indemnitee while a Lease Event of Default shall have occurred and be continuing.

(g) Definition of Owner Participant. For purposes of this Section 12.2, the term “Owner Participant” and the term Tax Indemnitee as applied to the Owner Participant shall include any member of an affiliated group, within the meaning of Section 1504 of the Code (or any successor provision thereof), of which the Owner Participant is, or may become, a member, if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes. The Owner Participant undertakes on behalf of such other members of its affiliated group to perform or cause to be performed all obligations of such affiliated group hereunder.

12.3 No Guaranty. Nothing in Section 12.1 or 12.2 shall be construed as a guaranty by the Lessee of the useful life or residual value in the Undivided Interest or as a guaranty of the Notes.

SECTION 13

TRANSFER OF OWNER PARTICIPANT’S INTEREST

13.1 Restrictions on Transfer. Without the prior written consent of, so long as the Lease shall be in effect, the Lessee, and, so long as the Lien of the Indenture shall be in effect, the Indenture Trustee, the Owner Participant shall not, directly or indirectly, assign, convey or otherwise transfer (whether by consolidation, merger, sale of assets or otherwise) any of its right, title or interest in and to the Trust Estate, this Agreement, the Trust Agreement or any other Operative Document except in accordance with the terms and conditions of this Section 13; provided, however, and notwithstanding anything contained herein to the contrary (but subject to the penultimate paragraph of Section 13.2), in the case of any transfer that occurs while a Lease Event of Default shall have occurred and be continuing, (i) the conditions to transfer set forth in

Participation Agreement

Sections 13.2(a), (c) and (e) shall not apply, and (ii) (A) the conditions to transfer set forth in Section 13.2(d) shall be modified such that the notice requirements specified in clause (i) therein shall not apply and (B) the conditions to transfer set forth in Section 13.2(f) shall be modified such that the Lessee shall not be entitled to require that the opinion referred to in said Section be in form and substance satisfactory to the Lessee.

13.2 Permitted Transfers. The Owner Participant may transfer all, but not less than all, of its right, title and interest in and to the Trust Estate (whether or not the same shall then have been pledged or mortgaged under the Indenture, but subject to the Lien of the Indenture if then in effect) and in and to this Agreement and the other Operative Documents to any Person (a “Transferee”) only in compliance with and upon satisfaction of the following conditions (except as otherwise provided in Section 13.1):

(a) the Transferee (i) shall be, or shall be an Affiliate of, a financial institution, leasing company or other institutional investor that is not a Competitor of the Lessee having a tangible net worth at the time of at least $75,000,000 (or shall provide a guaranty in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee of all its obligations under the Operative Documents to which it is a party by an entity having a tangible net worth at the time of at least $75,000,000), or (ii) shall be an Affiliate of the Owner Participant that either (x) has a tangible net worth of at least $75,000,000 or (y) has its obligations under the Operative Documents guaranteed by the Owner Participant (or if at the time of transfer the Owner Participant’s obligations are guaranteed pursuant to an OP Guaranty by any OP Guarantor which meets the foregoing tangible net worth requirement) pursuant to a guaranty in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee;

(b) no such transfer shall violate any provision of, or create a relationship which would be in violation of, any applicable Governmental Rules, including, without limitation, applicable securities laws, any agreement to which the Owner Participant or the Transferee is a party or by which it or any of its property is bound or any Governmental Actions;

(c) the Transferee shall enter into an agreement substantially in the form of Exhibit A;

(d) the transferring Owner Participant shall have provided 10 Business Days prior written notice of such transfer to the Lessor, the Indenture Trustee, each Loan Participant and the Lessee, which notice shall specify (i) such information and be accompanied by evidence as shall be necessary, in the reasonable judgment of the Owner Participant, to establish compliance with this Section 13 and Section 12.7 of the Trust Agreement and (ii) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee;

(e) the transferring Owner Participant shall pay or cause to be paid all reasonable fees, out-of-pocket expenses, disbursements and costs (including, without limitation, reasonable legal and other professional fees and expenses) incurred by the Lessor, the Loan Participants, the Indenture Trustee or the Lessee in connection with any

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transfer pursuant to this Section 13 (other than fees and expenses incurred by any such Person in unsuccessfully challenging, through any action, suit or proceeding, the Owner Participant’s right to make such transfer);

(f) the transferring Owner Participant or the Transferee shall have delivered to the Lessor and the Lessee and, if the Lien of the Indenture shall then be in effect, the Indenture Trustee, an opinion of counsel in form and substance reasonably satisfactory to each of them, as to the due authorization, execution, delivery and enforceability of the agreement referred to in clause (c) of this Section 13.2 and any guaranty referred to in clause (a) of this Section 13.2, and as to the matters referred to in clause (b) of this Section 13.2; and

(g) the Transferee shall be a “United States Person” as defined in the Code.

Anything contained herein to the contrary notwithstanding, if the transfer occurs when a Lease Event of Default has occurred and is continuing, the Transferee must not be insolvent, the Transferee must not be an affiliate of the Owner Participant and the agreement effecting such transfer must contain provisions having the same effect as Sections 1, 2(a), 3, 8 and 9 (other than 9(f)) of the form of assignment and assumption agreement attached hereto as Exhibit A.

The Owner Participant shall be entitled to reasonably rely on any financial statements, certificates or other documents delivered by any such Transferee in connection with any transfer hereunder.

13.3 [Intentionally Omitted].

13.4 Effect of Transfer. From and after any transfer effected in accordance with this Section 13, the Owner Participant making such transfer shall be released from its liability hereunder and under the other Operative Documents to which it is or is to be a party and under the Support Agreement in respect of any obligations to be performed on or after the date of such transfer; provided, that in no event shall any such transfer or assignment waive or release the transferor from any liability on account of any breach existing immediately prior to such transfer of any of its representations, warranties, covenants or obligations set forth in the Operative Documents or for any fraudulent or willful misconduct. Upon any transfer by the Owner Participant in accordance with this Section 13, the Transferee shall be deemed an “Owner Participant” for all purposes of the Operative Documents and each reference herein to the Owner Participant making such transfer shall thereafter be deemed a reference to such Transferee for all purposes. In addition, except in the case of a transfer to an Affiliate of the Owner Participant in which Section l3.2(a)(ii)(y) shall apply, upon any transfer made in accordance with this Section 13, the OP Guarantor, if any, shall be released as to liability (except as to liability with respect to which the transferor Owner Participant is not released as provided in the proviso in the first sentence of this Section 13.4) in respect of any obligations to be performed on or after the date of transfer. Any transfer that is not in accordance with this Section 13 shall be a breach of this Agreement and shall be null and void; provided that the failure by the transferring Owner Participant to provide 10 Business Days prior written notice of a transfer in accordance with Section 13.2(d) shall not constitute a breach of this Agreement if such failure is cured within 5 days after the earlier of receipt by the Owner Participant of written notice thereof from the

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Lessee or the date the Owner Participant obtains Actual Knowledge of such failure; and provided further that the failure by the Owner Participant to pay fees and expenses in accordance with Section 13.2(e) shall not constitute a breach of this Agreement if such failure is cured within 5 days after the earlier of receipt by the Owner Participant of written notice thereof from the Lessee, the Lessor Trustee, the Loan Participants or the Indenture Trustee or the date the Owner Participant obtains Actual Knowledge of such failure. Anything to the contrary herein notwithstanding, if, after a Transferee has become an Owner Participant, it is determined that such Transferee shall have failed to comply with the conditions to transfer set forth in this Section 13, such Transferee shall promptly cure any such failed condition(s) or transfer all of its interest acquired hereunder to another Person so that such transfer shall be in compliance with this Section 13.

SECTION 14

FINANCING FOR MODIFICATIONS

14.1 Financing for Modifications. The Lessee shall give the Lessor, the Owner Participant and the Indenture Trustee any notice of a Modification to the Platform which it wishes to finance as required pursuant to Section 11.6 of the Lease. Upon receipt of such notice and so long as no Significant Default, Lease Event of Default or Indenture Event of Default shall have occurred and be continuing or would result from the proposed financing of such Modification, the Owner Participant shall instruct the Lessor to finance all of the cost of the Lessor’s Share of such Modification through the issuance of Additional Notes under the Indenture, it being understood that the Owner Participant shall be under no obligation to make an equity investment with respect to such Additional Notes and no Loan Participant shall be under any obligation to purchase such Additional Notes (provided that any such financing must be privately placed in the United States and such private placement shall not be in reliance on Rule 144A under the Securities Act), on terms and conditions mutually acceptable to the Owner Participant and the Lessee and upon satisfaction of the following additional conditions:

(a) the documents, instruments, certificates and opinions evidencing and/or delivered in connection with the Additional Notes shall be in form and substance reasonably satisfactory to each Participant, and each purchaser of Additional Notes shall be required to comply with the obligations of a Loan Participant hereunder (including, without limitation, making the representations and warranties and agreement under Section 7);

(b) the financing of the Additional Notes shall not cause a violation of any Governmental Rules or Governmental Actions, and none of the Participants shall become subject to any additional Governmental Rules after giving effect to such Additional Notes;

(c) the ratio of the aggregate outstanding principal amount of the Notes, after giving effect to such financing, to the Fair Market Sales Value of the Undivided Interest, determined immediately after and taking into account the Modification and such financing, shall not be greater than the ratio of the aggregate original principal amount of the Notes to the original appraised Fair Market Sales Value of the Undivided Interest, determined as of the Closing Date;

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(d) the aggregate amount of such Additional Notes shall not exceed the lesser of (x) the cost of the relevant Modification and (y) the increase in the Fair Market Sales Value of the Undivided Interest resulting from the relevant Modification;

(e) the scheduled final maturity of the Additional Notes shall occur no earlier than the scheduled final maturity of the Notes issued on the Closing Date and no later than the end of the Initial Lease Term and the average life to maturity of any of the Notes will not be different by more than 180 days from the average life to maturity of the Notes on the date of original issuance thereof;

(f) (i) the Lessee has agreed in writing to indemnify the Owner Participant, on an After-Tax-Basis, for any adverse tax consequences attributable to such financing and (ii) the Owner Participant shall have received a “will” opinion (in form and substance acceptable to the Owner Participant) that the Owner Participant will (taking into account all Base Rent adjustments pursuant to Article IV of the Lease) suffer no adverse tax consequences as a result thereof;

(g) the Base Rent, Base Termination Values, Fixed Price Purchase Amount, Termination Values, and, in each case, the Allocated Rent and Section 467 Loan Balance related thereto and Fixed Price Purchase Amount shall be appropriately adjusted in accordance with Section 4 of the Lease; provided that on each Termination Value Determination Date after the issuance of the Additional Notes, the Equity Portion of Base Termination Values, Termination Values and Allocated Rent and Section 467 Loan Balance related thereto not supported by the aggregate amount that may be drawn on an Acceptable Letter of Credit shall not exceed on each such date the equity portion of such spread before the issuance of the Additional Notes;

(h) (i) the fees and expenses in respect of any such Additional Notes (including, without limitation, the fees and expenses of counsel to each of the parties hereto) shall be borne by the Lessee and (ii) there shall be no adverse effect on the Owner Participant’s Net Economic Return;

(i) the issuance and sale by the Lessor of the Additional Notes shall be in accordance with and subject to the conditions set forth in Section 2.08 of the Indenture (including, without limitation, the condition that such Additional Notes may not rank senior in any respect (but shall rank pari passu) to all other Notes issued under the Indenture);

(j) the Production Handling Agreement shall have been amended to provide sufficient revenues on a current basis in order to allow the Lessee to pay its obligations as they come due;

(k) the Cash Flow Coverage Ratio, on a pro forma basis, for the prior four (4) fiscal quarters ended immediately prior to the issuance of Additional Notes shall not be less than 1.40 to 1.0, taking into account the first twelve (12) months of principal amortization on the Additional Notes and accrued interest thereon; and

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(l) the Participants, the Indenture Trustee, the Lessor and Lessor Trustee shall have received either (x) an amendment and confirmation of the existing Guaranty duly executed by the Guarantor or (y) a replacement guaranty from the Guarantor in form and substance substantially the same as the Guaranty, in each case in favor of the Participants, the Indenture Trustee, the Lessor and Lessor Trustee whereby the Guarantor guarantees the obligations of the Lessee under the Operative Documents then remaining in force and effect.

Notwithstanding anything contained herein to the contrary, there shall be no more than one (1) financing in respect of Additional Notes during any calendar year.

SECTION 15

REFUNDING OF NOTES

15.1 Refunding of Notes. Upon compliance with the terms and conditions of this Section 15, including, without limitation, the satisfaction of the conditions set forth in Section 15.2 and in Section 3.05(a) of the Indenture, the Lessee shall have the right, at its option and expense, on two occasions prior to the expiration of the Lease Term to cause the Lessor to refund or refinance (a “Refunding”) all of the Notes then Outstanding (the “Refunded Notes”) through the issuance and sale in the public or private market of one or more additional series of Notes (the “Refunding Notes”), in an aggregate principal amount which shall be equal to the unpaid principal amount of the Refunded Notes plus any accrued and unpaid interest on the Refunded Notes not paid by the Lessee as contemplated in clause (d) of this Section 15.1, the proceeds of such issuance and sale to be applied to prepay or redeem the principal amount of such Refunded Notes. The Lessee’s right to refund or refinance the Notes is subject to the following conditions:

(a) (i) the fees and expenses of any such Refunding (including, without limitation, any premium payable with respect to the Refunded Notes) shall be borne by the Lessee on an After-Tax Basis and (ii)(A) there shall be no adverse effect on the Owner Participant’s Net Economic Return, and (B) unless the Owner Participant consents in its sole discretion, the scheduled final maturity of the Refunding Notes shall occur no later than the scheduled final maturity of the Refunded Notes;

(b) (i) the Lessee has agreed in writing to indemnify the Owner Participant, on an After-Tax Basis, for any adverse tax consequences attributable to such Refunding, in form and substance acceptable to the Owner Participant, and (ii) the Owner Participant shall have received a “will” opinion (in form and substance acceptable to the Owner Participant) that the Owner Participant will (taking into account all Base Rent adjustments pursuant to Article IV of the Lease) suffer no adverse tax consequences as a result thereof;

(c) the appropriate parties having entered into a note purchase agreement providing for the issuance and sale by the Lessor on the date specified in such agreement

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(for the purposes of this Section 15.1, the “Refunding Date”) of Refunding Notes the proceeds of which shall be used to repay all of the outstanding Refunded Notes on the Refunding Date;

(d) the Refunding shall occur only on a Base Rent Payment Date;

(e) the Lessor having entered into an agreement to provide for the securing thereunder of the Refunding Notes in like manner as the Refunded Notes and/or will enter into such amendments and supplements to the Indenture as may be necessary to effect a Refunding under this Section 15.1;

(f) the identity of the Owner Participant having not been disclosed in offering materials used in connection with such Refunding pursuant to a public offering or a private offering under Rule 144A and each of the Owner Participant and Lessor shall not: (i) incur liability as the “issuer”, “obligor” or “underwriter” for Federal or state securities law purposes, or (ii) be the “issuer”, “obligor” or “underwriter” for Federal securities law purposes, and the offering materials (including any registration statement for the transaction) shall be reasonably satisfactory to the Owner Participant and the Lessor, and shall not in any event identify the Owner Participant without the Owner Participant’s written consent, which consent may be withheld in its sole and absolute discretion;

(g) the Lessee having paid to the Lessor as Supplemental Rent an amount equal to the Swap Breakage Amount, if any, and all other amounts payable in respect of the Refunded Notes and, on an After-Tax Basis, all reasonable fees, costs and expenses of such Refunding, including, without limitation, the Owner Participant’s, the Indenture Trustee’s and the Loan Participant’s out-of-pocket expenses and reasonable counsel fees and expenses;

(h) the Lessee having caused legal opinions in form and substance reasonably satisfactory to the Owner Participant, the Lessor, the Lessor Trustee, the Indenture Trustee and the Loan Participants to be addressed to the Owner Participant, the Lessor, the Lessor Trustee, the Indenture Trustee and the Loan Participants with respect to federal and state securities laws insofar as such laws relate to the refunding or refinancing;

(i) all documents, instruments, certificates and opinions evidencing and/or delivered in connection with the Refunding Notes being in form and substance satisfactory to the Owner Participant, the Lessor, the Lessor Trustee, the Loan Participants and the Indenture Trustee;

(j) each purchaser of Refunding Notes having been required to comply with the obligations of a Loan Participant hereunder (including, without limitation, making the representations and warranties under Section 7);

(k) the Base Rent, the Base Rent Percentages, Base Termination Value percentages and Termination Value Percentages and, in each case, the Allocated Rent and Section 467 Loan Balance percentages related thereto, shall be adjusted in accordance with Section 4 of the Lease; provided that the spread between the Equity Portion of Base

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Termination Value Percentage and Termination Value Percentage multiplied in each case by Lessor’s Cost, on the one hand, and $15,000,000, on the other hand, shall not exceed the spread that existed prior to the refinancing or refunding on each applicable Termination Value Determination Date;

(l) without limiting the foregoing, the terms and conditions of the Refunding will not be any less favorable taken as a whole to the Owner Participant than the terms and conditions of the Refunded Notes;

(m) with respect to each such refinancing the Owner Participant shall have received a fee from the Lessee in an amount to be mutually agreed upon by the Guarantor and the Owner Participant; and

(n) the Participants, the Indenture Trustee, the Lessor and Lessor Trustee shall have received (x) an amendment and confirmation of the existing Guaranty duly executed by the Guarantor or (y) a replacement guaranty from the Guarantor in form and substance substantially the same as the Guaranty, in each case in favor of the Participants, the Indenture Trustee, the Lessor and Lessor Trustee whereby the Guarantor guarantees the obligations of the Lessee under the Operative Documents then remaining in force and effect.

15.2 Notice. The Lessee shall give the other parties to this Agreement at least 45 days prior written notice of any desired Refunding pursuant to this Section 15, which notice shall set forth the material proposed terms and conditions of such Refunding, including the desired date therefor. The Lessee, the Lessor, the Lessor Trustee, the Owner Participant, the Indenture Trustee and the Loan Participants, shall consult thereafter in good faith in order to agree to terms and conditions such that, subject to the provisions of this Section 15, the final terms and conditions of such Refunding shall be agreed among the parties thereto in due course. The Lessee will provide notice promptly to such Persons in the event that it determines not to proceed with such proposed Refunding pursuant to this Section 15.

15.3 Rights of Parties. Notwithstanding anything to the contrary contained in this Section 15, in no event shall the Owner Participant have any obligation to initiate or structure any Refunding of Notes or take, or cause the Lessor or the Lessor Trustee to take, any action in connection therewith other than such as may be reasonably requested by the Lessee or the Indenture Trustee as provided in this Section 15.

15.4 Refunding; Refinancing. The Notes may not be refunded or refinanced without the prior written consent of the Lessee.

SECTION 16

BENEFICIAL INTEREST PURCHASE OPTION

16.1 Option to Purchase. In the event and at the time that the Lessee has the right to purchase all of Lessor’s right, title and interest in and to the Undivided Interest pursuant to Section 6.1(b) of the Lease, the Lessee in lieu of consummating such purchase may elect to purchase (or cause its designee (which may be an Affiliate of the Lessee) to purchase) the right,

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title and interest of the Owner Participant in and to the Trust Estate (the “Beneficial Interest”) at a purchase price equal to the excess of (a) the applicable purchase price payable under Section 6.1(b) of the Lease, over (b) the outstanding principal and accrued interest on the Notes as of the applicable purchase date (after giving effect to the payment of all amounts required to be paid by the Lessee pursuant to Section 16.2(b)) (the “Beneficial Interest Purchase Price”). It is intended among the parties hereto that the purchase of the Beneficial Interest by the Lessee (or its designee, which may be an Affiliate of the Lessee) shall not effect a merger of the Lessee’s interest, as lessee, in the Lease and the beneficial interest in the Trust Estate to be purchased by the Lessee. Such purchase shall be consummated pursuant to an assignment and assumption agreement, to be mutually agreed upon by the Lessee, as purchaser, and Owner Participant, as seller, including provisions which shall at a minimum preserve the Owner Participant’s rights which are expressly stated to survive any purchase and terminate as of the effective date thereof all of the Owner Participant’s obligations which are not expressly stated in such assignment and assumption agreement to survive such purchase and shall provide, in a manner in form and substance satisfactory to the Owner Participant, for the complete release of the Owner Participant from all of its obligations under the Operative Documents.

16.2 Notice of Election; Manner of Purchase, Transfer After Purchase. (a) In order to exercise its right to purchase (or cause a designee to purchase) the Beneficial Interest pursuant to Section 16.1, the Lessee shall notify the Owner Participant, the Loan Participants and the Indenture Trustee irrevocably in writing no later than 30 days prior to the applicable purchase date under Section 6.1 of the Lease that it desires to purchase the Beneficial Interest.

(b) On the date of purchase, upon receipt by the Owner Participant of the Beneficial Interest Purchase Price, and all other amounts due or distributable to the Owner Participant on or prior to such date of purchase (without giving effect to any applicable grace periods), the Owner Participant shall transfer the Beneficial Interest, free and clear of all Owner Participant’s Liens and all Lessor’s Liens described in Section 11.1(a)(ii), to the Lessee (or its designee) pursuant to an instrument of conveyance in form and substance reasonably satisfactory to the Owner Participant and the Lessee.

(c) Each of the Participants, the Lessor, the Lessor Trustee and the Indenture Trustee, at the expense of the Lessee, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lessee may reasonably request in order to carry out the intent and purposes of this Section 16 and the transactions contemplated hereby.

(d) As a condition to the Lessee’s right to purchase (or cause its designee to purchase) the Beneficial Interest pursuant to Section 16.1 (unless the Lessee shall assume the obligations of the Lessor pursuant to the next sentence), on the date of purchase the Lessee shall have provided to the Indenture Trustee an opinion of counsel, dated the date of purchase, which, subject to usual or customary exceptions, shall be to the effect that upon consummation of such purchase, this Agreement, the Trust Agreement and the Lease constitute the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws that may affect the remedies provided for in the Lease,

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which laws, however, do not in the opinion of such counsel make the remedies provided for in the Lease inadequate for the practical realization of the rights and benefits provided for in the Lease. In the event the Lessee is unable to provide such opinion, concurrently with the purchase of the Beneficial Interest the Lessee shall assume the obligations of the Lessor in respect of the Notes and under the Indenture in accordance with and with the effect provided in Section 3.04 of the Indenture and Section 11.6 hereof.

SECTION 17

MISCELLANEOUS

17.1 Survival. All agreements, representations, warranties and indemnities contained in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall be considered to have been relied upon by each beneficiary thereof and survive and continue in effect following the execution and delivery of this Agreement and the other Operative Documents and the participation by the Owner Participant and the Loan Participants in the payment of Lessor’s Cost as contemplated hereby and by the other Operative Documents regardless of any investigation made by or on behalf of any such beneficiary.

17.2 Binding Effect. All agreements, representations, warranties and indemnities in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall bind the Person making the same and its successors and assigns, and shall inure to the benefit of each Person for whom made and their respective successors and permitted assigns.

17.3 Notices. All communications, notices and consents provided for in this Agreement shall be in writing and shall be given in person or by courier or by means of telecopy (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, or overnight courier, addressed as set forth in Schedule 17.3 or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section 17.3 to the other parties hereto. Any notice delivered by hand shall become effective when delivered. Any notice delivered by courier service or mail shall become effective on the date of receipt (which may be established, without limitation, by reference to evidence of delivery provided by such courier service or by the mail return receipt). Any notice delivered by telecopy shall become effective on the date such telecopy is sent, as established by evidence of receipt of such transmission.

17.4 Counterpart Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

17.5 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND

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SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

17.6 Amendments, Supplements, Etc. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

17.7 Headings; Table of Contents. The division of this Agreement into Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

17.8 Severability of Provisions. Any provision of this Agreement which may be determined by a competent authority to be invalid or unenforceable in such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

17.9 Entire Agreement. This Agreement (including the schedules and exhibits hereto) and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents supersede all agreements (other than any Operative Document) prior to the date of this Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.

17.10 Limitation of Liability of Lessor Trustee and Indenture Trustee; Resignation of Indenture Trustee. (a) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein or in any other Operative Document (other than the Trust Agreement), (i) this Agreement is executed and delivered by the Lessor Trustee not in its individual capacity but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Lessor Trustee, (ii) the representations, undertakings and agreements made herein by the Lessor Trustee are not personal representations, undertakings and agreements, but are binding only on the Trust Estate, (iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of the Trust Company or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of the Trust Company to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Lessor Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or gross negligence of the Lessor

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Trustee or the failure of the Lessor Trustee to distribute funds in accordance with the terms of the Operative Documents) look solely to the Trust Estate and the Indenture Estate for the performance of any obligation under any of the instruments referred to herein; provided, however, that notwithstanding anything in this Section 17.10 to the contrary, the Trust Company shall be liable (A) in its individual capacity and as Lessor Trustee to the Owner Participant as expressly set forth in the Trust Agreement, (B) in its individual capacity, in respect of its representations, warranties and agreements made in its individual capacity as expressly set forth herein (including, without limitation, Sections 8 and 11) or in any other Operative Document to which it is a party or in any Officer’s Certificate of the Trust Company, delivered pursuant hereto, and (C) in its individual capacity for the consequences of its gross negligence or willful misconduct or its failure to distribute funds in accordance with the terms of the Operative Documents (including, without limitation, willful breach of contract) with respect to any Lessor Trustee Document or Operative Document to which it is a party.

(b) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein or in any other Operative Document (including, without limitation, subsection (c) of this Section 17.10), (i) this Agreement is executed and delivered by the Indenture Trustee not in its individual capacity but solely as trustee under the Indenture in the exercise of the power and authority conferred and vested in it as such Indenture Trustee, (ii) the representations, undertakings and agreements made herein by the Indenture Trustee are not personal representations, undertakings and agreements, but are binding only on the Indenture Trustee, as Trustee, (iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of the Indenture Trustee or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, the Indenture Trustee to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Indenture Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or gross negligence of the Indenture Trustee and for failure of the Indenture Trustee to distribute funds in accordance with the terms of the Operative Documents) look solely to the Indenture Trustee, as trustee for the performance of any obligation under any of the instruments referred to herein; provided, however, that notwithstanding anything in this Section 17.10 to the contrary, the Indenture Trustee shall be liable (A) in its individual capacity, in respect of its representations, warranties and agreements made in its individual capacity as expressly set forth herein (including, without limitation, in Sections 9 and 11) or in any other Operative Document to which it is a party or in any Officer’s Certificate of the Indenture Trustee, made in its individual capacity delivered pursuant hereto, and (B) in its individual capacity for the consequences of its gross negligence or willful misconduct and for its negligent failure to disburse funds in accordance with any Operative Document to which it is a party.

(c) In the event of a resignation or removal of the Indenture Trustee in accordance with the terms of Section 8.02 of the Indenture, the Lessor may, as provided in Section 8.02 of the Indenture, appoint a successor reasonably satisfactory to the Owner Participant, a Majority in Interest of Holders of Notes and, so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, the Lessee; provided that if the Lessee has not responded to the Lessor’s written notification to the Lessee of its proposed successor within 5 Business Days of its receipt of such notice, then the Lessee shall be deemed to have accepted such proposed successor.

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17.11 Jurisdiction; Service of Process; Waiver of Jury Trial. Any legal action or proceeding with respect to this Agreement or any other Operative Document to which any party hereto is a signatory or against any such party or against the Indenture Estate or Trust Estate may be brought, at the option of any such party, in any of the courts in the State of New York or the Federal courts of the United States of America located in the County of New York, and each party hereto hereby unconditionally accepts the nonexclusive jurisdiction of the aforesaid courts. Each party hereto irrevocably waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any of the aforesaid courts and any claim it may now or hereafter have that any such action or proceeding has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail to such party’s address for notices specified herein. Nothing herein shall affect the right to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF ANY OPERATIVE DOCUMENT. The Lessee and the Guarantor hereby irrevocably appoints CT Corporation System, as its agent for service of process in connection with any suit, action or other proceeding arising out of the Participation Agreement and the other Operative Documents (other than the Joint Operating Agreement or the Federal Leases, except to the extent any such suit, action or proceeding is directly or indirectly related to the rights of the Owner Participant, the Lessor, the Loan Participants, the Indenture Trustee and the Lessor Trustee) or the subject matter hereof or thereof, and the Lessee and the Guarantor hereby agree that each such Person will at all times maintain a duly authorized agent to receive service of process.

17.12 Instructions. By their respective execution and delivery of this Agreement, each of the Owner Participant and each Loan Participant hereby instructs the Lessor Trustee and the Indenture Trustee to execute and deliver this Agreement.

17.13 True Lease; Intention of Parties. It is the intention of each party hereto that (a) for income tax purposes, the Operative Documents be interpreted so as to treat the Lessee as the lessee of the Undivided Interest, the Owner Participant as the owner of the Undivided Interest and the Loan Participants as secured lenders under the Indenture and (b) it will file its income tax returns in a manner consistent with clause (a) hereof except to the extent otherwise required by applicable Governmental Authorities. The Lease is intended to be a “Finance Lease” under Article 2A of the Uniform Commercial Code as in effect in the State of New York and a “true lease” for federal income tax purposes.

17.14 Confirmation of Enjoyment. In furtherance of Section 9.1 of the Lease, each Participant, the Indenture Trustee (in its individual and trust capacities) and the Trust Company covenants and agrees that, so long as no Lease Event of Default shall have occurred and be continuing and the Lease has not been duly declared or deemed declared in default and, notwithstanding default by any Loan Participant, the Indenture Trustee, the Lessor, the Trust Company or the Owner Participant under any Operative Document, that such Person or its successors or assigns shall not (and shall not permit any Affiliate or other Person claiming by, through or under it, or acting at its direction or instruction, to) interfere with Lessee’s continued possession, use and operation of, and enjoyment of, the Undivided Interest and the Platform.

Participation Agreement

17.15 Interest Rate Swap. It is expressly understood and agreed by and among all of the parties hereto that on or before the Closing Date, and upon the issuance of any Additional Note, each Loan Participant (or an affiliate thereof acting on behalf of such Loan Participant) may enter into an interest rate swap agreement (or an internal swap) and, if the interest rate swap is not an internal swap, with a swap counterparty reasonably acceptable to the Lessee and the Owner Participant (a “Swap Agreement”), a copy of the Confirmation (or deemed Confirmation, in the case of an internal swap) for which will be furnished by the initial Loan Participant to the Owner Participant, the Indenture Trustee, the Lessor and the Lessee.

17.16 Voting Rights Under the Consent and Agreement. Upon the occurrence and continuance of a Lease Event of Default, the Guarantor hereby agrees and consents to the Financing Agent exercising the voting rights described in Section 2 of the Consent and Agreement.

Participation Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

SPINNAKER FR SPAR CO., L.L.C., as Lessee

By:	/s/ Robert M. Snell
Name:	Robert M. Snell
Title:	Authorized Person

SPINNAKER EXPLORATION COMPANY, L.L.C., as Guarantor

By:	/s/Robert M. Snell
Name:	Robert M. Snell
Title:	Authorized Person

SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1, as Lessor

By:	Wilmington Trust Company, not in its individual capacity but solely as Lessor Trustee under the Trust Agreement

	By:	/s/ Michele C. Harra
	Name:	Michele C. Harra
	Title:	Financial Services Officer

BANC OF AMERICA LEASING & CAPITAL, LLC, as Owner Participant

By:	/s/ Sonia T. Delen
Name:	Sonia T. Delen
Title:	Principal

Participation Agreement

SOCIETE GENERALE FINANCIAL CORPORATION, as Loan Participant

By:	/s/ Sean Rheuben
Name:	Sean Rheuben
Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity, except to the extent expressly set forth herein, but solely as Lessor Trustee

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Nancy M. Dahl
Name:	Nancy M. Dahl
Title:	Vice President

Participation Agreement

S-2

EXHIBIT A

TO PARTICIPATION AGREEMENT

FORM OF OWNER PARTICIPANT

ASSIGNMENT AND ASSUMPTION AGREEMENT

Date:

TO: [                    ]

We refer to the Participation Agreement, dated as of June 17, 2005 (the “Participation Agreement”), among SPINNAKER FR SPAR CO., L.L.C., as Lessee, SPINNAKER EXPLORATION COMPANY, L.L.C., as Guarantor, BANC OF AMERICA LEASING & CAPITAL, LLC, as Owner Participant, SOCIETE GENERALE FINANCIAL CORPORATION, as Loan Participant, SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1, as Lessor, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except to the extent expressly set forth therein, but solely as Indenture Trustee under the Indenture, and WILMINGTON TRUST COMPANY, not in its individual capacity, except to the extent expressly set forth therein, but solely as Lessor Trustee. Capitalized terms used but not defined herein have the meanings set forth in Appendix A to the Participation Agreement.

1. Pursuant to Section 13.2(d) of the Participation Agreement, notice is hereby given that, effective upon satisfaction of the applicable conditions to transfer set forth in Section 13 of the Participation Agreement and any additional conditions agreed to by Transferor and Transferee (each as defined below) (the date upon which such conditions have been satisfied is hereinafter referred to as the “Effective Date”), the undersigned                      (“Transferor”) hereby sells, assigns, conveys, transfers and otherwise sets over unto                      (together with its successors and permitted assigns, “Transferee”), and Transferee hereby unconditionally purchases from Transferor all of Transferor’s present and future right, title and interest in and to the Participation Agreement, the Tax Indemnity Agreement and the other Operative Documents to which Transferor is a party (collectively, the “Equity Agreements”) and to the Trust Estate and Undivided Interest and any proceeds therefrom, reserving to Transferor (but not to the exclusion of Transferee), however, all Transferor’s rights as an Indemnitee. The rights so transferred collectively are called the “Transferred Interest”.

2. Transferor and Transferee hereby confirm that upon such transfer, (a) Transferee assumes and undertakes, and covenants and agrees that it will pay, perform and discharge, all of the duties and obligations of the Owner Participant arising or accruing on or after the Effective Date with respect to the Transferred Interest (thereby excluding any duties or obligations required to be performed by Transferor before the Effective Date) under the Equity Agreements and any of the other Operative Documents by which the Owner Participant is bound, and (b) Transferee shall be entitled to all rights and benefits of the Owner Participant with respect to such Transferred Interest under the Operative Documents as though Transferee had been the Owner Participant as of the execution and delivery of Transferor of the Trust Agreement (the “Delivery Date”), other than with respect to rights and benefits properly allocable to the period between the Delivery Date and the Effective Date.

Participation Agreement

3. Transferee hereby confirms that, on and after the Effective Date, it shall be deemed a party to each of the Equity Agreements, and that it shall be bound thereby as if therein named as “Owner Participant” with respect to the Transferred Interest.

As between Transferor and Transferee, on the Effective Date, Transferor will be relieved of and Transferee will thereupon assume all obligations of Transferor with respect to the Transferred Interest (other than with respect to obligations properly allocable to the period between the Delivery Date and the Effective Date).

4. In furtherance of the transfer effected by this Assignment and Assumption Agreement, Transferor hereby constitutes and appoints Transferee its true and lawful attorney, with full power of substitution, in the name of Transferee or in the name of Transferor but on behalf of, for the benefit of and at the expense of Transferee: (a) to collect for the account of Transferee all items sold, assigned, conveyed, transferred or otherwise set over to Transferee pursuant to this Assignment and Assumption Agreement, (b) to institute and prosecute, in the name of Transferor or otherwise, but at the expense of Transferee, all proceedings that Transferee deems proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items so sold, assigned, conveyed, transferred or otherwise set over, (c) to defend and compromise at the expense of Transferee any and all actions, suits or proceedings as to the title or interest in all or any portion of the Transferred Interest, and (d) to do all such acts and things in relation thereto at the expense of Transferee as Transferee reasonably deems advisable. Transferor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by Transferor in any manner or for any reason or by virtue of any dissolution of Transferor.

5. Transferor hereby covenants and agrees promptly to pay over to Transferee any amounts (including any sums payable as interest in respect thereof) received by it that, under paragraph 1, have been assigned to Transferee, and Transferee hereby covenants and agrees promptly to pay over to Transferor any amounts (including any sums payable as interest in respect thereof) received by it that, under paragraph 1, have not been assigned by Transferor to Transferee.

6. Each party hereto agrees that it shall, at the expense of the party requesting the same, at any time and from time to time, promptly and duly execute and deliver any and all further instruments and documents and take such further action that reasonably may be required in order to obtain the full benefits of this Assignment and Assumption Agreement and to implement the rights and powers herein granted.

7. Transferor hereby represents and warrants that it has, and by this Assignment and Assumption Agreement does convey to Transferee, all right, title and interest originally acquired by it in the Transferred Interest, free and clear of any Owner Participant’s Liens.

8. Transferee hereby represents that it is acquiring the Transferred Interest and the other rights, titles and interests hereby transferred to it, for its own account for the purpose of investment and not with a view to, or for the sale in connection with, any distribution of any such interest; except that Transferee reserves the right to transfer or assign all of the Transferred Interest to the extent permitted by the Participation Agreement.

Participation Agreement

9. Transferee hereby represents and warrants that:

(a) Due Organization. It is a [                    ], duly organized, validly existing and in good standing under the laws of [                    ] and has the requisite power and authority to enter into and perform its obligations under this Assignment and Assumption Agreement and the Equity Agreements to which it will become a party as a result of the execution and delivery of this Agreement.

(b) Authorization; Execution; Enforceability. The execution, delivery and performance by Transferee of this Assignment and Assumption Agreement and the performance by Transferee of its obligations hereunder and under the Equity Agreements to which it will become a party as a result of the execution and delivery of this Agreement have been duly authorized by all necessary action on the part of Transferee and do not and will not require the consent or approval of any [                    ] of Transferee, and, assuming the due authorization, execution and delivery hereof by Transferor, are the legal, valid and binding obligations of Transferee, enforceable against Transferee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

(c) No Violation. The execution and delivery by Transferee of this Assignment and Assumption Agreement and the performance by Transferee of its obligations hereunder and under the Equity Agreements do not and will not, (i) violate its constituent documents, (ii) assuming that Transferee does not become subject to regulation by any Governmental Authority solely by reason of the execution, delivery and performance of its obligations hereunder and under the Equity Agreements and not as a result of its or any of its Affiliate’s business or other activities other than the activities engaged in solely by reason of the transactions contemplated hereunder and under the Equity Agreements, contravene any provision of any Governmental Rule or Governmental Action applicable to it, provided that no representation or warranty is made with respect to ERISA (except as set forth in Section 9(j)), or (iii) contravene any provision of, or constitute any default or require any consent under, any provision of any material indenture, mortgage, contract or other instrument to which Transferee is a party or by which it or any of its properties are bound.

(d) Government Consent. Neither the execution and delivery by Transferee of this Assignment and Assumption Agreement nor the consummation by Transferee of any of the transactions contemplated hereby nor the performance by Transferee of any of its obligations hereunder or under the Equity Agreements requires the consent or approval of, the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority of [jurisdiction of Transferee’s location] or New York, other than those (i) that have been obtained, taken or made, (ii) that are not required on the date hereof, or (iii) for which the failure to obtain, take or make will not have a material adverse effect on the ability of Transferee to perform any of its obligations hereunder or under the Equity Agreements (it being understood that Transferee makes no representation or warranty with respect to any Governmental Rule pertaining to the Platform, the Undivided Interest or the use thereof).

Participation Agreement

(e) Qualified Transferee. Transferee meets the requirements of Sections 13.2(a) and 13.2(g) of the Participation Agreement.

(f) Transferee Liens. The execution, delivery and performance by Transferee of this Assignment and Assumption Agreement and the Operative Documents to which it is or will become a party will not subject the Transferred Interest to any Owner Participant’s Liens attributable to the Transferee.

(g) Securities Laws. The transfer of the Transferred Interest to Transferee will not violate any provision of, or create a relationship that would be in violation of, the Securities Act or any “Blue Sky” or securities laws of any relevant state or other jurisdiction.

(h) Default. As a result of the transfer contemplated hereby, no Indenture Default or Indenture Event of Default attributable to Transferee shall exist.

(i) ERISA. No part of the funds provided by the Transferee to acquire and hold the interests to be purchased by it under this Assignment and Assumption Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations thereunder) of any (a) employee benefit plan subject to Title I of ERISA, (b) employee benefit plan or individual retirement account or arrangement subject to Section 4975 of the Code or (c) entity the assets of which include plan assets (within the meaning of 29 CFR 2510.3-101) by reason of a plan’s investment in such entity.

10. All notices to, requests of, demands on and other communications with Transferee shall be made in the manner (and shall be deemed given as) set forth in Section 17.3 of the Participation Agreement to Transferee at:

Attention:
Telecopy:

11. Transferor requests that, upon completion of the remaining actions required under Section 13.2 of the Participation Agreement, each addressee of this Assignment and Assumption Agreement execute and deliver to Transferor its written confirmation that such actions have been completed, provided that the receipt of such confirmation by Transferor shall not be a precondition to the validity or enforceability of this Assignment and Assumption Agreement or the transfer of the Transferred Interest.

12. Each of the Lessee, the Holders, the Indenture Trustee and the Lessor Trustee, together with their respective successors and permitted assigns, is and shall be deemed a third party beneficiary of this Assignment and Assumption Agreement, and may rely upon the representations, warranties, covenants and agreements contained herein and is entitled to enforce this Assignment and Assumption Agreement directly and in its own name and enforce any rights or claims of the parties hereto.

Participation Agreement

13. This Assignment and Assumption Agreement and the transfer effected hereby shall be effective from and after the date first above written.

14. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT IN CONNECTION WITH THIS ASSIGNMENT AND ASSUMPTION AGREEMENT.

15. This Assignment and Assumption Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute but one and the same instrument.

16. The fees, expenses and charges of the parties to the Participation Agreement (including, without limitation, reasonable legal fees and expenses) incurred in connection with the transfer contemplated hereunder shall be paid by Transferee promptly on demand.

Participation Agreement

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be duly executed by their respective officers thereunto duly authorized on the day and year first above written.

[Name of Transferor]

By:
Name:
Title:

[Name of Transferee]

By:
Name:
Title:

Participation Agreement

Exhibit B

to the Participation Agreement

FORM OF OFFICER’S CERTIFICATE OF THE GUARANTOR

This Officer’s Certificate of the Guarantor is delivered pursuant to Sections 4.9(e) and 4.9(f) of the Participation Agreement, dated as of June 17, 2005, as amended, supplemented or modified from time to time (the “Participation Agreement”), among SPINNAKER FR SPAR CO., L.L.C., as Lessee, SPINNAKER EXPLORATION COMPANY, L.L.C., as Guarantor, BANC OF AMERICA LEASING & CAPITAL, LLC, as Owner Participant, SOCIETE GENERALE FINANCIAL CORPORATION, as Loan Participant, SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1, as Lessor, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except to the extent expressly set forth therein, but solely as Indenture Trustee under the Indenture, and WILMINGTON TRUST COMPANY, not in its individual capacity, except to the extent expressly set forth therein, but solely as Lessor Trustee. Terms defined in Appendix A to the Participation Agreement are used herein as therein defined.

The undersigned hereby certifies to each Participant, the Indenture Trustee and the Lessor as follows:

1. I am duly authorized to act on behalf of Guarantor.

2. I have reviewed and am familiar with the contents of this Certificate.

3. To my knowledge, the representations and warranties of Guarantor contained in Section 5A of the Participation Agreement, in the Guaranty and in the other Operative Documents to which Guarantor is a party are true and accurate in all material respects on and as of the Closing Date as though made on and as of such date (except to the extent that such representations and warranties specifically relate solely to an earlier date, in which case such representations and warranties are true and accurate on and as of such earlier date).

4. To my knowledge, as of the Closing Date the Guaranty is in full force and effect.

5. The property covered by the Guarantor Bill of Sale is free and clear of all Liens (other than Permitted Liens described in clauses (a) through (d), (f), (g), (i) and (j) of the definition thereof).

6. The Working Interest of each party to the Joint Operating Agreement appears opposite the name of such party below:

Murphy Exploration and Production Company-USA	37.5%
Dominion Exploration and Production Inc	37.5%
Spinnaker Exploration Company, L.L.C	25.0%

7. To my knowledge, neither Murphy nor Dominion have exercised their respective right to acquire the Guarantor’s Working Interest in the Contract Area.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth below.

By:
Name:
Title:

Date:                     , 20

Schedule 1

to the Participation Agreement

Accounts

Schedule 2

to the Participation Agreement

Pricing Assumptions

Closing Date	July 21, 2005
Lessor’s Cost	$75,000,000.00
Lessor’s Investment	$18,000,000.00
Fixed Price Purchase Option Date	April 21, 2012
Fixed Price Purchase Amount	$49,148,514.75
Initial Lease Term Expiration Date	July 21, 2017
Debt Rate	6.7800%
Transaction Expenses	$3,152,634.56
Debt Percentage	76.0000%

Schedule 2.2

to the Participation Agreement

Loan Participant	Principal Amount
Société Générale Financial Corporation	$57,000,000.00

Schedule 4.15(a)

to the Participation Agreement

Outstanding Liens

None.

Schedule 4.15(b)

to the Participation Agreement

Filings and Recordings

1.	Recordation of the Declaration/Memorandum of Joint Operating Agreement in the conveyance records of Terrebonne and Lafourche parishes, Louisiana per La. R.S. 9:2731, et seq.

2.	Recordation of First and Second JOA Amendments in the conveyance records of Terrebonne and Lafourche parishes, Louisiana per La. R.S. 9:2731, et seq.

3.	Recordation of First and Second JOA Amendments with the MMS.

4.	Recordation of Consent and Agreement in the conveyance records of Terrebonne and Lafourche parishes, Louisiana per La. R.S. 9:2731, et seq.

5.	Recordation of Consent and Agreement with the MMS.

6.	Recordation of the Indenture in the mortgage records of Lafourche and Terrebonne parishes, Louisiana.

7.	Recordation of the Indenture with the MMS.

8.	Recordation of the Indenture Supplement in the mortgage records of Terrebonne and Lafourche parishes, Louisiana.

9.	Recordation of the Murphy Bill of Sale in the conveyance records of Terrebonne and Lafourche parishes, Louisiana.

10.	Recordation of the Murphy Bill of Sale with the MMS.

11.	Recordation of the Guarantor Bill of Sale in the conveyance records of Terrebonne and Lafourche parishes, Louisiana.

12.	Recordation of the Guarantor Bill of Sale with the MMS.

13.	Recordation of the Lessee Bill of Sale in the conveyance records of Terrebonne and Lafourche parishes, Louisiana.

14.	Recordation of the Lessee Bill of Sale with the MMS.

15.	Recordation of a Memorandum of Lease in the conveyance records of Terrebonne and Lafourche parishes, Louisiana.

16.	Recordation of a Memorandum of Lease with the MMS.

Participation Agreement

17.	Recordation of Lease Supplement No. 1 in the conveyance records of Terrebonne and Lafourche parishes, Louisiana.

18.	Filing of UCC-1 in respect of Lease in Louisiana.

19.	Filing of UCC-1 in respect of Lease in Delaware.

20.	Filing of UCC-1 in respect of the Indenture (including as “fixture filing”) in Louisiana.

21.	Filing of UCC-1 in respect of the Indenture in Delaware.

22.	Filing of UCC-1 in respect of the Pledge Agreement in Louisiana.

23.	Filing of UCC-1 in respect of the Pledge Agreement in Delaware.

24.	Filing of UCC-1 in respect of the Collateral Assignment of Rights in Louisiana.

25.	Filing of UCC-1 in respect of the Collateral Assignment of Rights in Delaware.

2

Schedule 17.3

to the Participation Agreement

Addresses for Notices

Guarantor

Spinnaker Exploration Company, L.L.C.
1200 Smith Street, Suite 800
Houston, TX 70022
Telephone:	(713) 759-1770, ext. 187
Facsimile:	(713) 759-1341
Attention:	Robert Snell
Chief Financial Officer

Lessee

Spinnaker FR Spar Co., L.L.C.
1200 Smith Street, Suite 800
Houston, TX 70022
Telephone:	(713) 759-1770, ext. 187
Facsimile:	(713) 759-1341
Attention:	Robert Snell
Chief Financial Officer

Owner Participant

Banc of America Leasing & Capital, LLC
555 California St., 4th Floor
Mail Code: CA5-705-04-01
San Francisco, CA 94116
Telephone:	(415) 765-7382
Facsimile:	(415) 765-7373
Attention:	Contracts Administration

Loan Participant

Société Générale Financial Corporation
1221 Avenue of the Americas, 12th Floor
New York, NY 10020
Telephone:	(212) 278-6446
Facsimile:	(212) 278-7720
Attention:	Paul Sottnik Agencies & Transaction Management Group

Indenture Trustee

Wells Fargo Bank Northwest, National Association
299 S. Main Street
12th Floor, MAC U1228-120
Salt Lake City, UT 84111
Telephone:	(801) 246-5208
Facsimile:	(801) 246-5053
Attention:	Corporate Trust Services

Lessor

Spinnaker Front Runner Statutory Trust 2005-1
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Telephone:	(302) 636-6000
Facsimile:	(302) 636-4140
Attention:	Corporate Trust Administration

Trust Company

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Telephone:	(302) 636-6000
Facsimile:	(302) 636-4140
Attention:	Corporate Trust Administration

2

EXECUTION COPY

APPENDIX A

DEFINITIONS

The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms “hereof,” “herein,” “hereunder” and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

Unless the context otherwise requires or the definition expressly provides otherwise, references to (i) agreements shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreements (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time in accordance with the terms thereof, (ii) parties to agreements or government agencies shall be deemed to include the successors and permitted assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared in accordance with GAAP.

“Acceptable Letter of Credit” shall mean an irrevocable standby letter of credit issued for the benefit of the Lessor Trustee and the Owner Participant and opened for the account of the Guarantor pursuant to a Reimbursement Agreement by an Issuing Bank that is not an Affiliate of the Owner Participant or the Lessee, which letter of credit (i) shall have an available amount at all times and from time to time at least equal to $15,000,000; (ii) has been issued by a Person that, at the time of such issuance, is an Issuing Bank; (iii) provides for presentation and payment at an office of the issuer in New York, New York; (iv) shall be payable in Dollars in immediately available funds; (v) has an expiry date of at least 364 days from the date of issuance or any renewal thereof and provides that such letter of credit may be drawn commencing 30 days prior to the expiration thereof unless renewed, replaced or extended prior thereto; (vi) entitles the beneficiary thereof to assign its interest therein to a transferee of the Lessor Trust without the consent of the Lessee or the Guarantor or the issuer of such letter of credit, and requires the issuer of such letter of credit, after the date of any such transfer and upon the request of such transferee, to issue a new letter of credit in favor of such transferee in exchange for such issuer being released from its obligations under the letter of credit in favor of the transferring Lessor Trust; (vii) is governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (the “Uniform Customs”) or International Chamber of Commerce International Standby Practices (ICC Publication No. 590,1998) (the “ISP98”), and to

the extent not addressed by the Uniform Customs or the ISP98, governed by New York law, and containing an express waiver of Section 5-112 of the New York Uniform Commercial Code (or any similar or replacement provision therefor) or such other rules and law satisfactory to the Guarantor and the Owner Participant; (viii) contains the issuer’s agreement that, if a force majeure event (as contemplated by Article 3.14 of ISP98) shall occur, the presentation date of the letter of credit shall be automatically extended to a date that is at least 30 days following the time such event ceases to exist; (ix) otherwise contains terms and conditions acceptable to the Owner Participant; and (x) stating that the issuing bank waives any right of subrogation that such bank might otherwise acquire as a result of any payment in respect of the Acceptable Letter of Credit.

“Actual Knowledge” shall mean, (i) as it applies to the Lessor or the Lessor Trustee or the Indenture Trustee, actual knowledge of, including any information contained in any written notices received by, an officer in the Lessor Trustee’s or the Indenture Trustee’s Corporate Trust Administration department, as applicable, (ii) as it applies to the Owner Participant, actual knowledge of, including any information contained in any written notices received by, any officer of the Owner Participant or any parent entity thereof whose responsibilities include administration of the transactions contemplated by the Operative Documents, (iii) as it applies to the Lessee or the Managing Member of the Lessee, actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the General Counsel, the President or any Vice President or any other officer or member of the Lessee or the Guarantor whose responsibilities include administration of the transactions contemplated by the Operative Documents or the construction or operation of the Platform and (iv) as it applies to the Guarantor or the Managing Member of the Guarantor, actual knowledge of, including any information contained in any written notices received (including pursuant to the Joint Operating Agreement) by, the Chief Executive Officer, the General Counsel, the President, any Vice President or any other officer or member of the Guarantor or the Lessee whose responsibilities include administration of the transactions contemplated by the Operative Documents. Actual knowledge of the Lessee shall be imputed to the Guarantor and vice versa.

“Additional Notes” shall mean secured Notes issued by the Lessor in connection with a Supplemental Financing and in accordance with Section 2.08 of the Indenture and Section 14 of the Participation Agreement.

“Adjusted Remaining Useful Life” shall have the meaning specified in Section 5.3 of the Lease.

“Affiliate” shall mean, with respect to any Person, any other Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract, or otherwise. Notwithstanding the foregoing, except as otherwise expressly provided in the Operative Documents, neither the Owner Participant nor any OP Guarantor shall be an Affiliate of the Lessor and vice versa (it being understood that under no circumstance shall the Trust Company be deemed to be an Affiliate of any of the Owner Participant, any OP Guarantor, the Lessor, the Lessor Trustee, nor shall any of the Owner Participant, any OP Guarantor, the Lessor or the Lessor Trustee be deemed to be an Affiliate of the Trust Company).

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“After-Tax Basis,” in the context of determining the amount of a payment to be made on such basis, shall mean the payment of an amount which, after reduction by the net increase in foreign, federal, state and local income tax liability of the recipient or deemed recipient of such payment (which net increase shall be calculated by taking into account any reduction in such taxes resulting from any tax benefits currently realized by the recipient as a result of the event giving rise to such payment) shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all foreign, federal, state and local income taxes payable and tax benefits realized shall be determined on the assumption that the recipient has a sufficient U.S. Federal and state income tax base to be taxable on all income at the highest marginal net income tax rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions and that all corresponding tax benefits are utilized at the highest marginal U.S. Federal and state rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions.

“Allocated Rent” has the meaning given such term in Section 3.1 of the Lease.

“Amortization Schedule” for the Notes shall mean the amortization schedule for the Notes set forth in Exhibit D to the Indenture and Schedule I to each Note.

“Appraisal Procedure” shall mean a procedure for determining any amount, value or period. Such procedure shall be commenced by the delivery of written notification as specified in the Operative Documents by the Lessee to the Lessor and the Owner Participant, or by the Owner Participant or the Lessor, as the case may be, to the Lessee, that such Person desires to obtain an appraisal with respect to such amount, value or period. If required by the terms of the applicable Operative Documents, such parties shall first attempt to agree on such matter. If such parties are unable to agree on such matter within the time period specified in the applicable Operative Document, or if such parties are not required to attempt to agree, such parties shall thereupon consult for the purpose of selecting a mutually acceptable Independent appraiser. If within 10 days from the date the parties are required to so consult, they are unable to agree upon the appointment of a mutually acceptable Independent appraiser, then each of such parties shall appoint an Independent appraiser within 10 days, and such Independent appraisers shall jointly determine such matter. If one party does not so appoint an Independent appraiser, then the Independent appraiser appointed by the other shall determine such matter as the sole appraiser. If such two Independent appraisers cannot agree on such matter within 30 days, such matter shall be determined by such two Independent appraisers and a third Independent appraiser chosen within 10 days after such 30-day period by such two Independent appraisers or, if such three Independent appraisers fail to reach an agreement, the determination of the appraiser that differs most from the second highest determination shall be excluded (unless such difference is less than ten percent from either of the other determinations), the remaining two determinations shall be averaged (or all three shall be averaged, if the third determination is not discarded due to the preceding parenthetical) and such average shall constitute the determination of the appraisers. If such two Independent appraisers fail to agree upon the appointment of a third Independent appraiser within the allotted time period, such appointment shall be made by the New York City

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office of the American Arbitration Association or any organization successor thereto, upon the request of any such parties from a panel of arbitrators having familiarity with assets similar to the assets comprised by the Platform. The determination of the appraisers so chosen shall be given within 30 days of the appointment of such third appraiser, and, to the extent such determination relates to the calculation of the Fair Market Rental Value or Fair Market Sales Value under the Lease, the appraisers shall, in making such determination, apply methodologies consistent (after taking into account then current facts and circumstances) with those applied in connection with the Final Appraisal. Fees and expenses of the appraisers appointed in connection with an Appraisal Procedure shall be paid by the Lessee. The timetable for any Appraisal Procedure shall be appropriately accelerated to meet the applicable deadlines set forth in any of the Operative Documents. Each of the Lessor and the Lessee will provide reasonable access to such information in its possession requested by such appraisers and required for their determinations.

“Appraiser” shall mean ABS Consulting.

“Bankruptcy Act” shall mean Title 11 of the United States Code.

“Bankruptcy Default” shall mean an event that with the giving of notice or the passage of time or both would become a Lease Event of Default described in clause (f) or (g) of Section 15 of the Lease.

“Base Rent” shall mean the rent payable pursuant to Section 3.1 or 5.2 of the Lease, as applicable.

“Base Rent Payment Date” shall mean (i) during the Initial Lease Term, each date on which Base Rent is payable as set forth on Schedule 1, Part 1 to the Lease, and (ii) during any Renewal Term, the date which is the first day on which such Renewal Term commences and the first day after each three month period thereafter to and including the first day of the last three month period during such Renewal Term.

“Base Rent Percentages” shall mean the percentages (as in effect from time to time) set forth in Schedule 1, Part 1 to the Lease.

“Base Termination Value” shall mean with respect to the Undivided Interest as of any Termination Value Determination Date, the amount determined by multiplying Lessor’s Cost by the percentage set forth under the caption “Base Termination Value Percentages” on Schedule 2 to the Lease opposite the date that is such Termination Value Determination Date, as adjusted pursuant to Section 4 of the Lease and, thereafter if an option to renew is in effect, as modified pursuant to Section 5.4 of the Lease. Notwithstanding anything in the Operative Documents to the contrary, Base Termination Value shall be, under any circumstances and in all events, not less than an amount that shall comply with the requirements of Sections 3.5 and 4.2 of the Lease.

“Base Termination Value Determination Date” shall have the same meaning as Termination Value Determination Date.

“Base Termination Value Percentages” shall mean the percentages set forth under the caption “Base Termination Value Percentages” in Schedule 2 to the Lease.

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“Beneficial Interest” shall have the meaning specified in Section 16.1 of the Participation Agreement.

“Beneficial Interest Purchase Price” shall have the meaning specified in Section 16.1 of the Participation Agreement.

“Bills of Sale” shall mean, collectively, the Guarantor Bill of Sale and the Lessee Bill of Sale.

“Block 338” shall mean Front Runner Prospect Green Canyon Area Block 338, as identified in the Federal Lease with serial number OCS-G 21790, Gulf of Mexico, on the outer Continental Shelf (within the meaning of Section 2 of the Outer Continental Shelf Lands Act, as amended and supplemented, 43 U.S.C. §1331).

“Block 339” shall mean Front Runner Prospect Green Canyon Area Block 339, as identified in the Federal Lease with serial number OCS-G 21791, Gulf of Mexico, on the outer Continental Shelf (within the meaning of Section 2 of the Outer Continental Shelf Lands Act, as amended and supplemented, 43 U.S.C. §1331).

“Block 382” shall mean Quatrain Prospect Green Canyon Area Block 382, as identified in the Federal Lease with serial number OCS-G 22950, Gulf of Mexico, on the outer Continental Shelf (within the meaning of Section 2 of the Outer Continental Shelf Lands Act, as amended and supplemented, 43 U.S.C. §1331).

“Board of Directors” shall mean, with respect to any Person, either the board of directors of such Person or a duly authorized committee of said board having power to act for such board with respect to the matter in question.

“Burdensome Buyout Event” shall mean any of the following events:

(a) after the Closing Date, a change in applicable laws, rules (including Governmental Rules) and regulations causes it to become illegal for the Lessee to continue as lessee under the Lease or any other Operative Document or for the Lessee to make payments under the Lease or any other Operative Document, and the transactions contemplated by the Operative Documents cannot be restructured within 90 days after the occurrence of any such event in a manner reasonably acceptable to the Owner Participant, the Loan Participants, the Lessee and the Lessor;

(b) one or more events shall have occurred, which are not reasonably within the control of the Lessee or any Lessee Person, that give rise or have given rise to one or more obligations of the Lessee to pay indemnity obligations (or to make payments related thereto) pursuant to the Operative Documents; provided that (i) the amount of the indemnity obligations (or payments related thereto) that would be avoided, reduced or recovered if the Lease and the other Operative Documents were terminated and the Undivided Interest were purchased by the Lessee in the aggregate exceeds (on a present value basis for future payment obligations) 10% of the Lessor’s Cost (unless the relevant Indemnitee waives its rights to, or the Owner Participant arranges for the payment of such “excess” indemnity obligations on an After Tax Basis), and (ii) the Lessee gives the

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Lessor notice of the Burdensome Buyout Termination Date within 180 days of the first payment of indemnity obligation used in the calculation of such 10% of Lessor’s Cost having been made; or

(c) the Owner Participant becomes a Competitor of the Lessee.

“Burdensome Buyout Termination Date” shall have the meaning specified in Section 7A of the Lease.

“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which banks located in New York, New York, Houston, Texas, the city in which the Indenture Trustee Office is located or the city in which the corporate trust department of the Lessor Trustee is located are required or authorized to remain closed.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or ownership interest, whether now outstanding or issued after the date of the Participation Agreement, including, without limitation, all Common Stock and Preferred Stock of such Person.

“Cash Flow Coverage Ratio” shall mean, the ratio of (i) Revenues less Operating Costs, in each case for an applicable period of calculation set forth in Section 10.16 of the Participation Agreement, to (ii) Base Rent payable thereon during each such applicable period of calculation set forth in Section 10.16 of the Participation Agreement.

“Casualty Redemption Date” shall have the meaning specified in Section 3.02(a) of the Indenture.

“Claims” shall mean all liabilities (including, without limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, losses, damages, penalties, fines, sanctions, claims, actions, causes of action, suits (including any of the above pursuant to Environmental Laws), administrative proceedings regarding the issuance, denial, modification or revocation of any Environmental Permit, investigations, judgments, Liens (including any Lien in favor of any Governmental Authority for environmental liabilities and costs or violations of any Environmental Laws), costs, expenses and disbursements (including, without limitation, any registration fees and reasonable and documented legal fees and expenses, but excluding any ordinary and usual operating or overhead expenses other than those incurred in connection with a Lease Default or a Lease Event of Default, the salaries of its officers and employees (other than internal counsel charges and other internal charges arising from or related to a Lease Default or Lease Event of Default) and the cost of ordinary office supplies), of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

“Classification Society” shall mean the American Bureau of Shipping, or any successor thereof.

“Closing Date” shall mean July 21, 2005.

“Code” shall mean the Internal Revenue Code of 1986.

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“Collateral Assignment of Rights” shall mean the Collateral Assignment of Rights Agreement dated cas of June 17, 2005 between the Lessee and the Lessor.

“Common Stock” shall mean, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock or its equivalent, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all series and classes of such common stock.

“Competitor of the Lessee” shall mean a Person (other than Dominion, Murphy or any other operator of the Platform or owner of any undivided interest therein) who derives more than 25% of its gross revenues, or an Affiliate or Subsidiary of any Person (other than Dominion, Murphy or any other operator of the Platform or owner of any undivided interest therein) who derives more than 25% of its gross revenues, from the exploration for, or the production or sale of, oil or gas or related mineral products; provided, however, that a Person who is an institutional investor which is (i) a passive investor in the financing of equipment or facilities used in the exploration for, or the production or sale of, oil or gas or related mineral products or (ii) a Competitor by reason of exercising rights and remedies with respect to debts previously contracted shall not, solely by reason of such investment or exercise, be a “Competitor of the Lessee”.

“Components” shall mean appliances, parts, instruments, appurtenances, accessories, equipment and other property of whatever nature originally included in the Platform on the Closing Date.

“Consent and Agreement” shall mean the JOA Consent and Agreement, dated as of June 17, 2005, among Lessor, Lessee, the Indenture Trustee, Murphy and Dominion.

“Contract Area” shall have the meaning specified in Section 2.9 of the Joint Operating Agreement.

“Credit Downgrade Event” shall mean any event resulting in the Issuing Bank under the Initial Letter of Credit and any other Issuing Bank ceasing to have a long term unsecured credit rating of at least A- by S&P and A1 by Moody’s and AA- by S&P and Aa3 by Moody’s, respectively.

“Credit Agreement” shall mean the Credit Agreement dated as of December 19, 2003 (and as thereafter from time to time amended, supplemented, restated or otherwise modified) among the Guarantor, as borrower, various financial institutions, as lenders, and Toronto Dominion (Texas) Inc., as administrative agent.

“Credit Standards” shall mean, as to any Person, that such Person (i) is acceptable to the appropriate internal committees of the Owner Participant with respect to limitations on total credit exposure to such Person and limitations on total credit exposure to the country (other than the United States) in which such Person is located, (ii) is acceptable to the Owner Participant based upon the then-existing credit policies or practices of the appropriate internal committees of the Owner Participant, and (iii) except in the case of a bankruptcy or similar proceeding in which the Owner Participant is the debtor, is not engaged in material litigation with the Owner Participant or any of its Affiliates.

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“Cut-off Date” shall mean July 31, 2005.

“Debt Percentage” shall mean the percentage set forth as the “Debt Percentage” in Schedule 2 to the Participation Agreement.

“Debt Placement Agent” shall mean Bank of America, N.A.

“Debt Portion” shall mean, as of any date, (a) the portion of any payment of Base Rent equal to the principal and interest simultaneously scheduled to be payable to the Holders pursuant to the Notes and the Indenture, and (b) with respect to Fixed Price Purchase Amount, Base Termination Value, Termination Value (or any other amount payable on termination of the Lease), the portion of such payment equal to the scheduled outstanding principal amount of, and any accrued and unpaid interest on, the Notes at such date as reflected in its Amortization Schedule after accounting for any amount payable under clause (a) of this definition plus, any adjustment in Base Termination Value or Termination Value pursuant to the second sentence of the definition of each such term.

“Debt Rate” shall mean the interest rate borne by the Notes.

“Design Basis” shall mean all of the terms, conditions and requirements specified in the design data, codes, specifications and design premises contained in the EPC Contract as in effect on the Closing Date, as such design data, codes, specifications and design premises may be amended or supplemented from time to time by any Modification permitted or required under Section 11 of the Lease.

“Dominion” shall have the meaning set forth in the recitals to the Participation Agreement.

“Eligible Bank” shall mean any bank or trust company which shall be a member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $500,000,000.

“Engagement Documents” shall mean the Fee Letter Agreement and the indicative summary of terms attached thereto as Annex 1.

“Environmental Claims” shall mean any Claim, action, cause of action, investigation or notice alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, Remedial Action, Releases, governmental response costs, natural resources damages, property damages, personal injuries, penalties or reasonable expert or legal fees and expenses) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned or operated by the Lessee or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” shall mean each applicable federal, state, foreign, maritime and local law, regulation, statute, code, enactment, ordinance, rule, judgment, order, writ, common

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law and decisional law, decree, injunction or other requirement having the force and effect of law, at any time in force or effect, relating to (i) pollution or protection of human health (as it relates to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, wetlands, wildlife, aquatic species, vegetation and natural resources), (ii) Releases or threatened Releases of Hazardous Materials or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”); the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”); the Resource Conservation Recovery Act (“RCRA”); the Oil Pollution Act of 1990 (“OPA”); the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Toxic Substances Control Act (“TSCA”); the Hazardous Material Transportation Act (“HMTA”); the Clean Air Act; the Federal Water Pollution Control Act; the Safe Drinking Water Act; and their state and local counterparts or equivalents.

“Environmental Permits” shall mean all permits, consents, licenses, certificates and other approvals or authorizations required under Environmental Laws.

“EPC Contract” shall mean the Front Runner Engineering Procurement Construction Installation Contract, Green Canyon Block 338, dated as of March 15, 2002 between Murphy and J. Ray McDermott, Inc.

“Equity Percentage” shall mean an amount equal to 100% minus the Debt Percentage.

“Equity Portion” shall mean the portion of any payment of Base Rent, Fixed Price Purchase Amount, Base Termination Value, Termination Value (taking into account any outstanding Section 467 Loan Balance) or other amount payable under the Lease (in each case as adjusted pursuant to Section 4 of the Lease and, thereafter if an option to renew is in effect, as modified pursuant to Section 5.4 of the Lease) that is in excess of the Debt Portion.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Lessee or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Lessee or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Lessee or any such Subsidiary and with respect to liabilities arising after such period for which Lessee or any such Subsidiary could be liable under the Code or ERISA.

“Event of Loss” shall mean any of the following events: (i) the receipt of insurance proceeds based upon an actual or constructive total loss of the Platform; (ii) the Platform, in the Lessee’s good faith opinion, is damaged beyond economic repair or is rendered permanently unfit

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for commercial use by accident or natural disaster; (iii) title to the Platform or the Undivided Interest is taken by any Governmental Authority; (iv) the Platform is taken or requisitioned for use by any Governmental Authority for a period extending beyond 360 days or the last day of the Initial Lease Term and any Renewal Term then in effect; (v) as a result of a change in any Governmental Rules or Governmental Actions, the Lessee is prohibited from using the Platform as a production platform in the Gulf of Mexico; (vi) one or more of the Federal Leases is or are no longer in full force and effect or is or are not timely renewed with the applicable Governmental Authority within the relevant time limits set forth in any such Federal Lease but only if such Federal Lease (a) is material with respect to the production levels of the Platform and (b) is not depleted and is capable of economically producing, in each case as of the date of such Event of Loss (provided that the Platform remains in the Contract Area); (vii) one or more of the Federal Leases is or are abandoned by the Guarantor, but only if such Federal Lease (a) is material with respect to the production levels of the Platform and (b) is not depleted and is capable of economically producing, in each case as of the date of such Event of Loss (provided that the Platform remains in the Contract Area); (viii) the Lessee has failed to make, or cause the Operator to make, the Modifications required under Section 11 of the Lease or any insurance policy required to be maintained under Section 13 of the Lease; or (ix) the Platform is moved from the Original Location, unless all of the Platform Relocation Conditions are satisfied. The date of such Event of Loss shall be the date the Lessee or Guarantor obtains Actual Knowledge of such event; provided that for the purposes of clause (iv) above as it pertains to requisitions for use, no Event of Loss shall be deemed to have occurred until the earlier of (a) the last day of the Initial Lease Term or any Renewal Term then in effect, and (b) the 360th day after such requisition.

“Excepted Payments” shall mean and include (i) any indemnity or expense payment (whether or not Supplemental Rent) payable under any Operative Document directly to the Owner Participant, any OP Guarantor, the Trust Company, the Lessor Trustee, the Trust Estate, the Lessor or any of their respective Affiliates, shareholders, officers, directors, agents, employees or servants; (ii) (A) insurance proceeds, if any, payable to or on behalf of the Lessor, the Owner Participant or any OP Guarantor under insurance separately maintained by the Lessor or the Owner Participant or any OP Guarantor, or (B) proceeds of personal injury or property damage liability insurance payable to or on behalf of the Trust Company, the Lessor Trustee, the Lessor, the Owner Participant or any OP Guarantor under any Operative Document; (iii) any amount payable to the Owner Participant or any OP Guarantor pursuant to the Tax Indemnity Agreement or for the account of the Owner Participant or any OP Guarantor pursuant to Section 12.2 or under the written agreements required pursuant to Section 14.1(f) and (h) or Section 15.1(b) and (m) of the Participation Agreement or Section 12.2(c) of the Lease; (iv) [reserved]; (v) [reserved]; (vi) if the Lessee purchases the Undivided Interest pursuant to Section 6 of the Lease and in connection therewith assumes the Notes on a full recourse basis pursuant to Section 3.04 of the Indenture, that portion of the applicable purchase price in excess of the principal of and accrued interest on the Outstanding Notes; (vii) [reserved]; (viii) any payment made to or for the account of the Lessor Trustee or the Owner Participant pursuant to any Acceptable Letter of Credit or which otherwise names the Lessor Trustee or the Owner Participant as beneficiary, (regardless of whether such payment is applied in satisfaction of the Lessee’s obligation to pay Base Rent, Base Termination Value (together with any Section 467 Loan Balance payable by reference thereto), Termination Value, Fixed Purchase Price Amount (together with any Section 467 Loan Balance payable by reference thereto) or any other Supplemental Rent); (ix) any

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proceeds in respect of a transfer pursuant to Section 13 of the Participation Agreement; (x) interest at (or by reference to) the Overdue Rate payable by the Lessee to the Trust Company, the Lessor Trustee, the Lessor, the Owner Participant or any OP Guarantor on any of the amounts described in clauses (i) through (ix) above; and (xi) the right (a) to demand, collect, sue for, exercise remedies to enforce, or otherwise obtain amounts referred to in clauses (i) through (x) of this definition, (b) to give any notice of any breach of any representation, warranty or covenant in the Operative Documents on a joint and several basis with the Indenture Trustee and (c) to declare a Lease Event of Default or to demand payment of Base Termination Value (together with any Section 467 Loan Balance payable by reference thereto) or Termination Value upon a Lease Event of Default, in each case solely for the purpose of drawing on any Acceptable Letter of Credit.

“Excepted Rights” shall mean, collectively, (a) the rights, titles and interests of the Lessor or the Owner Participant, as the case may be, in and under the Tax Indemnity Agreement, and (b) those rights afforded to the Lessor pursuant to Section 6.08 of the Indenture (the exercise of which rights may, subject to the terms and conditions set forth in such Section 6.08, require notice to or consent by the Indenture Trustee).

“Excess Amount” shall have the meaning specified in Section 2.02(b) of the Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Transaction” shall have the meaning specified in Section 11.9 of the Participation Agreement.

“Excluded Tax” shall have the meaning specified in Section 12.2(b) of the Participation Agreement.

“Exposure Amount” shall mean $15,000,000.

“Fair Market Renewal Term” shall mean a period commencing at the end of the Initial Lease Term or any Renewal Term (which term shall, in any case, not be shorter than one year) and ending on the Base Rent Payment Date chosen by the Lessee pursuant to Section 5.3 of the Lease, during which the Undivided Interest may be leased for Fair Market Rental Value as permitted by Section 5.1 of the Lease, or such shorter period as may result from earlier termination of the Lease in accordance with its terms.

“Fair Market Rental Value” or “Fair Market Sales Value” of any property or service as of any date shall mean the cash rent or cash price that would be obtained in an arm’s-length lease or sale, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property or services in question, disregarding the purchase and renewal options set forth in the Lease or the Beneficial Interest purchase option under Section 16.1 of the Participation Agreement and shall be determined on the basis that (unless determined pursuant to Section 16 of the Lease which determination shall be made by an appraiser appointed solely by the Lessor on an “as-is”, “where-is” and “with all faults” basis and shall take into account all Liens (other than Permitted Liens of the type specified in clause (b) of the definition thereof)) each of the Platform and the Undivided Interest has been maintained in accordance with the requirements of the Lease

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and is free and clear of all Liens (other than Permitted Liens of the type specified in clause (b) of the definition thereof) (but otherwise on an “as-is”, “where-is” and “with all faults” basis), and taking into account the current facts and circumstances and the Owner Participant’s rights to operate the Platform in place, relocate the Platform and otherwise enjoy the highest and best use of the Platform as determined applying methodologies consistent with the Uniform Standards for Professional Appraisal Practice as set forth by the Appraisal Foundation or any successor.

“Fair Market Value” shall have the meaning specified in Article 12.18.5(iv) of the Joint Operating Agreement, provided that if the Fair Market Value is being determined in connection with a purchase of the Working Interest, directly or indirectly, by the Lessor or the Indenture Trustee, then Dedication and Use Fees shall not be taken into account in determining the Fair Market Value.

“Federal Leases” shall mean (i) the Oil and Gas Lease of Submerged Lands Under the Outer Continental Shelf Lands Act, dated May 1, 2000, serial number OCS-G 21790, among the United States of America (represented by the MMS) and CNG Production Company (of which Dominion is the successor), Murphy and the Guarantor, with respect to Block 338, Green Canyon, (ii) the Oil and Gas Lease of Submerged Lands Under the Outer Continental Shelf Lands Act, dated May 1, 2000, serial number OCS-G 21791, among the United States of America (represented by the MMS) and CNG Production Company (of which Dominion is the successor), Murphy and the Guarantor with respect to Block 339, Green Canyon, and (iii) the Oil and Gas Lease of Submerged Lands Under the Outer Continental Shelf Lands Act, dated July 1, 2001, serial number OCS-G 22950, among the United States of America (represented by the MMS) and Dominion, Murphy and the Guarantor, with respect to Block 382, Green Canyon.

“Fee Letter Agreement” shall mean the letter dated November 4, 2004 from the Owner Participant to the Guarantor and agreed to and accepted by the Guarantor.

“Final Appraisal” shall mean the appraisal delivered pursuant to Section 4.5(a) of the Participation Agreement.

“Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final (i.e., the earliest of when all allowable appeals have been exhausted by either party to the action or the time for filing such appeal has expired or the Tax Indemnitee has notified the Lessee in writing that it does not intend to make such an appeal) or, in any case where judicial review shall at the time be unavailable by reason of the proposed adjustment involving a decrease in a net operating loss or business credit carry-forward, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., when all administrative appeals have been exhausted by either party), (ii) a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with the administrative or judicial proceedings, in any case with the Lessee’s consent, (iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) the point in time when the Tax Indemnitee is no longer required to contest the imposition of such Tax pursuant to Section 12.2(e) of the Participation Agreement or Section 7 of the Tax Indemnity Agreement.

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“Final Notice” shall have the meaning specified in Section 5.3 of the Lease.

“First JOA Amendment” shall mean the First Amendment to the Joint Operating Agreement dated November 15, 2004, among the Guarantor, Murphy and Dominion.

“Fixed Price Purchase Amount” shall mean the amount determined by multiplying the Lessor’s Cost by the percentage set forth in the column entitled “Fixed Price Purchase Amount” in Schedule 3 of the Lease.

“Fixed Price Purchase Option” shall mean the option of Lessee to purchase the Undivided Interest in accordance with Section 6.1(b) of the Lease.

“Fixed Price Purchase Option Date” shall mean the date specified on Schedule 3 to the Lease.

“FMV Appraisal Procedure” shall have the meaning specified in Article 12.18.5(vii) of the Second JOA Amendment.

“Front Runner Reserves” or “Reserves” shall have the meaning specified in Section 12.18.5(viii) of the Second JOA Amendment.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Actions” shall mean all actions, authorizations, consents, approvals, waivers, exceptions, variances, franchises, filings, orders, permits, licenses, exemptions, publications, notices to and declarations of or with any Governmental Authority, including, without limitation, those pertaining to Environmental Laws and Environmental Permits.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Rules” shall mean applicable statutes, laws, rules, codes, ordinances, decisions, regulations, permits, certificates and orders of any Governmental Authority now or hereafter in effect and any interpretation thereof by competent Governmental Authority, including any judicial or administrative order, consent decree, settlement agreement or judgment, including, without limitation, Environmental Laws.

“Guarantor” shall mean Spinnaker Exploration Company, L.L.C.

“Guarantor Bill of Sale” shall mean the Bill of Sale and Assignment dated July 20, 2005 between the Guarantor and the Lessee.

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“Guaranty” shall mean the Guaranty dated as of June 17, 2005 by the Guarantor in favor of the Owner Participant, the Lessor, the Indenture Trustee, each Holder, the Lessor Trustee and the Trust Company.

“Hazardous Materials” shall mean all substances, wastes, pollutants, contaminants and materials (i) defined, regulated or designated as hazardous, extremely hazardous or environmentally hazardous, dangerous or toxic in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.(S)300.5, or under any Environmental Law (including CERCLA, FIFRA, SARA, HMTA and the Atomic Energy Act) or by any Governmental Authority, or (ii) with respect to which a Governmental Authority otherwise requires environmental investigation, monitoring, reporting or remediation and shall include, without limitation, radioactive materials (in excess of background concentrations), asbestos-containing materials, polychlorinated biphenyls (PCBs), petroleum (including crude oil or any fraction thereof), natural gas, petroleum products, petroleum byproducts or wastes, provided, however, that Hazardous Materials shall not include any Hydrocarbons to the extent that such Hydrocarbons are stored, handled, or processed in compliance with all applicable Environmental Laws and no Release of such Hydrocarbons has occurred.

“Highest Lawful Rate” shall have the meaning specified in Section 5.14(b) of the Indenture.

“Holder” shall mean a registered holder of a Note, as shown on the Note Register. A Loan Participant shall be treated as a Holder.

“Hydrocarbons” shall mean oil, gas and other hydrocarbons produced from the Front Runner Reserves, all products processed or obtained therefrom, and all inventory thereof upon extraction.

“Indemnified Party” shall have the meaning specified in Section 6.11 of the Indenture.

“Indemnifying Party” shall have the meaning specified in Section 6.11 of the Indenture.

“Indemnitee” shall mean the Lessor, the Trust Company, the Lessor Trustee, the Owner Participant, any OP Guarantor, the Indenture Trustee (both in its individual and its trust capacity), the Loan Participants, and their respective Affiliates, shareholders, officers, directors, agents, employees and servants.

“Indenture” shall mean the Trust Indenture, Mortgage, Assignment of Leases and Rents and Security Agreement dated as of June 17, 2005 between the Lessor and the Indenture Trustee, together with all Indenture Supplements.

“Indenture Default” shall mean an event which, after the giving of notice or lapse of time, or both, would become an Indenture Event of Default.

“Indenture Estate” shall have the meaning specified in the Granting Clause of the Indenture.

“Indenture Event of Default” shall have the meaning specified in Section 5.02 of the Indenture.

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“Indenture Indebtedness” shall have the meaning specified in the Recitals to the Indenture.

“Indenture Supplement” shall mean any indenture supplement, that may be executed and delivered by the Lessor and the Indenture Trustee from time to time in accordance with Article IX of the Indenture.

“Indenture Supplement No. 1” shall mean Indenture Supplement No. 1 dated as of July 20, 2005 between the Lessor and the Indenture Trustee.

“Indenture Trustee” shall mean Wells Fargo Bank Northwest, National Association, in its capacity as trustee pursuant to the Indenture.

“Indenture Trustee Office” shall mean the office of the Indenture Trustee located at 299 So. Main Street, 12th Floor, Salt Lake City, Utah or such other office located in New York, New York as may be designated by the Indenture Trustee to the Lessor, the Owner Participant, the Holders and the Lessee.

“Indenture Trustee’s Liens” shall mean Liens on or against all or any part of the Platform, the Undivided Interest, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which result from any act of, or failure to act by, or any Claim against, the Indenture Trustee (in its individual or trust capacity) unrelated to the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Indenture Trustee (in its individual or trust capacity) of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Indenture Trustee (in its individual or trust capacity), except that Indenture Trustee’s Liens shall not include any Lien directly resulting from any Tax for which the Lessee is specifically obligated to indemnify the Indenture Trustee (in its individual or trust capacity).

“Independent” shall mean, when used with respect to any specified Person, a Person who (1) is in fact independent, (2) does not have any direct financial interest in the Lessor, the Owner Participant or the Lessee or any Affiliate of any of them and (3) is not connected with the Trust Company, the Owner Participant or the Lessee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is provided that any Independent Person’s opinion or certificate shall be furnished such Person shall be appointed exercising reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Initial Lease Term” shall mean the period commencing on July 21, 2005 and ending on July 21, 2017 or such shorter period as may result from earlier termination as provided in the Lease.

“Initial Letter of Credit” shall mean the Acceptable Letter of Credit issued on the Closing Date by Toronto-Dominion Bank, New York Branch as the same may be renewed, extended or replaced by such Issuing Bank.

“Installment Payment Amount” shall mean the amount of the installment payment of principal due and payable on each Installment Payment Date, as set forth in the Amortization Schedule, which amount is equal to the product of the remaining unpaid principal amount of the Notes and the Installment Payment Percentage for such Installment Payment Date.

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“Installment Payment Date” shall mean each date on which an installment payment of principal is due and payable on the Notes, as set forth in the Amortization Schedule.

“Installment Payment Percentage” shall mean the percentage (as in effect from time to time) set forth in the Amortization Schedule.

“Insurance Consultant” shall mean Meyers-Reynolds & Associates, Inc.

“Interest Payment Date” shall mean each October 21, January 21, April 21 and July 21 of each year, commencing on October 21, 2005, until the Notes have been paid in full.

“Investment” shall have the meaning specified in Section 2.1 of the Participation Agreement.

“Issuing Bank” shall mean (i) with respect to the Initial Letter of Credit, the Issuing Bank under the Credit Agreement; and (ii) with respect to any Replacement Letter of Credit, any bank or other financial institution (x) having a credit rating of its unsecured long term debt obligations of at least AA by S&P and Aa2 by Moody’s, and (y) meeting the Credit Standards and, in the case of both clauses (i) and (ii), in its capacity as issuer of any Acceptable Letter of Credit.

“JOA Amendments” shall mean the First JOA Amendment and the Second JOA Amendment.

“Joint Operating Agreement” shall mean the Front Runner Joint Operating Agreement, Outer Continental Shelf—Gulf of Mexico, effective as of May 1, 2000, among the Guarantor, Murphy and Dominion, as amended, supplemented or modified from time to time (including, without limitation, by the JOA Amendments).

“Lease” shall mean the Production Platform Lease Agreement dated as of June 17, 2005 between the Lessor and the Lessee, together with all Lease Supplements.

“Lease Default” shall mean an event which, after the giving of notice or lapse of time, or both, would become a Lease Event of Default.

“Lease Event of Default” shall have the meaning specified in Section 15 of the Lease.

“Lease Supplement” shall mean any Lease Supplement that may be executed and delivered by the Lessor and the Lessee from time to time in accordance with the Lease.

“Lease Supplement No. 1” shall mean Lease Supplement No. 1, dated as of July 20, 2005 between the Lessor and the Lessee, substantially in the form of Exhibit C to the Lease.

“Lease Term” shall mean, collectively, the Initial Lease Term and any Renewal Term(s).

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“Lease Termination Date” shall mean the last day of the Lease Term, whether occurring by reason of expiration of the Lease Term or upon earlier termination of the Lease pursuant to the terms thereof (including, without limitation, termination pursuant to Section 16.1 of the Lease).

“Lessee” shall mean Spinnaker FR Spar Co., L.L.C.

“Lessee Bill of Sale” shall mean the Bill of Sale and Assignment dated as of July 20, 2005 between the Lessee and the Lessor.

“Lessee Obligations” shall mean all obligations of the Lessee under each Operative Document to which it is a party.

“Lessee Person” means, during or with respect to the Lease Term, the Lessee, any Affiliates of the Lessee, any other Person (other than the Owner Participant, any Affiliate of the Owner Participant and the Lessor) in possession of the Platform and/or the Undivided Interest and any Person (other than the Owner Participant, any Affiliate of the Owner Participant and the Lessor) having a rightful, valid and legal claim by, through or under any of the foregoing, and any Affiliate, successor, assign, transferee, agent or employee of any of the foregoing.

“Lessee Section 467 Interest” has the meaning given such term in Section 3.1 of the Lease.

“Lessee Section 467 Loan Balance” has the meaning given such term in Section 3.1 of the Lease.

“Lessee’s Share” shall mean, with respect to any Modification (or the cost thereof) or Component (or Replacement Component), a 25% interest in such Modification or Component.

“Lessor” shall have the meaning specified in the Recitals to the Trust Agreement.

“Lessor Section 467 Interest” has the meaning given such term in Section 3.1 of the Lease.

“Lessor Section 467 Loan Balance” has the meaning given such term in Section 3.1 of the Lease.

“Lessor Trustee” shall mean the Trust Company in its capacity as Lessor Trustee under the Trust Agreement.

“Lessor Trustee Documents” shall have the meaning specified in Section 2(ii) of the Trust Agreement.

“Lessor’s Cost” shall mean the amount set forth as “Lessor’s Cost” in Schedule 2 to the Participation Agreement.

“Lessor’s Liens” shall mean Liens on or against all or any part of the Platform, the Undivided Interest, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which result from any act of, or any failure to act by, or any Claim against, the Trust Company, the Lessor Trustee, the Lessor or the Trust Estate unrelated to its interest in the Undivided Interest, the administration of the Trust Estate or the transactions contemplated by the

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.Participation Agreement or any other Operative Document, or which result from any violation by the Trust Company (to the extent that such violation is a result of the gross negligence or willful misconduct of the Trust Company), the Lessor Trustee, or the Lessor or the Trust Estate of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Trust Company, the Lessor Trustee, or the Lessor or the Trust Estate, except that Lessor’s Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Trust Company, the Lessor Trustee or the Lessor.

“Lessor’s Share” shall mean, (i) with respect to any Modification (or the cost thereof) or Component (or Replacement Component) or (ii) with respect to the sale proceeds of the Undivided Interest, a percentage interest in such Modification (or the cost thereof), Component (or Replacement Component) or proceeds, which is equal to the Undivided Interest Percentage.

“Letter of Credit” shall mean any Acceptable Letter of Credit.

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, recordable or unrecordable statutory or codal non-possessory privilege, lien, right of others or charge of any kind, including, without limitation, any liens pursuant to any Environmental Law or incurred in connection with any Environmental Claims, any right of first refusal, any title defect, conditional sale or other title retention agreement or any lease in the nature thereof or any libel or complaint in admiralty or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan Participant” shall mean the parties named in Schedule 2.2 to the Participation Agreement and any successor or assign. A Holder shall be treated as a Loan Participant.

“Loss Payee” shall have the meaning specified in Section 13.1(b) of the Lease.

“Louisiana Indenture Estate” shall have the meaning specified in Section 8.03(a) of the Indenture.

“Majority in Interest of Holders of Notes” shall mean, as of any date of determination, Holders holding in aggregate more than 50% of the total principal amount of the Outstandings.

“Managing Member” shall mean (i) with respect to the Lessee, Spinnaker Exploration Company. L.L.C., a Delaware limited liability company, and (ii) with respect to the Guarantor, Spinnaker Exploration Company.

“Material Adverse Effect” shall mean a materially adverse effect on (a) the business, assets, results of operations or financial condition of the Lessee, the Guarantor, the Platform or the Undivided Interest, (b) the ability of the Lessee or the Guarantor to perform its respective obligations in any material respect under any of the Operative Documents, or (c) the validity or enforceability of (i) any of the Operative Documents or (ii) the Liens granted under any of the foregoing or the rights and remedies thereunder.

“Maximum Amount” shall have the meaning set forth in the recitals of the Indenture.

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“Memorandum of Lease” shall mean the Memorandum of Lease dated July 20, 2005 between the Lessor and the Lessee.

“MMS” shall mean the Minerals Management Service, a bureau in the U.S. Department of the Interior (or any successor agency thereof).

“Modifications” shall mean alterations, modifications, additions and improvements of or to the Platform but shall not include any Component or Replacement Component.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns, and, if Moody’s Investors Service, Inc. and its successors and assigns no longer issue securities ratings, the term “Moody’s” shall include any other Person that issues internationally accepted securities ratings designated by the Lessee in a written notice to the Owner Participant and acceptable to the Owner Participant, and, upon the inclusion in this definition of such other Person, each reference in the Operative Documents to a rating issued by Moody’s shall be deemed automatically replaced with a reference to the comparable rating issued by such Person.

“Multiemployer Plan” means any Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Murphy” shall have the meaning set forth in the recitals to the Participation Agreement.

“Murphy Bill of Sale” shall mean the Bill of Sale dated July, 2005 between Murphy and the Guarantor.

“Net Present Value of Base Rent” shall mean the present value, as of the Closing Date, of Base Rent payable on or prior to the Fixed Price Purchase Option Date plus the present value as of the Closing Date, of the Fixed Price Purchase Amount, discounted quarterly at a rate per annum equal to the Debt Rate.

“New Obligation” shall have the meaning specified in Section 2.07 of the Indenture.

“Nonseverable Modification” shall mean any Modification to the Platform which is not a Severable Modification.

“Note Register” shall have the meaning specified in Section 2.04 of the Indenture.

“Notes” shall mean all notes from time to time issued and outstanding under and pursuant to the Indenture.

“Obsolescence Termination Notice” shall have the meaning specified in Section 7.2 of the Lease.

“Officer’s Certificate” of any Person shall mean a certificate signed on behalf of such Person by the Chairman, the President or any Vice President of such Person or any other individual duly authorized and acting in such capacity or, (i) in the case of the Lessor, the Lessor Trustee or the Indenture Trustee, a Responsible Officer of the Lessor Trustee or the Indenture Trustee, (ii) in the case of the Owner Participant, the sole member of the Owner Participant, or (iii) in the case of the Lessee or Guarantor, the applicable Managing Member.

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“Old Obligation” shall have the meaning specified in Section 2.07 of the Indenture.

“Omnibus Amendment to the Credit Agreement” shall mean the duly executed and delivered amendment to the Credit Agreement dated February 8, 2005.

“OP Guarantor” shall mean any guarantor under an OP Guaranty.

“OP Guaranty” shall mean the guaranty given by any OP Guarantor in favor of the Lessee, the Loan Participants and the Indenture Trustee, and any guaranty executed by a Transferee pursuant to Section 13 of the Participation Agreement.

“Operating Costs” shall mean, for any period and with respect to the Undivided Interest and the Guarantor’s Working Interest, amounts paid or accrued by the Lessee and the Guarantor for the operation, administration and maintenance of the Undivided Interest or any portion thereof and the Guarantor’s Working Interest, including insurance premiums (including, without limitation, premiums for insurance required to be maintained by the terms of the Lease), costs of obtaining any other materials, supplies or services for the Undivided Interest or the Guarantor’s Working Interest, costs of maintaining, renewing and amending governmental permits, franchise, licensing, property, royalties, sales and excise taxes (excluding federal or state income taxes), general and administrative expenses, employee salaries, wages and other employment-related costs, business management and administrative services fees, costs required to be paid by the Lessee under any Operative Document (other than scheduled Base Rent), or any of it affiliates, legal and other transaction costs and all other fees payable to the Holders (other than amounts constituting scheduled Base Rent), and all other fees and expenses necessary for the continued operation and maintenance of the Undivided Interest and the Guarantor’s Working Interest (excluding any amounts paid by the Guarantor to the Lessee under the Production Handling Agreement), in each case calculated in accordance with GAAP. Operating Costs shall not include (i) capital expenditures (including expenditures in connection with Modifications), (ii) payments for restoration, replacement or repair of the Undivided Interest, or (iii) acquisitions or investments permitted by the terms of the Operative Documents.

“Operative Documents” shall mean the Guaranty, any OP Guaranty, the Indenture, Indenture Supplement No. 1, the Bills of Sale, the Lease, Lease Supplement No. 1, the Participation Agreement, the Notes, the Tax Indemnity Agreement, the Trust Agreement, the Support Agreement, the Acceptable Letter of Credit, the Joint Operating Agreement, the First JOA Amendment, the Second JOA Amendment, the Consent and Agreement, the Production Handling Agreement, the Collateral Assignment of Rights and the Pledge Agreement.

“Operator” shall mean Murphy (or any successor or substitute operator from time to time) as operator pursuant to Section 4.1 of the Joint Operating Agreement.

“Operator’s Lien” shall mean any lien granted to the Operator under the Joint Operating Agreement.

“Optional Modification” shall have the meaning specified in Section 11.4 of the Lease.

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“Original Location” shall mean the location of the Platform on Block 338.

“Other Undivided Interests” shall mean the undivided interests in the Platform held by Murphy and Dominion, and their permitted successors and assigns.

“Outstanding” shall mean, when used with respect to the Notes as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee, provided that such Notes are to be redeemed and notice of such redemption has been duly given and not revoked or otherwise withdrawn pursuant to the Indenture; and

(iii) Notes paid or in exchange for which or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture;

provided, however, except as provided in Section 3.04 of the Indenture, the Lessee, the Guarantor and their respective Affiliates may not be Holders of Notes; and provided, further, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Lessor, the Owner Participant, or any Affiliate of the Lessor or the Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Notes owned by all Persons, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged directly or indirectly in good faith to Persons other than the Lessee and its Affiliates may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Lessor, the Lessee, the Owner Participant or any Affiliate of the Lessor, the Lessee or the Owner Participant.

“Overdue Rate” shall mean a rate per annum equal to (i) with respect to amounts owing to any Loan Participant, the rate of interest on such Notes plus 2.0% per annum, and (ii) with respect to amounts owing to the Owner Participant or the Lessor and with respect to amounts not described in clause (i), the from time to time higher of the rate described in clause (i) and the rate of interest publicly announced from time to time by Bank of America N.A. as its “reference” or “base” rate plus 2.0% per annum (in each case computed on the basis of a 360-day year of twelve 30-day months).

“Owner Participant” shall mean Banc of America Leasing & Capital, LLC, and each Person to whom a transfer is effected in accordance with Section 13 of the Participation Agreement.

“Owner Participant Response” shall mean the response, dated May 31, 2005 to the external auditors of Dominion provided by the Owner Participant.

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“Owner Participant’s Liens” shall mean any Lien on or against the Platform, the Undivided Interest, the Lease, the Trust Estate or the Indenture Estate or any payment of Rent (a) which results from any act of, or any failure to act by, or any Claim against, the Owner Participant unrelated to the transactions contemplated by the Operative Documents, or which results from any violation by the Owner Participant of any of the terms of the Operative Documents, or (b) which results from any Lien in favor of any taxing authority by reason of any Tax owed by the Owner Participant, except that Owner Participant’s Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Owner Participant (or any member of its consolidated group). An Owner Participant Lien shall not include an Operator’s Lien.

“Owner Participant’s Net Economic Return” shall mean (i) with respect to the period between the Closing Date and the Fixed Price Purchase Option Date, and thereafter, the expiration of the Initial Lease Term, the Owner Participant’s anticipated after-tax yield, and aggregate after-tax cash flow, using the multiple investment sinking fund method of analysis (as described in Paragraph 44 of FASB 13), computed on the basis of the same methodology and assumptions as were utilized in determining the applicable schedules of Base Rent, Base Termination Values, Termination Values, Fixed Price Purchase Amount, Section 467 Loan Balance, Lessee Section 467 Loan Interest and Lessor Section 467 Loan Interest as of the Closing Date, as such assumptions may be adjusted in accordance with Section 4 of the Lease, (ii) at least 95% of the anticipated after-tax earnings for each of the five 12-month periods during the first 60 months of the Initial Lease Term (which 12-month periods will run consecutively with the first such period commencing on the Closing Date), and (iii) at least 90% of the anticipated after-tax cash earnings for each of the 12-month periods following the first 60 months of the Initial Lease Term, in each case using the same methodology and assumptions as were utilized in determining the applicable schedules attached to the Lease as of the Closing Date. The Owner Participant’s Net Economic Return with respect to any Modification to the Platform financed pursuant to a Supplemental Financing in which the Owner Participant has made an equity investment shall be computed in accordance with the assumptions utilized in connection with such Supplemental Financing and account for any adjustments theretofore made pursuant to Section 4 of the Lease.

“Participant” shall mean any Loan Participant or the Owner Participant and “Participants” shall mean all of them.

“Participation Agreement” shall mean the Participation Agreement dated as of June 17, 2005 among the Lessee, the Guarantor, the Owner Participant, the Loan Participants, the Indenture Trustee, the Lessor and the Trust Company.

“Payment Default” shall mean an event that with the giving of notice or the passage of time or both would become a Lease Event of Default under clause (a), (b) or (c) of Section 15 of the Lease.

“Permitted Investments” shall mean (1) obligations of the United States of America, or obligations fully guaranteed as to interest and principal by the United States of America; (ii) certificates of deposit issued by an Eligible Bank or interest-bearing insured accounts in an Eligible Bank; (iii) commercial paper, rated at least P-1 (or comparable rating) by Moody’s or at

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least A-1 (or comparable rating) by S&P; or (iv) a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to U.S. government obligations and U.S. agency obligations.

“Permitted Liens” shall mean (a) the respective rights and interests of the Lessor, the Lessee, the Owner Participant, the Indenture Trustee, and the Holders, as provided in the Operative Documents, (b) Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens, (c) Liens for Taxes either not delinquent or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Platform, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, (d) except for liens described in clause (j), materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business, or arising in the course of constructing, repairing, equipping or installing, modifying or expanding the Platform or any part thereof, which in each case are (A) for amounts either not past due or being contested in good faith and by appropriate proceedings, or (B) bonded for not less than the full amount in dispute (or as to which security arrangements reasonably satisfactory to the Lessor have been made), which bond (or such other security arrangement) complies with all applicable Governmental Rules and has effectively stayed any execution or enforcement of such Lien, provided that such Liens shall only be permitted so long as such proceedings or dispute do not involve any material danger of the sale, forfeiture or loss of any part of the Platform, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of interference with the payment of Rent; provided further that, with respect to Liens described in this clause (d) existing as of the Closing Date, such Liens shall constitute “Permitted Liens” only if the aggregate amount of all obligations secured by such Liens shall not be more than $1,000,000, (e) Liens arising out of judgments or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith so long as such judgment, award or appeal has been bonded in accordance with the rules of the appropriate court and does not involve any material danger of the sale, forfeiture or loss of any part of the Platform, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, (f) the rights and interests of any Governmental Authority of the United States pursuant to the Federal Leases, (g) Liens for current crew’s wages, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by the Lessee or the operator, agent or master of the Platform which in each case are (A) unclaimed or covered by insurance or (B) for amounts either not past due or being contested in good faith and by appropriate proceedings or (C) bonded for not less than the full amount in dispute (or as to which security arrangements reasonably satisfactory to the Lessor and a Majority in Interest of Holders of Notes have been made), which bond (or such other security arrangement) complies with all applicable Governmental Rules and has effectively stayed any execution or enforcement of such Lien, so long as such proceedings or dispute do not involve any material danger of the sale, forfeiture or loss of any part of the Platform, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, and (h) Liens (other than those described in clause (d) above) which, under the laws of Louisiana, take priority over a duly registered first mortgage and which are for amounts either not past due or being contested in good faith and by appropriate proceedings or are bonded for not less than the full amount in dispute (or as to which security arrangements reasonably satisfactory to the Lessor and a Majority in Interest of Holders of Notes

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have been made), which bond (or such other security arrangement) complies with all applicable Governmental Rules and has effectively stayed any execution or enforcement of such Lien, so long as such proceedings or dispute do not involve any material danger of the sale, forfeiture or loss of any part of the Platform, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (i) Liens, assignments and subleases permitted by Section 14 of the Lease and the rights of any sublessee or any sublessor under any sublease permitted by Section 14 of the Lease, and (j) the Joint Operating Agreement and the rights of the Operator, and the rights of its successors, assigns or mortgagees (provided that nothing in this clause (j) shall permit the Lessee to grant or suffer to exist any Lien on the Undivided Interest other than (1) the rights and Cross-Liens (as defined in Section 6 of the Consent and Agreement), if any not to exceed, in the aggregate, $1,000,000 outstanding at any time for the Undivided Interest or (2) Liens described elsewhere in this definition).

“Person” shall mean any individual, partnership, limited liability company, corporation, trust, unincorporated association, joint venture, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Lessee, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Platform” shall mean the property as described in Exhibit A to the Lease under the heading “Platform” (and any replacement Platform pursuant to the terms of Section 12 of the Lease) and all other property installed or located therein and all assets from time to time included or incorporated therein.

“Platform Relocation Conditions” shall mean : (a) the Front Runner Reserves are depleted such that the costs of continued use of the Platform at such location exceed the revenue generated therefrom; (b) the location to which the Platform is proposed to be moved (the “Proposed Location”) provides the Lessor the same or better economic rights with respect to the Undivided Interest than as existed in respect of the Front Runner Reserves as of the Closing Date; (c) the Lessee shall have provided a bond or other collateral satisfactory to each Participant securing all of its costs and obligations with respect to the relocation and commencement of operation of the Platform at the Proposed Location; (d) the Proposed Location shall be located on the Outer Continental Shelf (within the meaning of Section 2 of the Outer Continental Shelf Lands Act, as amended and supplemented, (43 U.S.C. 1331)); (e) a reserve engineer’s report reasonably acceptable to the Lessor shall be provided to the Lessor indicating that the expected output from the Hydrocarbon reserves at the Proposed Location is equal to or greater than the Front Runner Reserves as of the Closing Date; and (f) the Joint Operating Agreement with respect to the Proposed Location shall be recorded in accordance with prudent industry practice.

“Pledge Agreement” shall mean the Pledge Agreement dated as of June 17, 2005 between the Guarantor and the Lessor.

“Pledged JOA Rights” shall have the meaning specified in the Recitals to the Indenture.

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“Preferred Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock or their equivalents, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

“Preliminary Notice” shall have the meaning specified in Section 5.3 of the Lease.

“Prepaid Rent” shall have the meaning specified in Section 3.8 of the Lease.

“Pricing Assumptions” shall mean the pricing assumptions set forth on Schedule 2 to the Participation Agreement.

“Production Handling Agreement” shall mean the Production Handling Agreement dated as of June 17, 2005 between the Guarantor and the Lessee.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, corporeal or incorporeal, movable or immovable.

“PTE” shall have the meaning specified in Section 7.1(a) to the Participation Agreement.

“Purchase Price” shall have the meaning specified in Section 6.1(b) of the Lease.

“Purchase Redemption Date” shall have the meaning specified in Section 3.02(c) of the Indenture.

“Redemption Date” shall mean the date on which the Notes are to be redeemed pursuant to Section 3.02 or 3.06 of the Indenture, as the case may be.

“Redemption Price” shall have the meaning specified in Section 3.10 of the Indenture.

“Refunding Indenture” shall have the meaning specified in Section 3.05 of the Indenture.

“Refunded Notes” shall have the meaning specified in Section 15.1 of the Participation Agreement.

“Refunding Notes” shall have the meaning specified in Section 15.1 of the Participation Agreement.

“Release” shall mean the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the environment of any Hazardous Material through or in the air, soil, surface water or groundwater, provided that the presence of Hydrocarbons within any portion of the Platform designed to produce, pump, process, store, treat, refine or transport Hydrocarbons shall not be considered a Release.

“Relevant Amendment” shall have the meaning specified in Section 3.04 of the Indenture.

“Relevant Beneficial Interest Purchase Amendment” shall have the meaning specified in Section 3.08(c) of the Indenture.

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“Relevant Beneficial Interest Purchase Date” shall have the meaning specified in Section 3.08 of the Indenture.

“Relevant Date” shall have the meaning specified in Section 3.04 of the Indenture.

“Relevant Date Supplement” shall have the meaning specified in Section 3.04 of the Indenture.

“Remedial Action” shall mean actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the environment in compliance with Environmental Laws and Environmental Permits, (ii) prevent the Release, threatened Release or further Release or minimize the further Release of Hazardous Materials in compliance with Environmental Laws and Environmental Permits, or (iii) investigate and determine if a remedial response is needed, and, if so, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care in compliance with Environmental Laws and Environmental Permits.

“Renewal Period” shall have the meaning specified in Section 5.1 of the Lease.

“Renewal Term” shall mean any Fair Market Renewal Term.

“Rent” shall mean, collectively, Base Rent and Supplemental Rent.

“Rental Period” shall mean that period from, and including, the date so specified in Schedule 1 to the Lease (as in effect from time to time) to, and including the date next following such date so specified in Schedule 1 to the Lease (as in effect from time to time.)

“Replacement Component” shall mean a replacement to any Component or Replacement Component.

“Replacement Guaranty” shall have the meaning specified in Section 3.04(d) of the Indenture.

“Replacement Letter of Credit” shall mean an Acceptable Letter of Credit.

“Replacement Period” shall have the meaning specified in the proviso of Section 12.2(a) of the Lease.

“Request” shall have the meaning specified in Section 2.08(b) of the Indenture.

“Required Modification” shall have the meaning set forth in Section 11.3 of the Lease.

“Responsible Officer”, when used with respect to the Lessor Trustee or the Indenture Trustee, shall mean an officer in its corporate trust administration department, and for the Lessor, the corporate trust administration department of the Lessor Trustee (or any successor group of the Lessor Trustee or the Indenture Trustee, as the case may be) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

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“Restricted Securities” shall have the meaning specified in Section 2.12 of the Indenture.

“Restricted Securities Legend” shall have the meaning specified in Section 2.12 of the Indenture.

“Return Engineer” shall mean an individual who: (i) is independent of the Owner Participant and the Lessee, (ii) has not less than five years of documented experience in the construction, operation, maintenance, survey or inspection of floating offshore facilities (including at least two years experience as an independent surveyor or inspector for the hull and topsides of floating facilities), and (iii) possesses at least a Bachelors Degree in a relevant engineering discipline.

“Return Environmental Consultant” shall mean an individual who: (i) is independent of the Owner Participant and the Lessee, (ii) has not less than five years of documented experience in the environmental review and auditing of floating offshore facilities, and (iii) possesses at least a Masters Degree in environmental science or a relevant scientific or engineering discipline.

“Revenues” shall mean, for any period and with respect to the Undivided Interest and the Guarantor’s Working Interest, all income from the sale of Hydrocarbons produced from the Guarantor’s Working Interest, including revenues from business interruption insurance proceeds or contingent business interruption insurance proceeds, in each case calculated in accordance with GAAP; provided, however, that Revenues shall not include any casualty insurance proceeds, condemnation proceeds, awards arising out of litigation or similar proceedings, or the proceeds of any permitted indebtedness or asset sales (other than the sale of Hydrocarbons).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors and assigns and, if Standard & Poor’s Ratings Group and its successors and assigns no longer issue securities ratings, the term “S&P” shall include any other Person that issues internationally accepted securities ratings designated by the Lessee in a written notice to the Owner Participant and acceptable to the Owner Participant and, upon the inclusion in this definition of such other Person, each reference in the Operative Documents to a rating issued by S&P shall be deemed automatically replaced with a reference to the comparable rating issued by such Person.

“SEC” shall mean the Securities and Exchange Commission.

“Second JOA Amendment” shall mean the Second Amendment to the Front Runner Prospect Joint Operating Agreement Outer Continental Shelf-Gulf of Mexico, dated as of June 17, 2005, among the Guarantor, Lessee, the Lessor, the Indenture Trustee, Murphy and Dominion.

“Section 467 Loan” has the meaning given such term in Section 3.1 of the Lease.

“Section 467 Loan Balance” has the meaning given such term in Section 3.1 of the Lease.

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“Securities Act” shall mean the Securities Act of 1933.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934.

“Services Agreement” shall mean the Services Agreement dated as of June 17, 2005 between the Guarantor and the Lessee.

“Severable Modification” shall mean any Modification to the Platform permitted under the Lease which can be readily removed from the Platform without causing material damage to the Platform.

“SG Commitment Letter” shall mean that certain commitment letter dated as of December 6, 2004, as amended by a letter dated as of June 16, 2005, between the Guarantor and Société Générale.

“Significant Lease Default” shall mean a Bankruptcy Default or a Payment Default.

“Source” shall have the meaning specified in Section 7 to the Participation Agreement.

“Special Refunding Indenture” shall have the meaning specified in Section 3.05(b)(iii) of the Indenture.

“Spinnaker Exploration Company” shall mean Spinnaker Exploration Company, a public Delaware corporation and the managing member of the Guarantor.

“Subsidiary” of any Person shall mean any corporation, association, limited liability company or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof (without regard to the occurrence of any contingency) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (within the meaning of this definition) of that Person, or a combination thereof.

“Supplemental Financing” shall mean any financing of the Lessor’s Share of the cost of any Modification to the Platform pursuant to Section 14 of the Participation Agreement.

“Supplemental Rent” shall mean (i) any and all amounts, liabilities and obligations (other than Base Rent) which the Lessee assumes or agrees to pay to or on behalf of the Lessor, the Lessor Trustee, the Owner Participant, any OP Guarantor, the Trust Company, each Loan Participant, the Indenture Trustee or any other Person (including any Indemnitee) under any Operative Document, including, without limitation, any payments of indemnification, Base Termination Value (and any Section 467 Loan Balance payable in connection therewith), Termination Value or Swap Breakage Amount and (ii) any amounts which are expressed in the Indenture to be payable at the Lessee’s expense, including amounts payable under Section 5.15 of the Indenture.

“Support Agreement” shall mean the Support Agreement dated as of June 17, 2005 between the Lessor and the Lessee.

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“Support Term” shall have the meaning specified in Section 3(b) of the Support Agreement.

“Swap Agreement” shall have the meaning specified in Section 17.15 of the Participation Agreement.

“Swap Breakage Amount” shall mean an amount computed by the Loan Participant (or its Affiliate) as if the Loan Participant (or its Affiliate) had entered into a hypothetical swap transaction with the Lessee in respect of the Loan Participant’s Note, the terms of which are as follows:

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated in this deemed Confirmation. In the event of any inconsistency between those definitions and provisions and this deemed Confirmation this deemed Confirmation will govern.

Effective Date: Closing Date.

Termination Date: April 21, 2013.

Fixed Amounts:

Fixed Rate Payer: Lessee.

Fixed Rate Payer Payment Dates: As set forth in the column entitled “Installment Payment Date” in the Amortization Schedule attached to such Loan Participant’s Note.

Fixed Rate Notional Amount: As set forth opposite each Installment Payment Date in the column entitled “Balance” in the Amortization Schedule attached to such Loan Participant’s Note.

Fixed Rate Day Count Fraction: 30/360 (unadjusted).

Fixed Rate: 6.78%.

Floating Amounts:

Floating Rate Payer: Loan Participant (or its Affiliate).

Floating Rate Payer Payment Dates: As set forth in the column entitled “Installment Payment Date” in the Amortization Schedule attached to such Loan Participant’s Note.

Floating Note Notional Amount: As set forth opposite each Installment Payment Date in the column entitled “Balance” in the Amortization Schedule attached to such Loan Participant’s Note.

Floating Rate Day Count Fraction: Actual/360.

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Floating Rate for initial Calculation Period: 3.63%.

Floating Rate Option: USD-LIBOR-BBA.

Designated Maturity: Three month.

Reset Dates: The first day of each Calculation Period.

Compounding: Inapplicable.

Business Day Convention: Modified Following (but with interest calculated through January 21, April 21, July 21 and October 21, as the case may be, regardless of whether or not such dates are Business Days).

The Swap Breakage Amount, if any, to be paid, by the Lessee to the Loan Participant (or its Affiliate) under the Operative Documents, shall not be a negative number and will be computed by the Loan Participant (or its Affiliate) in accordance with the provisions of Section 6 (e) (i) (3) of the form of the 1992 Master Agreement (Multicurrency - Cross Border) published by the International Swaps and Derivatives Association, Inc., with the Lessee being the Defaulting Party.

“Tax” and “Taxes” shall have the respective meanings specified in Section 12.2(a)(2) of the Participation Agreement.

“Tax Affiliate” shall mean an Affiliate of any corporation related to the Lessee (within the meaning of Section 318 of the Code), or any shareholder of the Lessee.

“Tax Claim” shall have the meaning specified in Section 12.2(e) of the Participation Agreement.

“Tax Indemnitee” shall mean the Lessor, the Trust Company, the Lessor Trustee, the Owner Participant, any OP Guarantor, the Indenture Trustee (both in its individual capacity and in its trust capacity) and the Loan Participants, and their respective Affiliates, officers, directors, agents, employees and servants.

“Tax Indemnity Agreement” shall mean the Tax Indemnity Agreement dated as of June 17, 2005 between the Owner Participant and the Lessee.

“Termination Date” shall have the meaning specified in Section 7.2 of the Lease.

“Termination Redemption Date” shall have the meaning specified in Section 3.02(b) of the Indenture.

“Termination Value” as of any Termination Value Determination Date during the Initial Lease Term shall mean an amount equal to the product of (i) the Lessor’s Cost multiplied by (ii) the Termination Value Percentage set forth opposite such date in Schedule 2 to the Lease, as adjusted pursuant to Section 4 of the Lease and thereafter, if an option to renew is in effect, as modified pursuant to Section 5.4 of the Lease. Notwithstanding anything in the Operative

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Documents to the contrary, Termination Value shall be, under any circumstances and in all events, not less than an amount that shall comply with the requirements of Sections 3.5 and 4.2 of the Lease. For the avoidance of doubt, Termination Value as of each Termination Value Determination Date is equal to the Base Termination Value as of such date increased by the Lessee Section 467 Loan Balance as of such date and decreased by the Lessor Section 467 Loan Balance as of such date. Any increase referred to in the previous sentence shall be treated as, and shall constitute, a payment of deferred Base Rent, and any decrease referred to in the previous sentence shall be treated as, and shall constitute, a refund of prepaid Base Rent.

“Termination Value Determination Date” shall mean the applicable date set forth in Schedule 2 to the Lease.

“Termination Value Percentages” shall mean the percentages set forth under the caption “Termination Value Percentages” in Schedule 2 to the Lease.

“Transaction Expenses” shall mean the following fees, expenses, disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby on the Closing Date: (i) the reasonable fees and expenses (including, without limitation, document production, copying and distribution expenses) of special counsel to the Owner Participant; (ii) the reasonable fees and expenses (including, without limitation, document production, copying and distribution expenses) of special counsel to the Loan Participants; (iii) the reasonable fees and expenses of special local counsel to the Participants; (iv) the initial fees and expenses of the Lessor Trustee and the Indenture Trustee and the reasonable fees and expenses of their respective counsel; (v) the reasonable out-of-pocket fees and expenses of the Owner Participant, any OP Guarantor and the Lessor (including any fees and expenses incurred in connection with the formation of the Owner Participant and/or the Lessor and including computer pricing and travel expenses); (vi) the debt placement fees payable to the Debt Placement Agent as outlined in Exhibit A to the Fee Letter Agreement; (vii) the costs, fees and expenses of the Loan Participant (and its affiliate, Société Générale) as set forth in the SG Commitment Letter; (viii) the fees and expenses of the Appraiser and the Insurance Consultant; (ix) any mortgage registration or similar tax paid in connection with recordation of the Lease and the Indenture; and (x) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements described in the Participation Agreement or required pursuant to the provisions of any other Operative Document.

“Transferee” shall have the meaning specified in Section 13.2 of the Participation Agreement.

“Treasury Regulations” shall mean the temporary, final or proposed income tax regulations issued, published or promulgated under the Code by the United States Department of the Treasury.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement, dated June 15, 2005, between the Owner Participant and the Trust Company.

“Trust Company” shall mean Wilmington Trust Company, in its individual capacity.

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“Trust Estate” shall have the meaning specified in Section 3.2 of the Trust Agreement.

“Trust Expenses” shall have the meaning specified in Section 8.1 of the Trust Agreement.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, the State of Louisiana or the State of Delaware, as applicable, or in any other applicable jurisdiction.

“Undivided Interest” shall mean the Lessor’s 25% undivided interest in the Platform.

“Undivided Interest Percentage” shall mean a percentage equal to the Lessor’s 25% undivided interest in the Platform.

“United States Person” shall have the meaning specified in the Code.

“Working Interest” shall have the meaning specified in Section 2.45 of the Joint Operating Agreement.

“Working Interest Purchase Option” shall have the meaning specified in Section 10.23 of the Participation Agreement.

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